Exhibit 10.3
EXECUTION VERSION

Fourth Amended and Restated
Credit Agreement
Dated as of July 29, 2026,
among
StoneX Commodity Solutions LLC,
The Guarantors from time to time parties hereto,
The Lenders from time to time parties hereto,
and
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Administrative Agent, Swingline Lender and L/C Issuer

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Sole Lead Arranger
and Sole Active Book Runner,
and
BANK OF MONTREAL, CHICAGO BRANCH AND WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agents

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TABLE OF CONTENTS

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SCHEDULES
SCHEDULE 1     Revolving Commitments and Uncommitted Amount
SCHEDULE 5.1    Qualified Commodities
SCHEDULE 5.1(A)    Eligible Billed Receivables (Insured or Investment Grade)
SCHEDULE 5.1(B)    Non-Investment Grade Counterparties
SCHEDULE 5.1(C)    Mexican Eligible Commodity Counterparties
SCHEDULE 5.1(D)    Forward Contract Equity (Contract Rolls)
SCHEDULE 5.1(E)    Forward Contract Equity (Delivery Date)
SCHEDULE 6.2    Borrower Subsidiaries
SCHEDULE 6.5    Financial Information SCHEDULE 8.30    Post-Closing Requirements
EXHIBITS
EXHIBIT A    Notice of Borrowing
EXHIBIT B    Notice of Continuation/Conversion
EXHIBIT C    Revolving Note
EXHIBIT D    Compliance Certificate
EXHIBIT E    Additional Guarantor Supplement
EXHIBIT F    Assignment and Acceptance
EXHIBIT G    Borrowing Base Certificate
EXHIBIT H    Increase Request
EXHIBIT I    Letter of Credit Request
EXHIBIT J    Customs Broker / Freight Forwarder / Carrier Agency Agreement

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FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
This Fourth Amended and Restated Credit Agreement is entered into as of July 29, 2026 by and among STONEX COMMODITY SOLUTIONS LLC, a Delaware limited liability company (the “Borrower”), STONEX GROUP INC., a Delaware corporation (“Holdings”), the other Borrower Subsidiaries (as hereinafter defined), as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.
PRELIMINARY STATEMENT
WHEREAS, the Borrower and the Guarantors are party to that certain Third Amended and Restated Credit Agreement, dated as of July 28, 2022, by and among the Borrower, the Guarantors, the lenders party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”); and WHEREAS, the Borrower hereby requests that certain amendments be made to the Existing Credit Agreement and, for the sake of clarity and convenience, that the Existing Credit Agreement be restated as so amended.
NOW, THEREFORE, in consideration of the recitals set forth above, which by this reference is incorporated into this Agreement set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and subject to the terms and conditions hereof and on the basis of the representations and warranties herein set forth, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree that upon satisfaction or waiver of the conditions precedent to the initial Credit Event hereinafter set forth, the Existing Credit Agreement and all of the Exhibits and Schedules thereto shall be amended and as so amended shall be restated in their entirety to read as follows:
SECTION 1.THE CREDIT FACILITIES.
Section 1.1Commitments.
(a)Revolving Loans. Subject to the terms and conditions hereof, (i) each Lender with a Revolving Commitment, by its acceptance hereof, severally agrees to make revolving loans (individually a “Committed Revolving Loan” and collectively for all such Lenders the “Committed Revolving Loans”) in U.S. Dollars to the Borrower from time to time on a revolving basis under the Committed Facility up to the amount of such Lender’s Revolving Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date, and (ii) each Lender with an Uncommitted Amount, by its acceptance hereof, severally agrees on an UNCOMMITTED AND ABSOLUTELY DISCRETIONARY basis to consider making revolving loans (individually an “Uncommitted Revolving Loan” and collectively for all such Lenders the “Uncommitted Revolving Loans”; together with the Committed Revolving Loans, the “Revolving Loans”) in U.S. Dollars to the Borrower from time to time on a revolving basis under the Uncommitted Facility up to the amount of such Lender’s Uncommitted Amount, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. NO LENDER SHALL HAVE ANY COMMITMENT OR OBLIGATION TO MAKE ANY UNCOMMITTED REVOLVING LOAN UNLESS AND UNTIL SUCH LENDER AFFIRMATIVELY COMMITS, OR IS DEEMED TO HAVE COMMITTED PURSUANT TO SECTION 1.4(D), TO SUCH REQUESTED BORROWING. The Total
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Revolving Credit Exposure (x) shall not, at any time, exceed the lesser of (i) the Maximum Amount in effect at such time and (ii) the Borrowing Base as then determined and computed and (y) under any Applicable Facility, the Revolving Credit Exposure shall not at any time exceed the aggregate Revolving Commitments or Uncommitted Amounts, as applicable, under such Applicable Facility. Each Borrowing of Revolving Loans under an Applicable Facility shall be made ratably by the Lenders participating in such Applicable Facility in proportion to their respective Revolver Percentages for such Applicable Facility. As provided in Section 1.4(a) hereof, the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or SOFR Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof.
(b)Swingline Loans. (i) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, Swingline Lender agrees to make Swingline Loans to Borrower from time to time before the Termination Date under the Committed Facility and agrees, on an UNCOMMITTED AND ABSOLUTELY DISCRETIONARY basis, to consider making Swingline Loans to Borrower from time to time before the Termination Date under the Uncommitted Facility, in an aggregate principal amount at any time outstanding that will not result in (x) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000, (y) the Total Revolving Credit Exposure exceeding the lesser of (1) the Maximum Amount and (2) the Borrowing Base as reflected in the most recently delivered Borrowing Base Certificate or (z) the Revolving Credit Exposure under the Applicable Facility exceeding the aggregate Revolving Commitments or Uncommitted Amounts, as applicable, under such Applicable Facility; provided that after giving effect to any Swingline Loan, the Revolving Credit Exposure of any Lender under the Applicable Facility shall not exceed such Lender’s Revolving Facility Amount for such Applicable Facility, and provided, further that, for the avoidance of doubt, Borrower may request a Swingline Loan to refinance an outstanding Swingline Loan. No Swingline Loan shall have a tenor that exceeds five (5) Business Days following the requested date of such Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay, and reborrow Swingline Loans. Swingline Loans shall constitute usage of the Revolving Facility Amount of each Lender under the Applicable Facility pro rata in an amount equal to its Revolver Percentage of the Swingline Exposure then outstanding under such Applicable Facility; provided that, with respect to any Swingline Loan under the Uncommitted Facility, no Declining Lender shall be required to have such Swingline Loan constitute usage of its Revolving Facility Amount if such Declining Lender's Declining Lender Notice became effective before such Swingline Loan was made.
(i)Notice of Swingline Loans by Borrower. To request a Swingline Loan, Borrower shall notify Administrative Agent and the applicable Swingline Lender of such request in writing, not later than 1:00 pm, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested Applicable Facility, the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and the requested date of repayment of such Swingline Loan (each such date a “Swingline Loan Maturity Date”). If the limitations set forth in the first sentence of Section 1.1(b)(i) and all applicable conditions set forth in Section 7 have been satisfied, (x) Administrative Agent will promptly advise the applicable Swingline Lender of any such notice received from Borrower and whether such limitations and conditions have been satisfied and (y) subject to its receipt of (and only if it shall have received) the notice from the Administrative Agent in clause (x) above that such limitations and conditions have been satisfied, the applicable Swingline Lender shall make each Swingline Loan available to Borrower to an account of the Borrower specified in the request by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
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(ii)Participations by Lenders in Swingline Loans. Immediately upon the making of a Swingline Loan by Swingline Lender under an Applicable Facility, and without any further action on the part of Swingline Lender or the Lenders, Swingline Lender hereby grants to each Lender participating in such Applicable Facility, and each such Lender hereby acquires from Swingline Lender, a participation in such Swingline Loan equal to such Lender’s Revolver Percentage of such Swingline Loan for such Applicable Facility; provided that, with respect to any Swingline Loan under the Uncommitted Facility, no Declining Lender shall be required to acquire or fund any participation in such Swingline Loan if such Declining Lender’s Declining Lender Notice became effective before such Swingline Loan was made. Swingline Lender may, by written notice given to Administrative Agent not later than 2:00 p.m., New York City time, on any Business Day require the applicable Lenders to fund such participations in all or a portion of the Swingline Loans outstanding. Such notice to Administrative Agent shall specify the aggregate amount of Swingline Loans in which the applicable Lenders will fund such participation. Promptly upon receipt of such notice, Administrative Agent will give notice thereof to each applicable Lender, specifying in such notice each applicable Lender’s Revolver Percentage of such Swingline Loan or Loans. Each applicable Lender hereby absolutely, unconditionally and irrevocably agrees, within one Business Day after receipt of notice as provided in this Section 1.1(b)(iii), to pay to Administrative Agent, for the account of Swingline Lender, such Lender’s Revolver Percentage of such Swingline Loan or Loans. Each applicable Lender acknowledges and agrees that its obligation to acquire and fund participations in Swingline Loans pursuant to this Section 1.1(b)(iii) is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments or Uncommitted Amount, as applicable, and that each such payment shall be made without any offset, counterclaim, defense, abatement, withholding or reduction whatsoever. Each applicable Lender shall comply with its obligation under this Section 1.1(b)(iii) by wire transfer of immediately available funds, in the same manner as provided in Sections 1.4(d) and 1.4(e) with respect to Loans made by such Lender (and Sections 1.4(d) and 1.4(e) shall apply, mutatis mutandis, to the payment obligations of the applicable Lenders), and Administrative Agent shall promptly pay to Swingline Lender the amounts so received by it from the applicable Lenders. Administrative Agent shall notify Borrower of any participation in any Swingline Loan acquired pursuant to this Section 1.1(b)(iii), and thereafter payments in respect of such Swingline Loan shall be made to Administrative Agent and not to Swingline Lender. Any amounts received by Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to Administrative Agent. Any such amounts received by Administrative Agent shall be promptly remitted by Administrative Agent to the applicable Lenders that shall have made their payments pursuant to this Section 1.1(b)(iii) and to Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this Section 1.1(b)(iii) shall not relieve Borrower of any default in the payment thereof.
(iii)Payments Directly to Swingline Lender. Except as otherwise provided in Section 1.1(b)(iii), Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to Swingline Lender.
(iv)Replacement of Swingline Lender. A Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender or, in the event that after giving effect thereto there would be at least one Swingline Lender, a Swingline Lender may resign at any time by notice to the Borrower and the
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Administrative Agent. The Administrative Agent shall notify the Lenders of any such replacement or resignation of a Swingline Lender. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid interest and fees accrued for the account of the replaced or resigning Swingline Lender and repay all Swingline Loans made by such Swingline Lender. From and after the effective date of any such replacement or resignation references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context may require. After the replacement or resignation of a Swingline Lender hereunder, the replaced or resigning Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement.
(c)Letters of Credit. (i) General Terms. Subject to the terms and conditions hereof, as part of the Facilities, the L/C Issuer shall issue standby and commercial letters of credit (each a “Letter of Credit”) for the account of Borrower under the Committed Facility and shall, on an UNCOMMITTED AND ABSOLUTELY DISCRETIONARY basis, consider issuing, extending or increasing standby and commercial Letters of Credit for the account of Borrower under the Uncommitted Facility, in each case in an aggregate undrawn face amount up to the L/C Sublimit. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender participating in the Applicable Facility shall be obligated to reimburse the L/C Issuer for such Lender’s Revolver Percentage for such Applicable Facility of the amount of each drawing thereunder and, accordingly, Letters of Credit shall constitute usage of the Revolving Facility Amount of each Lender under the Applicable Facility pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding under such Applicable Facility; provided that no Declining Lender shall have any commitment or obligation to participate in any Letter of Credit issued, extended or increased under the Uncommitted Facility if such Declining Lender's Declining Lender Notice became effective before such Letter of Credit was issued, extended or increased.
(i)Applications. At any time before the Termination Date, the L/C Issuer shall, at the request of the Borrower and upon the receipt of an application duly executed by the Borrower for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”), issue one or more Letters of Credit in U.S. Dollars under the Applicable Facility, in a form satisfactory to the L/C Issuer in an aggregate undrawn face amount not to exceed the L/C Sublimit, with expiration dates no later than with respect to standby letters of credit, 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) and with respect to commercial letters of credit, ninety (90) days from the date of issuance; provided that the Borrower shall Cash Collateralize any Letter of Credit with an expiration date beyond the Termination Date in an amount not less than the Minimum Collateral Amount no later than five (5) Business Days prior to the Termination Date. Notwithstanding anything contained in any Application to the contrary: (A) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (B) except as otherwise provided herein (including in Section 1.6 or Section 1.13 or Section 9 hereof), unless an Event of Default exists, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (C) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, except as otherwise provided for in Section 1.4(c) hereof, the Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin for the Applicable Facility plus the Base Rate from time to time in effect (computed on the basis of a year of 360 days and the actual number
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of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, unless the Administrative Agent or the Required Lenders instruct the L/C Issuer otherwise, the L/C Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date: (A) the Revolving Commitments have been terminated, (B) a Default or an Event of Default exists and either the Administrative Agent or the Required Lenders (with notice to the Administrative Agent) have given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit, or (C) any Lender has become a Declining Lender and the Administrative Agent has determined that the automatic extension of such Letter of Credit would result in Fronting Exposure for the L/C Issuer and has instructed the L/C Issuer not to permit such extension. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 hereof and the other terms of this Section 1.1(c). At the request of the L/C Issuer, standby Letters of Credit issued to backstop an obligation of the Borrower, shall be Cash Collateralized in an amount not less than the Minimum Collateral Amount with respect to such Letters of Credit.
(ii)The Reimbursement Obligations. Subject to Section 1.1(c)(ii) hereof, the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon (New York time) on the date when each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 11:00 a.m. (New York time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 11:00 a.m. (New York time) on the date when such drawing is to be paid, by no later than 12:00 Noon (New York time) on the following Business Day, in immediately available funds at the Administrative Agent’s principal office in New York City, New York, or such other office as the Administrative Agent may designate in writing to the Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.1(c)(v) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.1(c)(v) below.
(iii)Obligations Absolute. The Borrower’s obligation to reimburse L/C Obligations as provided in subsection (iii) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (B) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (D) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred
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to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and nonappealable judgment), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(iv)The Participating Interests. Each Lender participating in the Applicable Facility (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Revolver Percentage for such Applicable Facility, in each Letter of Credit issued under such Applicable Facility by, and each Reimbursement Obligation owed to, the L/C Issuer; provided that, with respect to any Letter of Credit under the Uncommitted Facility, no Declining Lender shall be required to acquire or fund any participation in such Letter of Credit if such Declining Lender’s Declining Lender Notice became effective before such Letter of Credit was issued, extended or increased. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 1.1(c)(iii) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a request from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such request is received before 1:00 p.m. (New York time), or not later than 1:00 p.m. (New York time) the following Business Day, if such request is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Revolver Percentage for such Applicable Facility of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (A) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (B) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage for such Applicable Facility of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage thereof as a
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Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer under this Section 1.1(c) shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Revolving Commitment of any Lender, and each payment by a Participating Lender under this Section 1.1(c) shall be made without any offset, abatement, withholding or reduction whatsoever.
(v)Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages for the Applicable Facility, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 1.1(c)(vi) and all other parts of this Section 1.1(c) shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.
(vi)Manner of Requesting a Letter of Credit. The Borrower shall provide at least two (2) Business Days’ advance written notice (or such longer period if required by the Administrative Agent) to the Administrative Agent of each request for the issuance of a Letter of Credit. Such notice shall specify the Applicable Facility, shall be in the form attached hereto as Exhibit I and, in each case, shall be accompanied by an Application for such Letter of Credit properly completed and executed by the Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer and the Lenders under the Applicable Facility of the Administrative Agent’s receipt of each such notice and, with respect to any Letter of Credit requested under the Uncommitted Facility, shall include in such notice the amount of each such Lender’s proposed participation in the requested Letter of Credit. With respect to any Letter of Credit requested under the Uncommitted Facility, unless a Lender with an Uncommitted Amount has delivered a Declining Lender Notice that became effective before the proposed date of issuance, extension or increase of such Letter of Credit, such Lender shall be deemed to have approved such requested Letter of Credit if the L/C Issuer elects, in its sole discretion, to issue, extend or increase such Letter of Credit. The L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders. The L/C Issuer shall promptly notify the Administrative Agent and the Lenders under the Applicable Facility of the issuance of the Letter of Credit so requested.
(vii)Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement (A) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this
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Agreement with respect to Letters of Credit to be issued thereafter and (B) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context may require. After the replacement of a L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
Section 1.2Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender under an Applicable Facility shall bear interest on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a SOFR Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin for such Applicable Facility plus the Base Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
“Base Rate” means, at any time, the greatest of (a) the Prime Rate at such time, (b) 1/2 of 1.0% in excess of the Federal Funds Rate at such time, and (c) Term SOFR for a one-month tenor in effect at such time plus 1.0%; provided that in no event shall the Base Rate as so determined be less than 1.0%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or Term SOFR, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively. “Base Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Base Rate.
(a)SOFR Loans. Each SOFR Loan made or maintained by a Lender under an Applicable Facility shall bear interest during each Interest Period it is outstanding on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin for such Applicable Facility plus Term SOFR applicable for such Interest Period, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
(b)Swingline Loans. Each Swingline Loan shall bear interest on the unpaid principal amount thereof from the date such Swingline Loan is advanced until the earlier of maturity (whether by acceleration or otherwise) and the applicable Swingline Loan Maturity Date, at a rate per annum mutually agreed upon by the Borrower and the Swingline Lender with respect to each Swingline Loan at the time of the making of such Swingline Loan, payable by the Borrower on the applicable Swingline Loan Maturity Date and at maturity (whether by acceleration or otherwise).
(c)Rate Determinations; Computation. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The rates for the Base Rate or Term SOFR shall be determined by Administrative Agent, and such determination shall be conclusive absent manifest error.
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(d)Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and at the Termination Date; provided that (i) interest accrued pursuant to Section 1.7 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any SOFR Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion. The Borrower’s obligations under this Section shall survive the termination of the Revolving Commitments and the Uncommitted Amounts and the repayment of all other Obligations hereunder.
Section 1.3Minimum Borrowing Amounts; Maximum SOFR Loans. Each Borrowing of Base Rate Loans shall be in an amount not less than $200,000. Each Borrowing of SOFR Loans advanced, continued or converted shall be in an amount equal to $500,000 or such greater amount which is an integral multiple of $100,000, except Swingline Loans shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $100,000. Without the Administrative Agent’s consent, there shall not be more than ten (10) Borrowings of SOFR Loans outstanding hereunder at any one time; provided that, for the avoidance of doubt, this shall not include Swingline Loans.
Section 1.4Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by (other than with respect to Swingline Loans) no later than 11:00 a.m. (New York time): (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of SOFR Loans and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. Each notice of a new Borrowing shall specify the Applicable Facility for such Borrowing. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 1.3 hereof, a portion thereof, as follows: (i) if such Borrowing is of SOFR Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as SOFR Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into SOFR Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit A (Notice of Borrowing) or Exhibit B (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of SOFR Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into SOFR Loans must be given by no later than 11:00 a.m. (New York time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing, the Applicable Facility and, if such Borrowing is to be comprised of SOFR Loans, the Interest Period applicable thereto. Upon notice to the Borrower by the Administrative Agent or the Required Lenders (or, in the case of an Event of Default under Section 9.1(j) or 9.1(k) hereof with respect to the Borrower, without notice), no Borrowing of SOFR Loans shall be advanced, continued, or created by conversion if any Default or Event of Default then exists. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telecopy or
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other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.
(a)Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each applicable Lender under the Applicable Facility of any notice from the Borrower received pursuant to Section 1.4(a) above, the amount of such Lender’s Revolver Percentage of the requested Borrowing and, if such notice requests the applicable Lenders to make SOFR Loans, the Administrative Agent shall give notice to the Borrower and each applicable Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.
(b)Borrower’s Failure to Notify. If the Borrower fails to give notice pursuant to Section 1.4(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of SOFR Loans before the last day of its then current Interest Period within the period required by Section 1.4(a) and such Borrowing is not prepaid in accordance with Section 1.6(a), such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans under the same Applicable Facility. In the event the Borrower fails to give notice pursuant to Section 1.4(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 12:00 noon (New York time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the Applicable Facility for the related Letter of Credit on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.
(c)Disbursement of Loans. Not later than 2:00 p.m. (New York time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each applicable Lender under the Applicable Facility shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in New York, New York (or at such other location as the Administrative Agent shall designate); provided that, with respect to a Borrowing under the Uncommitted Facility, each Lender with an Uncommitted Amount that has not delivered a Declining Lender Notice that became effective before the applicable Borrowing Date shall be deemed to have approved such requested Borrowing and shall make the amount of its Revolver Percentage for the Uncommitted Facility available to the Administrative Agent; provided further that, Swingline Loans shall be made as provided in Section 1.1(b). The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at the Administrative Agent’s principal office in New York, New York (or at such other location as the Administrative Agent shall designate), by depositing or wire transferring such proceeds to the credit of the Borrower’s Designated Disbursement Account or as the Borrower and the Administrative Agent may otherwise agree.
(d)Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by an applicable Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 2:00 p.m. (New York time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, or unless the Administrative Agent shall have received a Declining Lender Notice from such Lender with respect to the Uncommitted Facility in accordance with this Agreement, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such
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Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.9 hereof so that the Borrower will have no liability under such Section with respect to such payment.
Section 1.5Maturity of Loans. Each Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Termination Date. Each Swingline Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the earlier of the Termination Date and each applicable Swingline Loan Maturity Date.
Section 1.6Prepayments. (a) Optional. The Borrower may prepay in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $200,000, (ii) if such Borrowing is of SOFR Loans, in an amount not less than $500,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.3 hereof remains outstanding) any Borrowing of SOFR Loans at any time upon three (3) Business Days prior notice by the Borrower to the Administrative Agent or, in the case of a Borrowing of Base Rate Loans, notice delivered by the Borrower to the Administrative Agent no later than 11:00 a.m. (New York time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any SOFR Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 1.9 hereof.
(a)Mandatory. (i) The Borrower shall, on each date the Revolving Commitments or Uncommitted Amounts are reduced pursuant to Section 1.10 hereof, prepay the Revolving Loans and Swingline Loans under the affected Applicable Facility and, if necessary, Cash Collateralize the L/C Obligations under the affected Applicable Facility in accordance with Section 1.13, by the amount, if any, necessary to reduce the sum of the aggregate principal amount of the Revolving Credit Exposures then outstanding under such Applicable Facility to the amount to which the Revolving Commitments or Uncommitted Amounts, as applicable, under such Applicable Facility have been so reduced.
(i)If at any time the Total Revolving Credit Exposure shall be in excess of the lesser of (i) the Maximum Amount in effect at such time and (ii) the Borrowing Base as then determined and computed (including, at the option of the Administrative Agent, daily computations of the Borrowing Base based upon Market Value of Eligible Commodities and the Net Hedging Value of Hedging Agreements), or if at any time the Revolving Credit Exposure under the Committed Facility exceeds the aggregate Revolving Commitments or the Revolving Credit Exposure under the Uncommitted Facility exceeds the aggregate Uncommitted Amounts, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, such prepayment to be applied to the Revolving Credit Exposure under each Applicable Facility pro rata based on the ratio of the Revolving Credit Exposure outstanding under such Applicable Facility to the Total Revolving Credit Exposure at such time (or, if the excess arises solely under one Applicable Facility, to the
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Revolving Credit Exposure under such Applicable Facility), with each such prepayment under each affected Applicable Facility first, to be applied to the Swingline Loans under such Applicable Facility until paid in full, second, to be applied on a pro rata basis to the Revolving Loans under such Applicable Facility until paid in full, with any remaining balance to be applied to Cash Collateralize the L/C Obligations under such Applicable Facility in accordance with Section 1.13 in an amount at least equal to the Minimum Collateral Amount.
(ii)Unless the Borrower otherwise directs, prepayments of Loans under this Section 1.6(b) shall be applied first to Borrowings of Swingline Loans until payment in full, second to Base Rate Loans until payment in full thereof with any balance applied to Borrowings of SOFR Loans in the order in which their Interest Periods expire, and, in each case, ratably among the applicable Lenders under the affected Applicable Facility in accordance with their respective Revolver Percentages for such Applicable Facility. Each prepayment of Loans under this Section 1.6(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any SOFR Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 1.9 hereof. Each prefunding of L/C Obligations shall be made in accordance with Section 9.4.
(b)Any amount of Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.
Section 1.7Default Rate. Notwithstanding anything to the contrary contained herein, (i) automatically at any time when an Event of Default under Section 9.1(a) has occurred and is continuing or if an Event of Default under Section 9.1(j) or Section 9.1(k) occurs with respect to the Borrower and (ii) at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, whenever any other Event of Default is continuing, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and Reimbursement Obligations, letter of credit fees and other amounts at a rate per annum equal to:
(a)for any Base Rate Loan, the sum of 2.0% plus the Applicable Margin for the Applicable Facility of such Loan plus the Base Rate from time to time in effect;
(b)for any SOFR Loan, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans under the Applicable Facility of such Loan plus the Base Rate from time to time in effect;
(c)for any Swingline Loan, the sum of 2.0% plus the rate of interest otherwise applicable to such Swingline Loan as agreed between the Borrower and the Swingline Lender pursuant to Section 1.2(d);
(d)for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 1.1(c) with respect to such Reimbursement Obligation;
(e)for any Letter of Credit, the sum of 2.0% plus the L/C Participation Fee due under Section 2.1(b) with respect to such Letter of Credit; and
(f)for any other amount owing hereunder not covered by clauses (a) through (e) above, the sum of 2.0% plus the Applicable Margin for the Applicable Facility, if any, plus the Base Rate from time to time in effect.
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Section 1.8Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(a)The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(b)The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
(c)Any Lender may request that its Loans be evidenced by a promissory note or notes in the form of Exhibit C (each, a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Commitment or Uncommitted Amount, as applicable. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 13.12) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.12, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.
Section 1.9Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any SOFR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:
(a)any payment, prepayment or conversion of a SOFR Loan on a date other than the last day of its Interest Period,
(b)any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a SOFR Loan, or to convert a Base Rate Loan into a SOFR Loan on the date specified in a notice given pursuant to Section 1.4(a) hereof,
(c)any failure by the Borrower to make any payment of principal on any SOFR Loan when due (whether by acceleration or otherwise), or
(d)any acceleration of the maturity of a SOFR Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive if reasonably determined.
Section 1.10Commitment Terminations. (a) Optional Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Commitments or reduce the Uncommitted Amounts, in each
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case without premium or penalty and in whole or in part, any partial termination or reduction to be (i) in an amount not less than $5,000,000 or such greater amount that is an integral multiple of $1,000,000, and (ii) allocated ratably among the Lenders under the affected Applicable Facility in proportion to their respective Revolver Percentages for such Applicable Facility; provided that no such termination or reduction shall be permitted to the extent that, after giving effect thereto and to any prepayments of Loans and Cash Collateralization of Letters of Credit under the affected Applicable Facility made on or before the effective date thereof, the Revolving Credit Exposure under such Applicable Facility would exceed the aggregate Revolving Commitments or Uncommitted Amounts, as applicable, under such Applicable Facility. Any termination or reduction of the Revolving Commitments or Uncommitted Amounts below the L/C Sublimit then in effect shall reduce the L/C Sublimit by a like amount. The Administrative Agent shall give prompt notice to each applicable Lender of any such termination or reduction.
(a)Any termination of the Revolving Commitments or reduction of the Uncommitted Amounts pursuant to this Section 1.10 may not be reinstated, except pursuant to Section 1.15.
Section 1.11Replacement of Lenders. In the event (a) the Borrower receives a claim from any Lender for compensation under Section 10.2 or 13.1 hereof, (b) the Borrower receives notice from any Lender of any illegality pursuant to Section 10.1 hereof, (c) any Lender is then a Defaulting Lender, (d) any Lender is then a Declining Lender, or (e) a Lender fails to consent to an amendment or waiver requested under Section 13.13 hereof at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause (a), (b), (c), (d) or (e) above being hereinafter referred to as an “Affected Lender”), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including all of its Revolving Commitments and Uncommitted Amounts and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Borrower; provided, further that, in the case of any Declining Lender, the Borrower shall require such Declining Lender to assign and delegate its rights and obligations under both the Uncommitted Facility (including its Uncommitted Amount and outstanding Loans and participation interests in Letters of Credit and Swingline Loans under the Uncommitted Facility) and the Committed Facility (including its Revolving Commitment and outstanding Loans and participation interests in Letters of Credit and Swingline Loans under the Committed Facility) to such Eligible Assignee; provided that:
(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.12;
(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in L/C Obligations and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 1.9 as if the Loans owing to it were prepaid rather than assigned) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 10.2 or payments required to be made pursuant to Section 13.1, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)such assignment does not conflict with applicable law; and
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(v)in the case of any assignment resulting from a Lender failing to consent to an amendment, waiver or consent, the applicable assignee shall have consented to the such amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 1.12Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders, Required Committed Lenders and Required Uncommitted Lenders.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.7 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 1.13; fourth, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 1.13; sixth, to the payment of any amounts owing to the Lenders, Swingline Lender or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Swingline Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.1 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with their Revolver Percentages of the Revolving
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Facility Amounts without giving effect to Section 1.12(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 1.12(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolver Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 1.13.
(C)With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans under an Applicable Facility shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolver Percentages for such Applicable Facility (calculated without regard to such Defaulting Lender’s Revolving Facility Amount under such Applicable Facility) but only to the extent that (x) the conditions set forth in Section 7.1 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Amount for such Applicable Facility. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to them hereunder or under law, first prepay Swingline Loans under the affected Applicable Facility in an amount equal to the Swingline Lender’s Fronting Exposure with respect to such Applicable Facility and second, Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Applicable Facility in accordance with the procedures set forth in Section 1.13.
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(a)Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swingline Lender and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders under each Applicable Facility or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Swingline Loans and Letters of Credit under each Applicable Facility to be held pro rata by the Lenders in accordance with their respective Revolver Percentages for such Applicable Facility (without giving effect to Section 1.12(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(b)New Letters of Credit/Swingline Loans. So long as any Lender is a Defaulting Lender, (i) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto and (ii) Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan.
Section 1.13Cash Collateral for Fronting Exposure. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 1.12(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuers, and agree to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 1.13 or Section 1.12 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 1.13(c) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and each L/C Issuer
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that there exists excess Cash Collateral; provided that, subject to Section 1.13, the Person providing Cash Collateral and each L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower or any other Loan Party, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
Section 1.14Election of Approving Lenders to Continue Funding Under the Uncommitted Facility. If the Administrative Agent receives a Declining Lender Notice from any Lender with an Uncommitted Amount, indicating that for reasons other than a Default or Event of Default or failure to satisfy any condition set forth in Section 7, such Lender has elected not to fund or participate in Credit Extensions under the Uncommitted Facility going forward, such Lender shall be a “Declining Lender.” Any Declining Lender Notice received by the Administrative Agent prior to 10:00 a.m. New York City time on any Business Day shall be effective with respect to such Declining Lender on the immediately succeeding Business Day, and any Declining Lender Notice received after such time or on a day that is not a Business Day shall be deemed received on the immediately succeeding Business Day and shall be effective on the Business Day immediately following such deemed receipt. The Administrative Agent shall promptly notify the Borrower and the remaining Lenders with Uncommitted Amounts of any Declining Lender Notice.
(a)On and after the effectiveness of any Declining Lender Notice, the remaining Lenders with Uncommitted Amounts that are deemed to continue funding and participating in Credit Extensions under the Uncommitted Facility, together with any New Lenders approved by the Administrative Agent, the L/C Issuer, the Swingline Lender and such New Lender, shall be “Approving Lenders.” Future Credit Extensions under the Uncommitted Facility shall be made or participated in by the Approving Lenders, and not by Declining Lenders, in accordance with their adjusted Revolver Percentages for the Uncommitted Facility as determined by the Administrative Agent.
(b)Any Uncommitted Amount of a Declining Lender that is not assumed, in whole or in part, by an Approving Lender shall reduce the Maximum Amount and the Uncommitted Facility dollar for dollar, and the Administrative Agent shall determine the new Revolver Percentages of the Approving Lenders in the Uncommitted Facility. Notwithstanding the foregoing, any Declining Lender shall remain obligated to fund its participation in any Letter of Credit or Swingline Loan issued or made before the effectiveness of such Declining Lender Notice, including any Revolving Loan required to be made in respect of such Letter of Credit or Swingline Loan.
Section 1.15Increase in Commitments. The Borrower may, on any Business Day prior to the Termination Date, with the written consent of the Administrative Agent, increase the aggregate amount of the Facilities by delivering an Increase Request substantially in the form attached hereto as Exhibit H (or in such other form acceptable to the Administrative Agent) to the Administrative Agent at least ten (10) Business Days prior to the desired effective date of such increase (the “Revolver Increase”) identifying an additional Lender (or additional Revolving Commitments or Uncommitted Amounts for an existing Lender) and the amount of its Revolving Commitments or Uncommitted Amounts, as applicable; provided, however, that:
(a)the aggregate amount of the Facilities after giving effect to each Revolver Increase shall not exceed $450,000,000 in the aggregate, and any such Revolver Increase shall be in an amount not less than $10,000,000 with integral multiples of $1,000,000 in excess thereof (or such lesser amount then agreed to by the Administrative Agent);
(b)no Default or Event of Default shall have occurred and be continuing at the time of the request or the effective date of the Revolver Increase; and
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(c)each of the representations and warranties set forth in Section 6 and in the other Loan Documents shall be and remain true and correct on the effective date of such Revolver Increase, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date.
The effective date of the Revolver Increase shall be agreed upon by the Borrower and the Administrative Agent. Upon the effectiveness thereof, Schedule 1 shall be deemed amended to reflect the Revolver Increase and each new Lender (and/or, if applicable, each existing Lender providing any portion of such Revolver Increase) shall, to the extent applicable, advance Revolving Loans in an amount sufficient such that after giving effect to its Revolving Loans each Lender shall have outstanding its Revolver Percentage of all Loans outstanding under the Applicable Facility. It shall be a condition to such effectiveness that (A) if any SOFR Loans are outstanding on the date of such effectiveness, such SOFR Loans shall be deemed to be prepaid on such date and the Borrower shall pay any amounts owing to the Lenders pursuant to Section 1.9 and (B) the Borrower shall not have terminated any portion of any Revolving Commitment or reduced any Uncommitted Amount pursuant to Section 1.10. The Borrower agrees to pay the expenses of the Administrative Agent (including reasonable attorney’s fees) relating to any Revolver Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Revolving Commitment or Uncommitted Amount and no Lender’s Revolving Commitment or Uncommitted Amount shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Revolving Commitment or Uncommitted Amount.
Section 1.16Alternate Rate of Interest.
(a)Alternate Rate of Interest. Subject to Section 1.17, if prior to the commencement of any Interest Period for a Borrowing of SOFR Loans:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (x) adequate and reasonable means do not exist for ascertaining Term SOFR or (y) Term SOFR cannot be determined pursuant to the definition thereof; or
(ii)if the Administrative Agent is advised by Lenders comprising the Required Lenders that Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) a notice from the Borrower received pursuant to Section 1.4(a) that requests the conversion of any Revolving Loan to, or continuation of any Revolving Loan as, a SOFR Loan shall be ineffective, (B) if any notice from the Borrower received pursuant to Section 1.4(a) requests a SOFR Loan, such Borrowing shall be made as a Base Rate Loan and (C) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.
Section 1.17Benchmark Replacement Setting.
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(a)Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 1.17(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 1.17(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.17.
(d)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR
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Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
(f)In connection with the use, administration of, or conventions associated with, Term SOFR and the Term SOFR Reference Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will reasonably promptly notify the Borrower and the Lenders of the effectiveness of any such Conforming Changes.
(g)Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the continuation of, administration of, submission of, calculation of, or any other matter related to “Base Rate”, “SOFR”, “Term SOFR” and the “Term SOFR Reference Rate” any component definition thereof or rates referenced in the definition thereof or any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, (i) any then-current Benchmark or any Benchmark Replacement, (ii) any alternative, successor or replacement rate implemented pursuant to Section 1.16, whether upon the occurrence of a Benchmark Transition Event and (iii) the effect, implementation or composition of any Conforming Changes, including without limitation, (A) whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as Base Rate, the existing Benchmark or any subsequent Benchmark Replacement prior to its discontinuance or unavailability (including Term SOFR, the Term SOFR Reference Rate or any other Benchmark), and (B) the impact or effect of such alternative, successor or replacement reference rate or Conforming Changes on any other financial products or agreements in effect or offered by or to any obligor or Lender or any of their respective Affiliates. Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Base Rate or any Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate or any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to Borrower.
(h)The Borrower and each other Loan Party (including those that that become party hereto after the date hereof), in its respective capacity as a Borrower, debtor, obligor, grantor, pledgor, guarantor, assignor, or other similar capacity in which such party acts as direct or indirect, or primary or secondary, obligor, accommodation party or guarantor or grants liens or security interests in or to its properties hereunder or under any other Loan Document, hereby acknowledges and agrees to be bound by the provisions of this Section titled “Benchmark Replacement Setting” (including, without limitation, the implementation from time to time of any Benchmark Replacement and any Conforming Changes in accordance herewith) and, in furtherance of the forgoing (and without, in any way express or implied, invalidating, impairing
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or otherwise negatively affecting any obligations heretofore provided) hereby acknowledges and agrees that in connection with and after giving effect to any Benchmark Cessation Changes: (i) its Obligations shall not in any way be novated, discharged or otherwise impaired, and shall continue, be ratified and be affirmed and shall remain in full force in effect, (ii) its grant of a guarantee, pledge, assignment or any other accommodation, lien or security interests in or to its properties relating to this Agreement or any other Loan Document shall continue, be ratified and be affirmed, and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired and (iii) the Loan Documents and its obligations thereunder (contingent or otherwise) shall continue, be ratified and be affirmed and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired. In addition, each Loan Party hereby fully waives any requirements to notify such Loan Party of any Benchmark Cessation Changes (except as expressly provided in this Section titled “Benchmark Replacement Setting”). In furtherance of the foregoing, each Loan Party hereby (i) appoints Borrower (and the Borrower hereby accepts such appointment) as its agent, attorney-in-fact and representative for purposes of the delivery of any and all documents, instruments, agreements and other materials required to be delivered by any such party and for all other administrative purposes incidental to any of the foregoing provisions of this clause (h) and this Section titled “Benchmark Replacement Setting” and (ii) hereby authorizes the Borrower to take such actions, execute, acknowledge, and deliver, or cause to be executed, acknowledged and delivered, such further agreements, documents or instruments that are reasonably necessary or desirable to carry out the intent and purpose of this Section (h) and this Section titled “Benchmark Replacement Setting” on its behalf. From time to time, the Borrower (both in its individual capacity and in its capacity as agent, agent, attorney-in-fact and representative of each other Loan Party pursuant to the immediately preceding sentence) and the Loan Parties shall execute and deliver, or cause to be executed and delivered, such instruments, agreements, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes implementing or effectuating the provisions of this Section titled “Benchmark Replacement Setting”, or of renewing, continuing, reaffirming or ratifying the rights of the Administrative Agent and the other Lenders with respect to the Obligations or the Collateral.
SECTION 2.FEES.
Section 2.1Fees. (a) Commitment Fees. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders with Revolving Commitments in accordance with their Revolver Percentages for the Committed Facility a commitment fee at the rate per annum equal to the Applicable Margin for commitment fees set forth in the definition of Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Commitments under the Committed Facility. Such commitment fees shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Termination Date, unless the applicable Revolving Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination. For the avoidance of doubt, no commitment fee shall accrue on the Uncommitted Facility.
(a)Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.1(c), the Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to 0.25% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the Closing Date, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders under the Applicable Facility in accordance with their Revolver Percentages for such Applicable Facility, a letter of credit fee (the “L/C Participation Fee”) at a rate per annum equal to the Applicable Margin for SOFR Loans and Letters of Credit under such Applicable Facility (computed on the basis of a year of 360 days and the actual number of days elapsed) of the daily average face amount of Letters of Credit outstanding under such Applicable Facility during such
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quarter. In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s standard issuance, drawing, negotiation, amendment, assignment, and other administrative fees for each Letter of Credit as established by the L/C Issuer from time to time.
(b)Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit, the fees set forth in, and at the times specified in, the Fee Letter.
(c)Audit Fees. The Borrower shall pay to the Administrative Agent for its own use and benefit charges for audits of the Collateral performed by the Administrative Agent or its agents or representatives in such amounts as the Administrative Agent may from time to time request (the Administrative Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, however, that in the absence of any Default and Event of Default, the Borrower shall not be required to pay the Administrative Agent for more than two (2) such audits per calendar year.
SECTION 3.PLACE AND APPLICATION OF PAYMENTS.
Section 3.1Place of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 3:00 p.m. (New York time) on the due date thereof at the office of the Administrative Agent in New York City, New York (or such other location as the Administrative Agent may designate to the Borrower), for the benefit of the Lender(s), Swingline Lender or the L/C Issuer entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders under the Applicable Facility in accordance with their respective Revolver Percentages for such Applicable Facility and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that the Borrower will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.
Section 3.2Application of Payments
(a)Anything contained herein to the contrary notwithstanding (including, without limitation, Section 1.6(b) hereof), all payments and collections received in connection with the Obligations and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Revolving Commitments or reduction of the Uncommitted Amounts as a result of an Event of Default or otherwise in connection with the exercise of remedies under the Loan Documents shall be remitted to the Administrative Agent and distributed as follows:
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(i)first, to the payment of any outstanding fees due under the Loan Documents payable to the Administrative Agent and costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Borrower and the Guarantors have agreed to pay the Administrative Agent under Section 13.15 (such funds to be retained by the Administrative Agent for its own account except to the extent it has previously been reimbursed for such costs and expenses by the Lenders, in which event such reimbursed amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent after application to the Administrative Agent of all such amounts for which it had not been previously reimbursed by the Lenders);
(ii)second, to the payment of any outstanding fees due under the Loan Documents payable to any Lender, Swingline Lender and L/C Issuer and costs and expenses incurred by any Lender, Swingline Lender and L/C Issuer, including all costs and expenses of a character which the Borrower and the Guarantors have agreed to pay such Lender, Swingline Lender and L/C Issuer under Section 13.15;
(iii)third, to the payment of any outstanding interest and principal of any Swingline Loans then outstanding;
(iv)fourth, to the payment of any outstanding interest due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
(v)fifth, to the payment of principal on the Loans, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.4 (until the Administrative Agent is holding the Minimum Collateral Amount of the then outstanding amount of all such L/C Obligations), and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and L/C Issuer and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
(vi)sixth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and the Guarantors secured by the Loan Documents (including, without limitation, Funds Transfer and Deposit Account Liability) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and
(vii) finally, to the Borrower or whoever else may be lawfully entitled thereto.
(viii)For the avoidance of doubt, all amounts applied under clauses (ii) through (vi) above shall be applied pro rata between the Committed Facility and the Uncommitted Facility in accordance with the outstanding Obligations (or Revolving Credit Exposures) thereunder, and without regard to the Applicable Facility.
Section 3.3Account Debit. The Borrower hereby irrevocably authorizes the Administrative Agent to charge any of the Borrower’s deposit accounts maintained with the Administrative Agent for the amounts from time to time necessary to pay any then due Obligations; provided that the Borrower acknowledges and agrees that the Administrative Agent
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shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to the Borrower or any other Person for the Administrative Agent’s failure to do so.
SECTION 4.GUARANTIES AND COLLATERAL.
Section 4.1Guaranties. The payment and performance of the Secured Obligations shall at all times be guaranteed by Holdings and each direct and indirect Borrower Subsidiary pursuant to Section 12 hereof or pursuant to one or more guaranty agreements in form and substance acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties” and each of Holdings and each such Borrower Subsidiary executing and delivering this Agreement as a Guarantor (including any Borrower Subsidiary hereafter executing and delivering an Additional Guarantor Supplement in the form called for by Section 12 hereof) or a separate Guaranty being referred to herein as a “Guarantor” and collectively the “Guarantors”).
Section 4.2Collateral. The Secured Obligations shall be secured by valid, perfected, and enforceable Liens on all right, title, and interest of each Obligor in the following personal property: all Receivables and all letter of credit rights and insurance relating to such Receivables; all Purchase Agreements; all documents of title with respect to any Qualified Commodity including, without limitation, warehouse receipts (both tangible and electronic); all storage agreements relating to Qualified Commodities; Renewable Identification Numbers; Hedging Accounts and Hedging Agreements; investment property, deposit accounts, Qualified Commodities, general intangibles relating to the foregoing; chattel paper, rights to merchandise and other goods which is represented by, arises from, or relates to any of the foregoing; supporting obligations and security interests relating to the foregoing; monies, personal property, and interests in personal property of each Obligor of any kind or description held by any Lender, and all dividends and distributions on or other rights in connection with any such property; supporting evidence and documents relating to any of the above-described property; and accessions and additions to, and substitutions and replacements of, any and all of the foregoing, in each case whether now owned or hereafter acquired or arising, and all proceeds thereof. Each Obligor acknowledges and agrees that the Liens on the Collateral shall be granted to the Administrative Agent for the benefit of the holders of the Secured Obligations, and shall be valid and perfected first priority Liens subject, however, to Liens permitted by Section 8.8 hereof, in each case pursuant to one or more Collateral Documents from each Obligor in form and substance satisfactory to the Administrative Agent.
Section 4.3Further Assurances. The Borrower agrees that it shall, and shall cause each Guarantor to, from time to time at the request of the Administrative Agent or the Required Lenders, execute and deliver such documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event the Borrower or any Guarantor forms or acquires any other Borrower Subsidiary after the date hereof, except as otherwise provided in Sections 4.1 and 4.2 above, the Borrower shall promptly upon such formation or acquisition (and in any event within the time periods set forth in Section 8.17) cause such newly formed or acquired Borrower Subsidiary to execute a Guaranty and such Collateral Documents as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent, or cause such Borrower Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith; provided that, notwithstanding anything herein or in any other Loan Document to the contrary, StoneX Supply & Trading Colombia S.A.S. shall not be required to become a Guarantor unless the Administrative Agent or the Required Lenders so request.
SECTION 5.DEFINITIONS; INTERPRETATION.
Section 5.1Definitions. The following terms when used herein shall have the following meanings:
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“Account Debtor” means any Person obligated to make payment on any Receivable and who, if located in the Netherlands, acts in the conduct of a profession or business.
“Act” is defined in Section 13.24 hereof.
“Administrative Agent” means Coöperatieve Rabobank U.A., New York Branch in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 11.7 hereof.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” is defined in Section 1.11 hereof.
“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.
“Agreement” means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.
“Agreement to Pledge” means tangible negotiable document of title in the possession of an Obligor, copies of which are included in a notice from the Borrower received pursuant to Section 1.4(a) attached hereto as Exhibit A, and the Borrower has agreed to deliver originals of such document of title with all necessary endorsements within one (1) Business Day of any Loan advance in reliance upon such document of title.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Holdings, the Borrower or the Borrower Subsidiaries (including any Unrestricted Subsidiary) from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act of 2010, in each case, as amended, and the rules and regulations thereunder.
“Anti-Terrorism Laws” means any laws, regulations, or orders of any Governmental Authority of the United States of America, the United Nations, United Kingdom, European Union, or the Netherlands relating to terrorism financing or money laundering, including, but not
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limited to, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. § 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Act, and any rules or regulations promulgated pursuant to or under the authority of any of the foregoing.
“Applicable Facility” means, with respect to any Credit Event, Borrowing, Loan, Letter of Credit, L/C Obligation, Swingline Loan, Revolving Credit Exposure, payment, prepayment, commitment, fee or other matter under this Agreement, the Committed Facility or the Uncommitted Facility, as the context requires.
“Applicable Margin” means (i) with respect to Base Rate Loans under either Applicable Facility, zero percent (0.0%), (ii) with respect to SOFR Loans and Letter of Credit fees under the Committed Facility, two and ten hundredths of one percent (2.10%), (iii) with respect to SOFR Loans and Letter of Credit fees under the Uncommitted Facility, two percent (2.00%), (iv) with respect to the commitment fees set forth in Section 2.1(a) hereof, thirty-five hundredths of one percent (0.35%) and (v) with respect to fronting fees on Letters of Credit under either Applicable Facility, twenty-five hundredths of one percent (0.25%). Each Swingline Loan shall bear interest at a rate mutually agreed between the Borrower and the Swingline Lender.
“Application” is defined in Section 1.1(c)(ii) hereof.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Jurisdiction” means the United States (or any state thereof), Canada (or any province thereof), Colombia, Ecuador, Mexico, Brazil, the Netherlands, Spain, Germany, Italy, France, Belgium and any other jurisdiction approved by the Required Lenders and the Administrative Agent.
“Approved Provider” means any Person that: (i) maintains secure electronic systems for the recording, holding and transferring of electronic warehouse receipts and other electronic documents and information regarding ownership, transfers and pledges of the same that are fully compliant with applicable law, the agreement pursuant to which an Obligor or the Administrative Agent, in the case of Qualified Commodities located in the United States of America, or the Administrative Agent, in the case of Qualified Commodities not located in the United States of America, maintains its account with such Person, and the Administrative Agent’s standards for electronic security of assets and information, in each case as determined by the Administrative Agent in its sole discretion from time to time; (ii) is an authorized “provider” of a “central filing system” for the maintenance of electronic warehouse receipts or other electronic documents in good standing with and in full compliance with all requirements of 7 C.F.R. Part 735, including all requirements applicable under the provider agreement between such Person and the U.S. Farm Services Agency (or its designee under applicable regulations); (iii) has entered into an agreement allowing an Obligor or the Administrative Agent, in the case of Qualified Commodities located in the United States of America, or the Administrative Agent, in the case of
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Qualified Commodities not located in the United States of America, to hold an account for the crediting of electronic warehouse receipts or other electronic documents, and to participate in such central filing system on terms and conditions satisfactory to the Administrative Agent in its sole discretion, (iv) at all times maintain in full force and effect any and all necessary insurance, sureties and bonds required by applicable law or the agreement pursuant to which the Administrative Agent maintains its account with such Person, and (v) that is otherwise satisfactory to the Administrative Agent in its sole discretion.
“Approving Lenders” means, at any time with respect to the Uncommitted Facility after receipt by the Administrative Agent of a Declining Lender Notice, the remaining Lenders with Uncommitted Amounts that elect or are deemed to continue funding and participating in future Credit Extensions under the Uncommitted Facility, together with any New Lenders that agree to fund or participate in future Credit Extensions under the Uncommitted Facility.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.12 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.
“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 1.17(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other
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financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” is defined in Section 1.2(a) hereof.
“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 1.2(a) hereof.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Belgian Collateral Documents” means any Collateral Document governed by Belgian law.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.17(a).
“Benchmark Cessation Changes” means any Benchmark Transition Event or other replacement of a Benchmark hereunder and all documents, instruments, and amendments executed, delivered or otherwise implemented or effected (automatically or otherwise) after the date hereof in accordance with or in furtherance of Section 1.16 (including any Conforming Changes).
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such
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Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or
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resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.16 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.16.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” is defined in the introductory paragraph of this Agreement.
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“Borrower Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries. Unless specified otherwise, any reference in this Agreement to a Borrower Subsidiary shall mean a Borrower Subsidiary who is a Restricted Subsidiary.
“Borrowing” means (a) the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders on a single date and, in the case of SOFR Loans, for a single Interest Period or (b) a Swingline Loan. Borrowings of Loans are made and maintained ratably from each of the Lenders according to their Revolver Percentages. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 1.4 hereof.
“Borrowing Base” means, as of any time it is to be determined, the sum (without duplication), calculated with respect to the Obligors, of:
(a)    100% of cash of an Obligor maintained in an account that is subject to a first priority perfected Lien in favor of the Administrative Agent, including pursuant to a Control Agreement; provided that the aggregate amount of cash included in this clause (a) shall not exceed $30,000,000 at any time; plus
(b)    90% of the Net Hedging Value of all Hedging Agreements maintained in an Eligible Hedging Account (including, for the avoidance of doubt, those relating to the Merchants Plus Program); plus
(c)    90% of the then outstanding unpaid amount of Eligible Billed Receivables (Insured or Investment Grade); provided that the aggregate amount of Eligible Billed Receivables (Insured or Investment Grade) owing from any one Account Debtor and its Wholly-owned Subsidiaries and Affiliates included in this clause (c) (together with the aggregate amount of Eligible Unbilled Receivables (Insured or Investment Grade) owing from such Account Debtor and its Wholly-owned Subsidiaries and Affiliates included in clause (d) below) shall not exceed at any time $45,000,000 (before giving effect to the advance rate set forth above); provided further that the aggregate amount of Eligible Billed Receivables (Insured or Investment Grade) owing from one or more Account Debtors that are not Investment Grade Persons but are Wholly-owned Subsidiaries of any particular Investment Grade Person, without Credit Support, shall in no event exceed at any time $25,000,000 (before giving effect to the advance rate set forth above); plus
(d)    85% of the then outstanding unpaid amount of Eligible Unbilled Receivables (Insured or Investment Grade); provided that the aggregate amount of Eligible Unbilled Receivables (Insured or Investment Grade) owing from any one Account Debtor and its Wholly-owned Subsidiaries and Affiliates included in this clause (d) (together with the aggregate amount of Eligible Billed Receivables (Insured or Investment Grade) owing from such Account Debtor and its Wholly-owned Subsidiaries and Affiliates included in clause (c) above) shall not exceed at any time $45,000,000
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(before giving effect to the advance rate set forth above); provided further that the aggregate amount of Eligible Unbilled Receivables (Insured or Investment Grade) owing from one or more Account Debtors that are not Investment Grade Persons but are Wholly-owned Subsidiaries of any particular Investment Grade Person, without Credit Support, shall in no event exceed at any time $25,000,000 (before giving effect to the advance rate set forth above); plus
(e)    the lesser of (i) 80% of the then outstanding unpaid amount of Eligible Billed Receivables (Uninsured); provided that the aggregate amount of Eligible Billed Receivables (Uninsured) owing from any one Account Debtor and its Affiliates included in this clause (e) (together with the aggregate amount of Eligible Unbilled Receivables (Uninsured) owing from such Account Debtor and its Affiliates included in clause (f) below) shall not exceed $8,000,000 at any time; provided further that Eligible Billed Receivables from Account Debtors that would otherwise qualify as Eligible Billed Receivables (Insured or Investment Grade) solely by virtue of being supported by an insurance policy and that are not (x) Investment Grade Persons or (y) Wholly-owned Subsidiaries of an Investment Grade Person, but where the outstanding amount of such Eligible Billed Receivables exceeds the applicable credit insurance coverage limit for such Account Debtor, shall, to the extent of such excess, be eligible for inclusion in this clause, subject to the advance rate, account debtor limit, payment terms and aggregate sublimit set forth herein; and (ii) $30,000,000; plus
(f)    the lesser of (i) 75% of the then outstanding unpaid amount of Eligible Unbilled Receivables (Uninsured); provided that the aggregate amount of Eligible Unbilled Receivables (Uninsured) owing from any one Account Debtor and its Affiliates included in this clause (f) (together with the aggregate amount of Eligible Billed Receivables (Uninsured) owing from such Account Debtor and its Affiliates included in clause (e) above) shall not exceed $8,000,000 at any time; provided further that Eligible Unbilled Receivables from Account Debtors that would otherwise qualify as Eligible Unbilled Receivables (Insured or Investment Grade) solely by virtue of being supported by an insurance policy and that are not (x) Investment Grade Persons or (y) Wholly-owned Subsidiaries of an Investment Grade Person, but where the outstanding amount of such Eligible Unbilled Receivables exceeds the applicable credit insurance coverage limit for such Account Debtor, shall, to the extent of such excess, be eligible for inclusion in this clause, subject to the advance rate, eligibility requirements and aggregate sublimit set forth herein; and (ii) $30,000,000; plus
(g)    80% of the then outstanding unpaid amount of Eligible Billed Receivables created from the sale of Qualified Commodities evidenced by a bill of lading that has been made to the applicable Purchaser but remains in the possession of an Obligor, an agent of an Obligor or the applicable freight forwarder or customs broker; provided that discharge will not occur until the applicable Purchaser makes final payment on the invoice (“safe settlement”); plus
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(h)    85% of the Market Value at such time of (A) all Eligible Commodities that are either (i) subject to fixed and floating price index Eligible Purchase Agreements or (ii) subject to Hedging Agreements maintained in an Eligible Hedging Account, provided that the aggregate Market Value of Eligible Commodities in any single warehouse location shall not exceed at any time the applicable insured value in such single warehouse location, plus (B) all Eligible Renewable Identification Numbers that are either (x) subject to an Eligible RIN Sale Contract or (y) subject to Hedging Agreements maintained in an Eligible Hedging Account; provided that the aggregate Market Value of all Eligible Renewable Identification Numbers included in the Borrowing Base pursuant to this clause (h)(B) and clause (i) below (after giving effect to the applicable advance rates set forth in this clause (h) and clause (i)) shall not exceed $30,000,000 at any time; plus
(i)    the lesser of (i) 70% of the Market Value at such time of all Eligible Commodities (Unhedged or Proxy Hedged) and all Eligible Renewable Identification Numbers not included in the Borrowing Base pursuant to clause (h)(B) above; provided that the aggregate Market Value of all Eligible Renewable Identification Numbers included in the Borrowing Base pursuant to clause (h)(B) above and this clause (i) (after giving effect to the applicable advance rates set forth in clause (h) and this clause (i)) shall not exceed $30,000,000 at any time and (ii) $20,000,000; plus
(j)    the lesser of (i) with respect to any Qualified Commodities that are not otherwise Eligible Commodities and are acceptable to the Administrative Agent, 60% of the lesser of (x) the Market Value at such time of such Qualified Commodities and (y) the amount of all obligations of the relevant Purchasers to purchase from an Obligor such Qualified Commodities pursuant to fixed and floating price index Eligible Purchase Agreements; provided that such Qualified Commodities are evidenced by warehouse receipts, documents of title or market storage agreements acceptable to and assigned to the Administrative Agent and that the aggregate Market Values and purchase prices of such Qualified Commodities subject to Eligible Purchase Agreements with any one Purchaser and its Affiliates included in this clause (j) shall not exceed $20,000,000 at any time; and (ii) $20,000,000; plus
(k)    80% of the Market Value at such time of all Eligible In-Transit Commodities (Truck, Barge or Rail) and Eligible In-Transit Commodities (Afloat or Pipeline); provided, that in the case of Eligible In-Transit Commodities (Afloat or Pipeline) described in clause (a)(ii)(x) of the definition of “Eligible In-Transit Commodities” which are covered by a Trust Receipt as described in clause (b)(B)(iii) of the definition of “Eligible In-Transit Commodities”, (i) such advance rate shall be 60% of the Market Value thereof and (ii) the amount included in the Borrowing Base (after application of the advance rate referred to in clause (i)) shall be equal to the lesser of (x) $20,000,000 and (y) 20% of the Borrowing Base as in effect at such time1; plus
1 NTD: Eligible In-Transit Commodities do not satisfy the definition of "Eligible Commodities." Instead, they are subject to their own location and documentation requirements under clause (d) of the definition of "Eligible In-Transit Commodities." This deletion is intended solely as a clarifying change.
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(l)    the lesser of (i) 50% of the Market Value at such time of all Other Eligible In-Transit Commodities; and (ii) $5,000,000; plus
(m)    75% of Eligible Letters of Credit Issued for Commodities Not Yet Received; plus
(n)    (i) 80% of OTC Commodity Contract Equity of an Obligor with respect to OTC Commodity Contracts for Qualified Commodities, if positive; provided that the aggregate OTC Commodity Contract Equity with respect to OTC Commodity Contracts for which the Eligible OTC Counterparty is StoneX Markets LLC shall not at any time exceed $1,000,000 or (ii) minus 100% of OTC Commodity Contract Equity with respect to OTC Commodity Contracts for Qualified Commodities, if negative (in which case, for the avoidance of doubt, such amount shall operate as a deduction from the Borrowing Base); plus
(o)    the lesser of (i) 65% of (x) the aggregate net positive value, if any of Forward Contract Equity and (y) the aggregate net positive value, if any, of Merchants Plus Swap Contract Equity; provided that the aggregate net positive value included with respect to the Merchants Plus Program shall not at any time exceed $15,000,000; provided further that the aggregate amount included in this clause (o)(i): (A) relating to Forward Contracts and Merchants Plus Swap Contracts pursuant to which delivery is to be made more than twelve (12) months (but less than twenty-four (24) months) after the date of determination shall not exceed $5,000,000; (B) relating to any one counterparty that is Investment Grade and its Wholly-owned Subsidiaries, shall not exceed at any time (x) $35,000,000, in the case of such counterparty with an Investment Grade Rating, or a Wholly-owned Subsidiary thereof with Credit Support or (y) $25,000,000, in the case of a Wholly-owned Subsidiary of a counterparty with an Investment Grade Rating without Credit Support, (C) relating to any one counterparty that is not Investment Grade and its Affiliates shall not exceed at any time (x) $15,000,000, in the case of each counterparty set forth on Schedule 5.1(B) attached hereto or (y) in the case of any other counterparty, $10,000,000, and (D) relating to counterparties located or domiciled in countries that do not have a sovereign credit rating from S&P of at least BBB- or Moody’s of at least Baa3 (x) shall not exceed $5,000,000 at any time and (y) shall relate to Forward Contracts and Merchants Plus Swap Contracts pursuant to which delivery is to be made no more than ninety 90 days after the date of determination; provided further (and notwithstanding any proviso to the contrary in this clause (o)(i)) that to the aggregate amount included in this clause (o)(i) in respect of which Guan Chong Berhard is the counterparty shall not exceed $30,000,000; and (ii) 15% of the Revolving Facility Amount; minus
(p)    100% of the sum of (i) the aggregate net negative value, if any, in Forward Contract Equity and (ii) the aggregate net negative value, if any, in Merchants Plus Swap Contract Equity; minus
(q)    100% of any accounts payable of any Loan Party (other than Holdings) which are subject to any statutory Lien, including any amounts paid by any Loan Party
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(other than Holdings) to any grower or farmer for the purchase of any commodities from such Persons grower payables and any warehouse payables; minus
(r)    100% of all prepayments from an Obligor’s customers and all prepayments made to an Obligor’s customers net of Receivables contra and Forward Contract Equity contra; minus
(s)    100% of all Secured Obligations consisting of Hedging Liability owing by any Loan Party;
provided that (i) the Administrative Agent shall have the right upon five (5) Business Days’ notice to the Borrower to reduce the foregoing advance rates in its reasonable discretion based on results from any field audit or appraisal of the Collateral, (ii) the Borrowing Base shall be computed only as against and on so much of such Collateral as is included on a Borrowing Base Certificate furnished from time to time by the Borrower pursuant to this Agreement and, if required by the Administrative Agent pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence reasonably required to be furnished to the Administrative Agent pursuant hereto or pursuant to any such Collateral Document, (iii) all Eligible Commodities and other inventory included in the Borrowing Base shall be located in an Approved Jurisdiction, (iv) the aggregate Market Value of Eligible Commodities included in the Borrowing Base pursuant to clauses (h) through (j) and (l) above (x) which are located in any jurisdiction other than the United States of America, Canada, Germany, the Netherlands or Belgium shall not at any time exceed $50,000,000 and (y) which are located in any single country (other than the United States of America, Canada, Germany, the Netherlands, Belgium or Mexico, so long as such Eligible Commodities are covered under certificates of deposit duly issued by an authorized Mexican General Deposit Warehouse (Almacén General de Depósito) in accordance with applicable Mexican law, in which case the aggregate Market Value of Eligible Commodities and other inventory included in the Borrowing Base shall not exceed $100,000,000) shall not at any time exceed $20,000,000; provided that, in either case of the foregoing sub-clauses (x) and (y), Eligible Commodities located in Mexico stored on behalf of any one Person (except for Sabritas and any additional counterparty set forth in Schedule 5.1(C) attached hereto) shall not exceed $5,000,000 in the aggregate for such Person (either purchased pursuant to a procurement program or sold forward to such Person) and (v) for the avoidance of doubt, no assets of StoneX Mexico shall be included in the Borrowing Base unless and until StoneX Mexico has acceded to this Agreement and become an Obligor in accordance with the definition thereof.
“Borrowing Base Certificate” means a certificate evidencing the Borrowing Base in the form of Exhibit G attached hereto or such other form acceptable to the Administrative Agent.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, “Business Day” shall also exclude a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
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“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.
“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances subject to a first priority perfected security interest in favor of the Administrative Agent or, if the Administrative Agent and each applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Certified Merchant” means a Person that (a) is not the subject of dissolution, liquidation, reorganization, receivership or bankruptcy proceedings or has not gone out of business; and (b) satisfies the procedures and requirements set forth in the Credit and Collection Policy and the Market Risk Policy (including the approved credit limits set forth therein) and is in compliance with applicable “know your customer” laws, rules and regulations, Sanctions and Anti-Terrorism Laws, including without limitation, the Act.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 30% or more of the outstanding capital stock or other equity interests of Holdings on a fully-diluted basis, other than acquisitions of such interests by the Permitted Holders, (b) Holdings ceases to own, directly or indirectly, 100% of the Voting Stock of the Borrower, (c) Holdings fails to have the right to appoint or approve a majority of the board of directors (or similar governing body) of the Borrower, (d) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any
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issue of Indebtedness for Borrowed Money of Holdings in excess of $10,000,000, shall occur, or (e) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness for Borrowed Money of the Borrower or any Borrower Subsidiary in excess of $500,000, shall occur.
“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.
“Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Administrative Agent, or any security trustee therefor, by the Collateral Documents.
“Collateral Account” is defined in Section 9.4(b) hereof.
“Collateral Documents” means the Security Agreement, the German Security Agreements, the Dutch Security Agreement, the Belgian Collateral Documents and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations, and the Funds Transfer and Deposit Account Liability or any part thereof.
“Committed Facility” means, the credit facility provided under this Agreement pursuant to which Committed Revolving Loans and Swingline Loans may be made, and Letters of Credit may be issued, under the Revolving Commitments in an initial aggregate principal amount of $200,000,000, as such amount may be reduced or increased pursuant to the terms hereof.
“Committed Lender” means each Lender with a Revolving Commitment or, if the Revolving Commitments have been terminated, each Lender with any exposure under any Committed Revolving Loan, Swingline Loan or Letter of Credit under the Committed Facility then outstanding.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 1.9 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate
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to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.
“Control Agreement” means account control agreements in respect of any deposit account, commodities account or securities account, as applicable, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Administrative Agent obtains control (within the meaning of the applicable provisions of the UCC) over such account.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.
“Credit” means the credit facility for making Loans and issuing Letters of Credit described in Section 1.1 hereof.
“Credit and Collection Policy” means the credit and collection policy of Holdings and its Subsidiaries dated as of January 2026 heretofore delivered to the Administrative Agent, as such policy may hereafter be amended, modified or supplemented from time to time in accordance with this Agreement.
“Credit Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.
“Credit Support” means credit support in the form of (i) a guarantee of payment or other credit support in form reasonably acceptable to the Administrative Agent from the parent company of the relevant Account Debtor which parent company has an Investment Grade Rating, (ii) an insurance policy in an amount and on such terms, and issued by an insurer having an Investment Grade Rating and that is otherwise satisfactory to the Administrative Agent in its discretion, which has been assigned or transferred to the Administrative Agent in a manner acceptable to the Administrative Agent or (iii) a letter of credit (documentary or standby), bank guarantee or other form of credit support issued for the benefit of the applicable Obligor in a form and substance and from a financial institution with an Investment Grade Rating and reasonably acceptable to the Administrative Agent in its discretion.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief
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Laws of the United States of America or other applicable jurisdictions from time to time in effect.
“Declining Lender” means any Lender with an Uncommitted Amount that has delivered a Declining Lender Notice in accordance with the Section titled “Election of Approving Lenders to Continue Funding Under the Uncommitted Facility.”
“Declining Lender Notice” means a written notice delivered by a Lender with an Uncommitted Amount to the Administrative Agent indicating that, for reasons other than a Default or Event of Default or failure to satisfy any applicable condition to a Credit Event, such Lender has elected not to fund or participate in any future Credit Extension under the Uncommitted Facility.
“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
“Defaulting Lender” means, subject to Section 1.12(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity (other than the appointment of a receiver, custodian, conservator, trustee, administrator or similar Person by a regulatory authority under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed), or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as
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such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.12(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Designated Disbursement Account” means the account of the Borrower maintained with a financial institution acceptable to the Administrative Agent and designated in writing to the Administrative Agent as the Borrower’s Designated Disbursement Account (or such other account as the Borrower and the Administrative Agent may otherwise agree).
“Domestic Borrower Subsidiary” means a Borrower Subsidiary that is not a Foreign Borrower Subsidiary.
“Dutch Security Agreement” means any Collateral Document governed by Dutch law.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) the L/C Issuer and the Swingline Lender as provided for in Section 13.12 hereof, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any Guarantor or any of the Borrower’s or such Guarantor’s Affiliates or Subsidiaries (including Borrower Subsidiaries and Unrestricted Subsidiaries).
“Eligible Billed Receivable” means any Receivable of an Obligor that:
(a)    (i) arises out of the sale of commodities and is not contingent upon the completion of any further performance by such Obligor or any other Person on its/their
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behalf (other than a Receivable generated from Eligible In-Transit Commodities prior to delivery of such Eligible In-Transit Commodities), (ii) does not represent a pre-billed Receivable or a progress billing or retainage amount, (iii) does not relate to the payment of interest, other than in relation to repurchase obligations (but excluding the amount of any accrued interest in connection therewith) and (iv) is net of any deposits made by or for the account of, or any payables owing to, the relevant Account Debtor or its Affiliates;
(b)    (i) is payable in U.S. Dollars, Canadian Dollars, Euros, British Pound Sterling (GBP), Mexican Pesos and any other currency as agreed to by the Administrative Agent, and (ii) the Account Debtor on such Receivable is located within the United States of America, Canada, Germany, the Netherlands or Belgium or, if such right has arisen out of the sale of such goods shipped to, or out of the rendition of services to, an Account Debtor located in any other country, such right is secured by an insurance policy in an amount and on such terms, and issued by an insurer, satisfactory to the Administrative Agent in its discretion which has been assigned or transferred to the Administrative Agent in a manner acceptable to the Administrative Agent;
(c)    is the valid, binding and legally enforceable obligation of the Account Debtor obligated thereon and such Account Debtor (i) is not a Subsidiary or an Affiliate of an Obligor or any Guarantor, (ii) is not a shareholder, director, officer, or employee of an Obligor, any Guarantor or of any of their Subsidiaries, (iii) is not the United States of America, Canada, Germany, the Netherlands or Belgium or any state, province or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, unless the Assignment of Claims Act or any similar state or local statute, as the case may be, is complied with to the satisfaction of the Administrative Agent, (iv) is not a debtor under any proceeding under any Debtor Relief Law, (v) is not an assignor for the benefit of creditors, (vi) has not sold all or substantially all of its assets or has otherwise ceased its operations and (vii) is not in violation of applicable “know your customer” laws, rules and regulations, Sanctions or Anti-Terrorism Laws;
(d)    is not evidenced by an instrument or chattel paper unless the same has been endorsed and delivered to the Administrative Agent;
(e)    is an asset of such Obligor to which it has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of the Administrative Agent free and clear of any other Liens (other than Liens permitted by Section 8.8(a) or (b) arising by operation of law which are subordinate to the Liens in favor of the Administrative Agent);
(f)    is not subject to any counterclaim or defense asserted by the Account Debtor or any of its Affiliates or subject to any offset or contra account payable to the Account Debtor or any of its Affiliates (unless the amount of such Receivable is net of such contra account established to the reasonable satisfaction of the Administrative Agent);
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(g)    no surety bond was required or given in connection with said Receivable or the contract or purchase order out of which the same arose;
(h)    is evidenced by an invoice to the Account Debtor dated not more than five (5) Business Days (or forty-five (45) days with respect to crude and vegetable oil) subsequent to the shipment date of the relevant inventory or completion of performance of the relevant services (including fixing price of the contract), has not been rejected or returned, has not been invoiced more than once, and is issued on ordinary trade terms requiring payment within ninety (90) days of invoice date (or three hundred and sixty (360) days with respect to any Receivable that would satisfy the requirements set forth in the defined term Eligible Billed Receivable (Insured or Investment Grade); provided that any Account Debtor with Eligible Billed Receivable (Insured or Investment Grade) with a payment due date longer than one hundred and eighty (180) days of invoice date shall be set forth in Schedule 5.1(A) attached hereto (as such schedule may be modified or supplemented from time to time with the consent of the Administrative Agent and the Required Lenders (such Required Lenders’ consent shall be deemed received so long as the Administrative Agent has not received, within five (5) Business Days after delivery of written notice of such modifications or supplements to the Lenders, written notice of objection to such modifications or supplements from Lenders comprising the Required Lenders));
(i)    is not unpaid more than sixty (60) days after the original due date, in the case of Eligible Billed Receivables (Insured or Investment Grade), or more than sixty (60) days after the original due date, in the case of Eligible Billed Receivables (Uninsured); and
(j)    which has not been written off the books of such Obligor or such Guarantor or otherwise designated as uncollectible;
(k)    is not owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the Borrower to seek judicial enforcement in such jurisdiction of payment of such Receivable, unless the Borrower has filed such report or qualified to do business in such jurisdiction;
(l)    complies in all material respects with the requirements of all applicable laws and regulations, whether federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act, Regulation Z of the Board and VAT laws and regulations;
(m)    all representations and warranties set forth in this Agreement and the Collateral Documents are true and correct with respect thereto;
(n)    does not arise from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or any other repurchase or return basis;
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(o)    is not subject to any Permitted Accounts Receivables Sales;
(p)    is not otherwise deemed to be ineligible in the sole judgment of the Administrative Agent (it being acknowledged and agreed that with five (5) Business Days prior written notice any Receivable of such Obligor may be deemed ineligible by the Administrative Agent acting in its sole judgment);
(q)    the Account Debtor in respect of such Receivable shall have been instructed in writing (in form and substance reasonably satisfactory to the Administrative Agent) to make all payments to such Obligor in respect of such Receivable to an account subject to a Control Agreement; and
(r)    shall be in compliance in all respects with the Credit and Collection Policy and the Market Risk Policy.
“Eligible Billed Receivable (Insured or Investment Grade)” means an Eligible Billed Receivable (x) where the Account Debtor or its direct or indirect parent company has an Investment Grade Rating, (y) that is secured by an insurance policy in an amount and on such terms, and issued by an insurer having an Investment Grade Rating and that is otherwise satisfactory to the Administrative Agent in its discretion which has been assigned or transferred to the Administrative Agent in a manner acceptable to the Administrative Agent, or (z) in the case of Eligible Billed Receivables where the Account Debtor is not located in the United States, that are supported by a letter of credit (documentary or standby), bank guarantee or other form of credit support issued for the benefit of such Obligor in a form and substance and from a financial institution with an Investment Grade Rating and reasonably acceptable to the Administrative Agent (including that such financial institution shall have been instructed in writing (in form and substance reasonably satisfactory to the Administrative Agent) to make all payments in respect thereof to an account subject to a Control Agreement) or subject to any other secured payment terms otherwise satisfactory to the Administrative Agent in its discretion.
“Eligible Billed Receivable (Uninsured)” means all Eligible Billed Receivables (i) where the Account Debtor is located in the United States of America, Canada, Germany, the Netherlands or Belgium, and (ii) that do not otherwise qualify as Eligible Billed Receivables (Insured or Investment Grade).
“Eligible Commodities” means any Qualified Commodity which:
(a)    is an asset of such Obligor to which it has good and marketable title, is freely assignable, has not been rejected or returned and is subject to a perfected, first priority Lien satisfactory to the Administrative Agent and pursuant to such documentation (including legal opinions) as the Administrative Agent under applicable law (including the laws of the jurisdiction in which such Qualified Commodity is located) may reasonably request in favor of the Administrative Agent free and clear of any other Liens;
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(b)    to the extent ownership for the type of Qualified Commodity is evidenced by a document of title, such Qualified Commodity is covered by an original copy of a negotiable tangible document of title (including a tangible warehouse receipt) or an Eligible Electronic Warehouse Receipt and, in the case such Qualified Commodity located within the United States of America, is in such Obligor’s or the Administrative Agent’s possession and in the case of such Qualified Commodity located outside the United States of America, is in the Administrative Agent’s possession, or as otherwise agreed to by the Administrative Agent in its sole discretion on a case by case basis, with all necessary endorsements (or is subject to an Agreement to Pledge or a Trust Receipt); provided that, with respect to negotiable tangible document in the form of an ocean bill of lading evidenced by three original copies, such Obligor shall not be required to hold all three original copies of such ocean bill of lading so long as (i) such Obligor holds at least two such original copies of ocean bill of lading, (ii) the Administrative Agent shall have received confirmation (in accordance with clause (iv) below), that the applicable freight forwarder or customs broker has possession of the third original copy of such ocean bill of lading (issued in the name of such Obligor, as consignee (or, if so requested by the Administrative Agent, consigned to the order of the Administrative Agent)), (iii) such other original copy of ocean bill of lading has not been delivered to a Purchaser of the applicable Qualified Commodity and (iv) except where the Qualified Commodity is in transit to a port located in the United States of America, Canada, Belgium, Germany, or the Netherlands, the applicable freight forwarder or customs broker shall have executed an agency agreement substantially in the form attached as Exhibit J hereto or otherwise in form and substance acceptable to the Administrative Agent in its sole discretion;
(c)    to the extent ownership for this type of Qualified Commodity is not evidenced by a tangible document of title issued or negotiated to such Obligor or an Eligible Electronic Warehouse Receipt, such Qualified Commodity is subject to a storage agreement that is in form and substance acceptable to the Administrative Agent, and such storage agreement has been collaterally assigned to the Administrative Agent in a manner acceptable to the Administrative Agent;
(d)    if such Qualified Commodity is subject to an Agreement to Pledge, then such Obligor shall have delivered an original tangible document of title with all necessary endorsements no later than one (1) Business Day after the Administrative Agent has advanced a Loan in reliance upon such Agreement to Pledge;
(e)    if such Qualified Commodity is subject to a Trust Receipt, then no more than twenty (20) days (or forty-five (45) days with respect to cotton) have elapsed since the tangible warehouse receipts or such other document of title subject to such Trust Receipt was delivered to or otherwise obtained by such Obligor;
(f)    is at location (i) that is licensed by a Governmental Authority or an exchange delivery point, (ii) where the average Market Value of Qualified Commodities at such location is less than $2.0 million during the nine (9) month period then ended, or (iii) that does not satisfy the requirements in clause (i) and (ii) above so long as (1) the
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Administrative Agent has received the results of an inspection conducted by a third party within the twelve (12) month period ending on the applicable date of determination (a “Location Inspection”), or (2) solely in the case of a location that does not satisfy the requirements in clause (ii) above, by not later than one month after the end of such nine (9) month period during which the average Market Value of Qualified Commodities at such location was $2.0 million or more, a Location Inspection is scheduled to be conducted (including delivery of the results of such Location Inspection) within the immediately following three (3) month period thereafter (each such Location Inspection and report delivered in connection therewith shall be in form and substance satisfactory to the Administrative Agent);
(g)    is subject to (i) a Hedging Agreement in an equal amount to such Qualified Commodity and such Hedging Agreement is maintained in an Eligible Hedging Account, or (ii) an Eligible Purchase Agreement;
(h)    is not the subject of a Repo Transaction;
(i)    is not otherwise deemed to be ineligible in the reasonable judgment of the Administrative Agent (it being acknowledged and agreed that with five (5) Business Days prior written notice to the Borrower or any Subsidiary any such commodity may be deemed ineligible by the Administrative Agent acting in its reasonable judgment); and
(j)    is located in an Approved Jurisdiction and, except in the case of Qualified Commodities located in the United States of America, is held at a warehouse or storage site approved by the Administrative Agent in its sole discretion with such counterparties and subject to such insurance and other requirements as the Administrative Agent may reasonably request.
“Eligible Commodities (Unhedged or Proxy Hedged)” means all Qualified Commodities owned by an Obligor that would be Eligible Commodities but do not satisfy clause (g) of the defined term “Eligible Commodities”.
“Eligible Electronic Warehouse Receipt” means either (a) a warehouse receipt that satisfies all of the following conditions: (i) is an “electronic warehouse receipt” within the meaning of 7 C.F.R. Sec. 735.3, (ii) is issued and maintained through an Approved Provider at which Administrative Agent maintains an account for delivery of electronic warehouse receipts, and (iii) has been credited, in the case of electronic warehouse receipts in the United States of America, to such Obligor’s or Administrative Agent’s account, and in the case of electronic warehouse receipts outside of the United States of America, to the Administrative Agent’s account, and such Obligor or Administrative Agent, as applicable, has the right to cause a further transfer of such electronic warehouse receipt within the central filing system of the Approved Provider and (b) any other electronic document of title provided by an Approved Provider that has been approved by the Administrative Agent; provided that in the case of any such electronic warehouse receipt credited to such Obligor’s account, the Administrative Agent shall have access to such account for informational purposes or otherwise has access to information regarding the contents and activities of such account satisfactory to the Administrative Agent and, to the extent
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consistent with the policies and offerings of any Approved Provider, such Obligor has granted to the Administrative Agent a springing power of attorney and such other documentation as the Administrative Agent shall reasonably request which permits the Administrative Agent to take control of such electronic warehouse receipt upon the occurrence of an Event of Default, in form and substance satisfactory to the Administrative Agent.
“Eligible Hedging Account” means a Hedging Account which:
(a)    is an asset of such Obligor to which it has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of the Administrative Agent free and clear of any other Liens;
(b)    is maintained with an intermediary (as defined in the UCC) that meets the registration or exemption requirements of the Commodity Exchange Act and is acceptable to the Administrative Agent in its sole discretion, it being understood that the Administrative Agent may, at any time and for any reason, require that such Hedging Account be moved from one intermediary to another intermediary that is acceptable to the Administrative Agent in its sole discretion;
(c)    is subject to a Control Agreement among such Obligor, the Administrative Agent, and the intermediary; and
(d)    is not otherwise deemed to be ineligible in the reasonable judgment of the Administrative Agent (it being acknowledged and agreed that with five (5) Business Days prior written notice any such Hedging Account of such Obligor may be deemed ineligible by the Administrative Agent acting in its reasonable judgment).
“Eligible In-Transit Commodities” means any Qualified Commodity that:
(a)    is either (x) in a container or in bulk and loaded clean on board onto an ocean vessel or in port, (y) in a pipeline in the United States of America or Canada or (z) located in the United States of America or Canada or en route on a railcar, truck or barge;
(b)     (A) in the case of Qualified Commodities described in clause (a)(y) above is evidenced by a pipeline/meter ticket issued by the applicable pipeline operator a copy of which has been delivered to the Administrative Agent; and (B) other than Qualified Commodities described in clause (a)(y) above is covered by either (i) a non-negotiable tangible document of title in the possession of the Administrative Agent or an Obligor; (ii) a negotiable tangible document of title (including a bill of lading) located in the United States of America in such Obligor’s possession, or a negotiable tangible document of title (including a bill of lading) located outside the United States of America in the Administrative Agent’s possession or as otherwise agreed to by the Administrative Agent in its sole discretion on a case by case basis, with all necessary endorsements or is subject to an Agreement to Pledge or (iii) solely in the case of Qualified Commodities described in clause (a)(x) above, (1) a Trust Receipt or (2) a sea waybill and is located within, or en route to, the United States of America, Canada, Germany, the Netherlands or Belgium;
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provided that the aggregate amount of Qualified Commodities covered by a sea waybill, that may be included in the Borrowing Base shall not exceed $25,000,000; provided, that in the case of clause (iii)(1), such Qualified Commodities shall be included in the Borrowing Base so long as (i) such Obligor has used commercially reasonable efforts to replace such Trust Receipt with a negotiable tangible document of title (including a bill of lading) and (ii) no more than seven (7) days have elapsed since the applicable Qualified Commodities were loaded on board the applicable vessel while subject to a Trust Receipt; provided, that (I) in the case of Qualified Commodities described in clause (a)(x) above, a copy of the applicable document of title, Trust Receipt or sea waybill shall have been delivered to the Administrative Agent and (II) in the case of Qualified Commodities described in clause (a)(z) above, a copy of the applicable document of title shall be delivered to the Administrative Agent promptly upon the Administrative Agent’s request therefor;
(c)    fully insured against casualty loss while in-transit and the Borrower has delivered to the Administrative Agent an insurance certificate naming the Administrative Agent as lender’s loss payable with respect to such physical commodity;
(d)    except as specifically noted in clauses (a), (b) and (c) above, such Qualified Commodity otherwise satisfies the requirements set forth in the defined term “Eligible Commodities” and is not pledged to secure indebtedness permitted pursuant to Section 8.7(j) hereof; and
(e)    is not otherwise deemed to be ineligible in the reasonable judgment of the Administrative Agent (it being acknowledged and agreed that with three (3) Business Days prior written notice any such physical commodity may be deemed ineligible by the Administrative Agent acting in its reasonable judgment).
“Eligible In-Transit Commodities (Afloat or Pipeline)” means Eligible In-Transit Commodities which are described in clauses (a)(x) or (a)(y) of the definition of Eligible In-Transit Commodities.
“Eligible In-Transit Commodities (Truck, Barge or Rail)” means Eligible In-Transit Commodities which are described in clause (a)(z) of the definition of Eligible In-Transit Commodities.
“Eligible Letters of Credit Issued for Commodities Not Yet Received” means, as of any date, the aggregate face amount of documentary Letters of Credit for the purchase of Eligible Commodities, as long as the applicable Obligor is able to calculate drawable liability thereof in a manner acceptable to the Administrative Agent in its sole discretion, which such manner shall be in such Obligor’s normal course of business and consistent with its month-end reconciliation processes, so long as (i) the applicable supplier has title to such Eligible Commodities and (ii) the applicable Obligor has the absolute and unqualified right to obtain such Eligible Commodities from the applicable supplier, minus any amounts drawn or paid under such Letters of Credit minus any other liabilities then existing that may be satisfied by any such Letters of Credit for the
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purchase of Eligible Commodities as of such date for which title has passed to such Obligor as of such date.
“Eligible OTC Counterparty” means, with respect to any OTC Commodity Contract, (i) StoneX Markets LLC, (ii) a Person that is a Lender or an Affiliate of a Lender, or (iii) a Person that has a minimum rating from a nationally recognized credit agency of BBB+ that is acceptable to the Administrative Agent, in each case so long as such Person is an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.
“Eligible Purchase Agreement” means any Purchase Agreement which:
(a)    is the valid, binding and legally enforceable obligation of such Obligor and the Purchaser and such Purchaser is not (i) a Subsidiary, Unrestricted Subsidiary or Affiliate of such Obligor, (ii) a shareholder, director, officer or employee of Holdings, the Borrower or any Subsidiary or Unrestricted Subsidiary, (iii) the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, unless the Assignment of Claims Act or any similar state or local statute, as the case may be, is complied with to the satisfaction of the Administrative Agent, (iv) a debtor under any proceeding under the United States Bankruptcy Code, as amended, or any other comparable bankruptcy or insolvency law, (v) an assignor for the benefit of creditors or (vi) in violation of applicable “know your customer” laws, rules and regulations, Sanctions or Anti-Terrorism Laws;
(b)    provides that the Purchaser must purchase or repurchase (as the case may be) the applicable commodities within a determined amount of time in accordance with such Purchase Agreement;
(c)    no default or event of default exists under such Purchase Agreement and the representations and warranties made therein by such Obligor and the Purchaser are true and correct in all material respects;
(d)    such Obligor has full and unqualified right to assign and grant a Lien in such Purchase Agreement to the Administrative Agent for the benefit of the Lenders;
(e)    is not subject to any dispute, setoff, counterclaim, deductions or other claims or defense with respect thereto by the Purchaser;
(f)    is not due from a Purchaser located in a state in which Borrower is not able to bring suit or otherwise enforce its remedies against a Purchaser through judicial process;
(g)    is in compliance in all respects with the requirements of the Credit and Collection Policy; and
(h)    is not otherwise deemed to be ineligible in the reasonable judgment of the Administrative Agent (it being acknowledged and agreed that with five (5) Business
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Days prior written notice to the Borrower or any Subsidiary any such commodity may be deemed ineligible by the Administrative Agent acting in its reasonable judgment).
“Eligible Receivables” means Eligible Billed Receivables and Eligible Unbilled Receivables.
“Eligible Renewable Identification Numbers” means any Renewable Identification Number that:
(a)    is an asset of such Obligor to which it has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of the Administrative Agent free and clear of any other Liens;
(b)    is unexpired and less than one year from the date of issuance;
(c)    is registered in such Obligor’s account in the EPA Moderated Transaction System (EMTS) and the quantity thereof is verified by reference to such Obligor’s EMTS account;
(d)    was validly generated for renewable fuel, has not been retired, and represents the applicable fuel volume that was produced;
(e)    was not subject to an invalid transfer or improperly identified; and
(f)    is not otherwise deemed to be ineligible in the reasonable judgment of the Administrative Agent (it being acknowledged and agreed that with five (5) Business Days prior written notice to the Borrower or any Borrower Subsidiary any such Renewable Identification Number may be deemed ineligible by the Administrative Agent acting in its reasonable judgment).
“Eligible RIN Sale Contract” means, with respect to any Eligible Renewable Identification Number, a binding, enforceable contract for the sale thereof pursuant to which (a) the obligation of the purchaser thereunder is not contingent upon the completion of any further performance by such Obligor or any other Person on its/their behalf and (b) the purchase of such Renewable Identification Number shall occur not later than sixty (60) days from the date of determination.
“Eligible Unbilled Receivable” means any Receivable of an Obligor that would constitute an Eligible Billed Receivable but for the fact that such Receivable has not actually been invoiced; provided that (a) such Receivable shall not be eligible after the date that is ten (10) Business Days after the creation thereof, (b) upon the issuance of an invoice for such Receivable, such Receivable shall satisfy the requirements to be an Eligible Billed Receivable and (c) such Receivable shall be in compliance in all respects with the Credit and Collection Policy and the Market Risk Policy.
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“Eligible Unbilled Receivable (Insured or Investment Grade)” means an Eligible Unbilled Receivable that would constitute an Eligible Billed Receivable (Insured or Investment Grade) but for the fact that such Receivable has not actually been invoiced.
“Eligible Unbilled Receivable (Uninsured)” means all Eligible Unbilled Receivables (i) where the Account Debtor is located in the United States of America, Canada, Germany, the Netherlands or Belgium, and (ii) that do not otherwise qualify as Eligible Unbilled Receivables (Insured or Investment Grade).
“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous material or (e) pollution (including any release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.
“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the determination that any Plan is considered an at-risk plan or that any Multiemployer Plan is endangered or is in critical status within the meaning of Sections 430 or 432 of the Code or Sections 303 or 305 of ERISA, as applicable; (c) the incurrence by the Borrower or any member of the Controlled Group of any liability under Title IV of ERISA, other than for PBGC premiums not yet due; (d) the receipt by the Borrower or any member of the Controlled Group from the PBGC or plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan or the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (e) the appointment of a trustee to administer any Plan; (f) the withdrawal of the Borrower or any member of the Controlled Group from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or the cessation of operations by the Borrower or any member of the Controlled Group that would be treated as a withdrawal from a Plan under Section 4062(e) of ERISA; (g) the partial or complete withdrawal by the
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Borrower or any member of the Controlled Group from any Multiemployer Plan or a notification that a Multiemployer Plan is insolvent; or (h) the taking of any action to terminate any Plan or Multiemployer Plan under Section 4041 or 4041A of ERISA.
“Erroneous Payment” has the meaning assigned to it in Section 11.14(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.14(d).
“Erroneous Payment Impacted Loans” has the meaning assigned to it in Section 11.14(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.14(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.14(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” means any event or condition identified as such in Section 9.1 hereof.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 1.11) or (ii) such Lender changes its lending office, except in each case
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to the extent that, pursuant to Section 13.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 13.1(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Facilities” means, collectively, the Committed Facility and the Uncommitted Facility.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement among Governmental Authorities implementing the foregoing, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, or any treaty or convention among Governmental Authorities and implementing the foregoing.
“Federal Funds Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that in no event shall the Federal Funds Rate be less than zero.
"Fee Letter" means any letter agreement or other agreement regarding fees between the Borrower and the Administrative Agent (or any of its affiliates), including in respect of agency, arrangement, or similar fees payable in connection with this Agreement, in each case as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Floor” means a rate of interest equal to 0%.
“Food Security Act” means the Food Security Act of 1985, 7 U.S.C. Section 1631 et. seq., as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.
“Foreign Borrower Subsidiary” means each Borrower Subsidiary which (a) is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia, (b) conducts substantially all of its business outside of the United States of America, and (c) has substantially all of its assets outside of the United States of America.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Forward Contract” means (i) with respect to the Merchants Plus Program, a forward contract governed by the laws of the United States (or any state thereof) or the laws of Australia, in each case, between an Obligor and and a seller of Qualified Commodities who commits to sell a predetermined quantity of the commodity to be delivered to such Obligor by a certain date, and
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a sale contract between such Obligor and a different party who is a buyer of the commodity, and (ii) with respect to Qualified Commodities other than in respect of the Merchants Plus Program, any contract governed by the laws of the United States (or any state thereof) or the laws of Australia, in each case, between such Obligor and one or more other Certified Merchants whereby such Obligor agrees to purchase or sell Qualified Commodities from or to such Certified Merchants in a fixed price forward contract or no basis established contract on a date specified after the date of the contract.
“Forward Contract Equity” means, as of any date of determination and with respect to any Forward Contract, (a) if an Obligor is the seller under such Forward Contract, the difference between the price payable on the same delivery date for such Qualified Commodities under such Forward Contract outstanding as of such date of determination, less the Market Value on a delivery date for the Qualified Commodities under such Forward Contract if entered into as of such date of determination, and (b) if an Obligor is the purchaser under such Forward Contract, the difference between the Market Value on a delivery date for the Qualified Commodities under such Forward Contract if entered into as of such date of determination, less the price payable on the same delivery date for such Qualified Commodities under such Forward Contract outstanding as of such date of determination; provided, however, that, in each case, (A) the Forward Contract Equity relating to Forward Contracts for any counterparty shall be calculated on a net basis for all Forward Contract Equity relating to Forward Contracts (and forward contracts not constituting Forward Contracts or Forward Contract Equity) between such counterparty (or any of its Affiliates) and such Obligor; provided that such amount of net value shall be reduced by the aggregate amount of deficit value attributable to each futures account maintained at an applicable broker that is not subject to a control agreement in favor of the Administrative Agent; and (B) the value of any outstanding Forward Contract shall be excluded from “Forward Contract Equity” to the extent that such outstanding Forward Contract (i) is not a validly-executed contract that is in full force and effect; (ii) is a contract pursuant to which delivery is to be made more than twenty-four (24) months after the date of determination; (iii) is subject to any condition (other than the passage of time and tender of payment or goods) or dispute or with respect to which a known claim of offset or a contra account, or a defense or counterclaim, has been asserted by the Certified Merchant; (iv) is not subject to a duly perfected first priority Lien in favor of the Administrative Agent or is subject to any other Lien (other than any Lien securing the Secured Obligations); (v) is a contract that has been rolled more than two times, or has been rolled for a period of sixty (60) days (or in the case of counterparties set forth on Schedule 5.1(D) attached hereto, ninety (90) days) or more from the original delivery date, (vi) is a contract that has been restructured, extended, amended or modified for any reason not described in clause (v) above; (vii) is a contract which is past the delivery date by more than thirty-five (35) days (or in the case of counterparties set forth on Schedule 5.1(E) attached hereto, sixty (60) days) or (viii) has been terminated or is subject to termination by reason of a default or bankruptcy or any other termination event thereunder, in each case unless such termination is subject to payment of the mark-to-market value thereof by the relevant counterparty.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) such Defaulting Lender’s Revolver Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting
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Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to Swingline Lender, such Defaulting Lender’s Revolver Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funding Rules” means the requirements relating to the minimum required contributions (including any installment payments) to Plans and Multiemployer Plans, as applicable, and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Funds Transfer and Deposit Account Liability” means the liability of the Borrower or any Guarantor owing to any of the Lenders, or any Affiliates of such Lenders, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from deposit accounts of the Borrower and/or any Guarantor now or hereafter maintained with any of the Lenders or their Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, and (c) any other deposit, disbursement, and cash management services afforded to the Borrower or any Guarantor by any of such Lenders or their Affiliates.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“German Global Assignment Agreement” means a German law global assignment agreement entered into by the Borrower and the Administrative Agent.
“German Security Agreements” means the German Global Assignment Agreement and the German Security Transfer Agreement (including in each case, any and all supplements thereto) among the Borrower and the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time and each pledge agreement, security assignment agreement, security transfer agreement, land charge deed, security purpose agreement or other agreement that is entered into by the Borrower in favor of the Administrative Agent, that is governed by the laws of Germany, in each case, in form and substance satisfactory to the Administrative Agent and entered into pursuant to the terms of this Agreement or any other Loan Document.
“German Security Transfer Agreement” means a German law security transfer agreement entered into by the Borrower and the Administrative Agent.
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“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” and “Guarantors” each is defined in Section 4.1 hereof.
“Guaranty” and “Guaranties” each is defined in Section 4.1 hereof.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.
“Hedging Account” means any commodity account, deposit account or securities account (as such terms are defined in the UCC) of an Obligor.
“Hedging Agreements” means any arrangement entered into by an Obligor or a Purchaser with a counterparty (a) to hedge against fluctuations in raw materials values or commodity prices (including without limitation a commodity swap transaction, commodity collar transaction, commodity put transaction, commodity cap transaction, commodity purchase transaction, or commodity option transaction, or any combination of the foregoing (including any options to enter into the foregoing)) that permits financial (rather than physical) settlement of such arrangement or (b) consisting of rate swap transactions, basis swaps, forward rate transactions, equity or interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing relating to interest rates or currencies. For the avoidance of doubt, in no event shall Hedging Agreements include Repo Transactions.
“Hedging Liability” means the liability of the Borrower or any Guarantor to any of the Lenders, or any Affiliates of such Lenders in respect of any Hedging Agreement of the type permitted under Section 8.7(c) as the Borrower or such Guarantor may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof, and substitutions therefor); provided, however, that, with respect to any Guarantor, Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.
“Holdings” is defined in the introductory paragraph hereof.
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“Holdings Subordinated Debt” means Subordinated Debt owing by the Borrower or any Borrower Subsidiary to Holdings and having no scheduled payments of principal (whether a scheduled amortization payment, at maturity or otherwise) due at any time prior to the date that is six months after the Termination Date.
“Indebtedness for Borrowed Money” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than ninety (90) days past due), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person,, (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money and (f) all obligations and contingent obligations of any Person under Repo Transactions and any transactions substantially similar to Repo Transactions.
“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Interest Payment Date” means (a) with respect to any SOFR Loan, the last day of each Interest Period with respect to such SOFR Loan and on the Termination Date, (b) in the event of any principal amount repaid or prepaid on any Loan, the date of such repayment or prepayment, and (c) with respect to any Base Rate Loan, the last day of every fiscal quarter and on the Termination Date.
“Interest Period” means the period commencing on the date a Borrowing of SOFR Loans is advanced, continued, or created by conversion and ending in the case of SOFR Loans that is 2 weeks thereafter or that is 1 or 3 months thereafter, provided, however, that:
(i)    no Interest Period shall extend beyond the final maturity date of the relevant Loans;
(ii)    whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of SOFR Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and
(iii)    for purposes of determining an Interest Period for a Borrowing of SOFR Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on
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the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.
“Investment Grade” means a Person having, or whose securities have, a long-term rating of BBB- or better by S&P, Baa3 or better by Moody’s, or BBB- or better by Fitch; provided that if more than one long-term rating applies to such Person and/or its securities, then the lowest rating shall apply.
“Investment Grade Rating” means a long-term rating of BBB- or better by Standard & Poor’s Ratings Services Group, a division of The McGraw-Hill Companies, Inc., Baa3 or better by Moody’s Investors Service, Inc., or BBB- or better by Fitch, Inc.; provided that if more than one long-term rating applies to any Person or its securities, then the lowest rating shall apply and if such lowest rating shall not be at least BBB- or better by Standard & Poor’s Ratings Services Group, a division of The McGraw-Hill Companies, Inc., Baa3 or better by Moody’s Investors Service, Inc., or BBB- or better by Fitch, Inc., such Person shall not be considered to have an Investment Grade Rating.
“L/C Issuer” means Coöperatieve Rabobank U.A., New York Branch, in each case in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 1.1(c)(viii) hereof.
“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.
“L/C Participation Fee” is defined in Section 2.1(b) hereof.
“L/C Sublimit” means $20,000,000, as reduced pursuant to the terms hereof.
“Legal Requirement” means any treaty, convention, statute, law, common law, rule regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any governmental authority, whether foreign, federal, state, or local.
“Lenders” means and includes Coöperatieve Rabobank U.A., New York Branch and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 13.12 hereof. Unless the context otherwise requires, the term “Lenders” includes Swingline Lender.
“Lending Office” is defined in Section 10.3 hereof.
“Letter of Credit” is defined in Section 1.1(c) hereof.
“Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Adjusted Liabilities to (b) Tangible Net Worth.
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“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement, right of retention, or a right of reclamation.
“Loan” means any (a) Revolving Loan, whether outstanding as a Base Rate Loan or SOFR Loan or otherwise or (b) Swingline Loan, each of which is a “type” of Loan hereunder.
“Loan Documents” means this Agreement, the Notes (if any), the Applications, the Collateral Documents, the Guaranties, the Fee Letter and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith, including any instrument of document subordinating the Subordinated Debt to any Secured Obligations or any intercreditor agreement entered into with another creditor of the Borrower.
“Loan Parties” means the Borrower and the Guarantors.
“Management Fees” means all fees, charges and other amounts (including without limitation salaries and any other compensation such as bonuses, pensions and profit sharing payments) due and to become due to Holdings or any of its Affiliates in consideration for, directly or indirectly, management, consulting or similar services.
“Market Risk Policy” means the market risk policy and market risk limits of Holdings and its Subsidiaries, dated as of January 2026, heretofore delivered to the Administrative Agent, as such policy may hereafter be amended, modified or supplemented from time to time in accordance with this Agreement.
“Market Value” means, with respect to any commodity (including an Eligible Commodity) or Renewable Identification Number on any date, the cash value of such commodity or Renewable Identification Number as internally recorded on the Borrower’s books and as determined in good faith by the Borrower based, determined on a cash basis by using prices (a) on the New York Mercantile Exchange, the COMEX, the New York Board of Trade, the International Petroleum Exchange, the Intercontinental Commodities Exchange, the Chicago Board of Trade, the Chicago Mercantile Exchange, NGX, PLATTS or, if a price for any such commodity (or delivery period, quality or location) is not available on such exchanges, such other markets or exchanges recognized as such in the commodities trading industry, including over-the-counter markets and private quotations, or as published in an independent industry recognized source or based on recent market transactions at market prices, in each case reasonably selected by the Borrower and approved by the Administrative Agent, (b) if such a price for any such commodity is not available in any market or exchange or other source described in clause (a) above, any other exchange or market or source reasonably selected by the Borrower and approved by the Administrative Agent on such date or (c) if such a price for any such commodity is not available in any market or exchange described in clauses (a) or (b) above, such other value determined pursuant to methodology reasonably selected by the Borrower (including recent market transactions) and reasonably satisfactory to the Administrative Agent.
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“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property or condition (financial or otherwise) of the Borrower or of Holdings, the Borrower and the Borrower Subsidiaries taken as a whole, (b) a material impairment of the ability of Holdings, the Borrower or any Borrower Subsidiary to perform its material obligations under any Loan Document or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against Holdings, the Borrower or any Borrower Subsidiary of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document.
“Material Contract” means each Hedging Agreement, Purchase Agreement and any other agreement entered into by an Obligor with respect or in connection with the foregoing, in each case that is included in determining eligibility requirements for purposes of the Borrowing Base.
“Maximum Amount” means $325,000,000, as such amount may be increased pursuant to Section 1.15, reduced pursuant to Section 1.10 or reduced in respect of any Declining Lender pursuant to the Section 1.14, but in no event to exceed $450,000,000.
“Merchants Plus Program” refers to a program utilizing either (i) Merchants Plus Swap Contract; or (ii) a Forward Contract, pursuant to which program (a) there shall be a defined pricing period, over which such Obligor will enter into exchange traded futures and options, and OTC swaps and options, collectively “trades”, in an effort to achieve the pricing goals of the program strategy, (b) price adjustments will be made to the purchase price through reference to gains or losses recognized on these trades, (c) the final price of the committed quantity of the commodity is established at the end of this period and (d) pricing based upon any trade is based upon the same or a highly correlated commodity as that which will be physically delivered and correlates in terms of volume.
“Merchants Plus Swap Contract” means one or more swap transactions entered into between an Obligor and an unaffiliated counterparty that is a qualified “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.
“Merchants Plus Swap Contract Equity” means, as of any date of determination and with respect to any Merchants Plus Swap Contract, the difference between (a) the floating price payable by counterparty under such Merchants Plus Swap Contract if settled on such date of determination, and (b) the Merchants Plus Program price payable such Obligor on the same settlement date under such Merchants Plus Swap Contract outstanding as of such date of determination (or such difference, in the aggregate, measured on such other basis as may be reasonably determined from time to time by such Obligor); provided, however, that the value of any outstanding Merchants Plus Swap Contract or Forward Contract shall be excluded from “Merchants Plus Swap Contract Equity” to the extent that such outstanding Merchants Plus Swap Contract (i) is not a validly-executed contract that is in full force and effect; (ii) is a contract pursuant to which delivery is to be made more than twenty-four (24) months after the date of determination; (iii) is subject to any condition (other than the passage of time and tender of payment or goods) or dispute or with respect to which a known claim of offset or a contra
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account, or a defense or counterclaim, has been asserted by the counterparty; (iv) is subject to any Lien other than a Lien in favor of the Administrative Agent; (v) is a contract that has been rolled, for a period of thirty (30) days or more, restructured, extended, amended or modified as a result of the inability of any party thereto (including such Obligor) to perform thereunder or (vi) has a negative value from such Obligor’s perspective.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion and in compliance with requirements of the Commodity Exchange Act.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group contributes, is obligated to contribute, or has any liability or contingent liability.
“Net Hedging Value” means, at any time the same is to be determined with respect to a Hedging Account, the aggregate amount (to the extent positive after giving effect to any netting agreements) that an Obligor would be entitled to receive if all Hedging Agreements maintained in such Hedging Account were terminated at such time.
“New Lender” means any Person that becomes a Lender with an Uncommitted Amount in accordance with the Section titled “Election of Approving Lenders to Continue Funding Under the Uncommitted Facility,” subject to the approval of the Administrative Agent, the L/C Issuer, the Swingline Lender and such Person.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” is defined in Section 1.8(d) hereof.
“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any of the Guarantors arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.
“Obligor” means the Borrower and, upon the accession of StoneX Mexico to this Agreement as an Obligor in a manner satisfactory to the Administrative Agent (including by executing and delivering a Guaranty, Collateral Documents and such other documents and instruments as the Administrative Agent may require), StoneX Mexico.
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“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“OFAC Event” means the event specified in Section 8.23 hereof.
“OTC Commodity Contract” means any Hedging Agreement (excluding any exchange-traded or exchange-cleared contract) with respect to any Qualified Commodity to which an Obligor is a party.
“OTC Commodity Contract Equity” means, as of any date of determination, the Net Hedging Value (positive or negative) to such Obligor of all OTC Commodity Contracts to which to such Obligor is a party, calculated on the basis of the contract terms between the counterparties, the Commodity Exchange Act, or such other basis as may be reasonably determined from time to time by the Administrative Agent (and, to the extent that such other basis would increase the amount thereof, consented to by the Lenders); provided, however, that any “OTC Commodity Contract Equity” shall exclude any Net Hedging Value arising from (a) a OTC Commodity Contract that is (i) not a validly-executed contract that is in full force and effect; (ii) subject to any condition (other than the passage of time, tender of payment or changes in prices or values with respect to the reference assets) or dispute or with respect which a known claim of offset or a contra account, or a defense or counterclaim, has been asserted by the counterparty with respect thereto; (iii) with a Person that is the subject of dissolution, liquidation, reorganization, receivership or bankruptcy proceedings or has gone out of business; (iv) with a Person (other than an Eligible OTC Counterparty) whose principal office is located outside the United States of America or with an Eligible OTC Counterparty who does not have an office within the United States; (v) the counterparty with respect thereto is not an Eligible OTC Counterparty; (vi) not subject to a duly perfected first priority Lien in favor of the Administrative Agent or is subject to any Liens (other than Liens in favor of the Administrative Agent) in favor of any Person other than the Administrative Agent; or (vii) a contract that has been rolled, restructured, extended, amended or modified as a result of the inability of any party thereto to perform thereunder or (b) the Eligible OTC Counterparty has not executed and delivered to the Administrative Agent such acknowledgments with respect to such OTC Commodity Contract which the Administrative Agent determines are necessary or desirable.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Eligible In-Transit Commodities” means all Eligible In-Transit Commodities other than Eligible In-Transit Commodities (Afloat or Pipeline) and Eligible In-Transit Commodities (Truck, Barge or Rail).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution,
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delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 1.11).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation, as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“Participating Interest” is defined in Section 1.1(c)(v) hereof.
“Participating Lender” is defined in Section 1.1(c)(v) hereof.
“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Accounts Receivables Sales” means transactions in which the Borrower sells on a non-recourse basis or limited recourse (for dilution satisfactory to the Administrative Agent) to a Lender or an Affiliate thereof, or to any other Person acceptable to the Administrative Agent in its sole discretion, all or a portion of any Receivables in which (a) the purchase price is required to be paid by the buyer pursuant to agreements executed by it to the Borrower in cash directly to a controlled account, (b) is on terms reasonably satisfactory to the Administrative Agent and (c) in the case of a sale of less than 100% of any Receivable, (x) such purchase is of not less than 90% of the face amount of such Receivable and (y) the Borrower is not restricted from pledging the remaining portion of such Receivable in favor of the Administrative Agent.
“Permitted Accounts Receivables Sales Account” means an account, which may be in the name of the Borrower or in the name of a purchaser of Receivables in connection with Permitted Accounts Receivables Sales; provided that, solely in the event such account is not subject to a Control Agreement:
(a)    such account is used in connection with Permitted Accounts Receivables Sales permitted hereunder and, in the case of an account held in the name of the Borrower, is not used by the Borrower for purposes other than Permitted Accounts Receivables Sales and the collection of accounts receivables from Account Debtors in respect of such transactions; and
(b)     the Borrower may direct or instruct Account Debtors in respect of Receivables subject to Permitted Accounts Receivables Sales to make payment in respect of all Receivables owing by such Account Debtors to the Borrower to such account so long as (i) no Receivables owing by such Account Debtors who have been directed or instructed to make payments to such account are then included in the Borrowing Base,
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and no Borrowing Base deficiency then exists or would result, and (ii) the purchaser in respect of such Permitted Accounts Receivables Sales shall have entered into an agreement with the Borrower and the Administrative Agent (or solely with the Borrower so long as the Administrative Agent is an express third-party beneficiary thereof), in form and substance satisfactory to the Administrative Agent, to return any collections in respect of such non-purchased Receivables to an account of the Borrower subject to the control of the Administrative Agent and not to set off any amounts owing to it against such collections.
“Permitted Holders” means (a) Blackrock Institutional Trust Company, N.A. and (b) (i) Sean M. O’Connor or any of his respective spouses or lineal descendants; (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing; and (iii) any trust, the beneficiaries of which only include any of the foregoing or their respective spouses or lineal descendants.
“Permitted Repo Provider” means (a) a Repo Provider that is a Lender or an Affiliate of a Lender or (b) any other Person approved by Administrative Agent.
“Permitted Repo Transaction” means, a Repo Transaction which satisfies each of the following conditions precedent: (a) both before and after giving effect to the Repo Transaction, no Default or Event of Default shall have occurred and be continuing and no mandatory prepayment under Section 1.6(b) shall then be required and (b) the Repo Provider (i) shall have executed a Repo Intercreditor Agreement and (ii) shall be a Permitted Repo Provider.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.
“Plan” means any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any member of the Controlled Group is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Prime Rate” means the rate of interest per annum published in the Wall Street Journal as the U.S. dollar “prime rate” for such day and if the Wall Street Journal does not publish such rate on such day then such rate as most recently published prior to such day; provided that in no event shall the Prime Rate be less than zero.
“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
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“Purchase Agreement” means either (i) an agreement whereby a Purchaser agrees to purchase Qualified Commodities from an Obligor at a later date, or (ii) a master commodities sale/repurchase agreement between an Obligor and a Purchaser, pursuant to which the Purchaser party thereto agrees to sell certain commodities to such Obligor and such Obligor agrees to purchase such commodities and then the Purchaser agrees to repurchase such commodities at a later date, together with, in each case with respect to clauses (i) and (ii), all agreements, documents and instruments related thereto, as such agreements, documents and instruments may be amended from time to time in accordance with the Credit and Collection Policy and the Market Risk Policy and in accordance with this Agreement.
“Purchaser” means each Person that is obligated to purchase Qualified Commodities from an Obligor, including any Person that is obligated to purchase previously sold such Qualified Commodities under a Purchase Agreement.
“Qualified Commodity” means any physical commodity of the type described on Schedule 5.1 attached hereto (as such schedule may be modified or supplemented in the Administrative Agent’s reasonable discretion) that is (or with respect to a physical commodity subject to a Forward Contract, will be upon delivery of such physical commodity): (a) on site and in storage within a storage facility operated by a Purchaser, in-transit to such storage facility; and (b) fully insured against casualty loss while in a storage facility operated by a Purchaser or in-transit to such storage facility operated by a Purchaser, and such Purchaser or the Borrower has delivered to the Administrative Agent an insurance certificate naming the Administrative Agent as lender’s loss payable with respect to such Qualified Commodity. The foregoing notwithstanding, if any physical commodity is not on site and in storage within a storage facility operated by such Purchaser or in-transit, such physical commodity shall be deemed a Qualified Commodity if such physical commodity satisfies the other conditions set forth above and is stored at a storage facility acceptable to the Administrative Agent (in its sole discretion), and the Borrower, such Purchaser, or storage operator provides an insurance certificate to the Administrative Agent evidencing that such physical commodity is fully insured against casualty loss while in storage and naming the Administrative Agent as loss payee.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder, and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Receivables” means all rights to the payment of a monetary obligation, now or hereafter owing, whether evidenced by accounts, instruments, chattel paper, or general intangibles.
“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any L/C Issuer, as applicable.
“Reimbursement Obligation” is defined in Section 1.1(c)(iii) hereof.
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“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.
“Renewable Identification Numbers” means renewable identification numbers issued by the U.S. Environmental Protection Agency to track renewable transportation fuels.
“Repo Intercreditor Agreement” means, an intercreditor agreement among the Borrower, any of its Subsidiaries (if party to the Repo Transaction), the applicable Repo Provider and Administrative Agent, in form and substance satisfactory to Administrative Agent.
“Repo Obligations” means, of any Person at any date, all obligations of such Person with respect to Repo Transactions on such date. The amount of Repo Obligations on any date under any Repo Transaction shall be the repurchase price (and any other monetary obligations of the applicable Person) under such Repo Transaction on such date.
“Repo Provider” means, with respect to any Repo Transaction of the Borrower or any of its Subsidiaries, the counterparty to the Borrower under such Repo Transaction.
“Repo Transaction” means, transactions (whether a single transaction or series of related or contemporaneous transactions) under which the Borrower or any of its Subsidiaries sells Subject Commodities to a Repo Provider or the Borrower or any such Subsidiary directs a Repo Provider to purchase Subject Commodities from a third party (in all cases whether or not such sale by the Borrower or such Subsidiary or such third party is a true sale or deemed a financing) and (i) the Borrower or such Subsidiary has the obligation to repurchase the same Subject Commodities or commodities or Inventory of the same type and quantity from the Repo Provider, (ii) the Borrower or such Subsidiary has the option to repurchase the same Subject Commodities or commodities or Inventory of the same type and quantity from Repo Provider, and/or (iii) the Repo Provider has the option to require the Borrower or such Subsidiary to repurchase the same Subject Commodities or commodities or Inventory of the same type and quantity from the Repo Provider.
“Required Committed Lenders” means, as of the date of determination thereof, (i) in the event there are two (2) unaffiliated Lenders with Revolving Commitments (or, if the Revolving Commitments have been terminated, Revolving Credit Exposure under the Committed Facility), 100%, and (ii) otherwise, Lenders whose outstanding Revolving Credit Exposure under the Committed Facility and unused Revolving Commitments constitute more than 50% of the sum of (A) the total outstanding Revolving Credit Exposure of the Lenders under the Committed Facility and (B) the aggregate unused Revolving Commitments; provided that the portion of any Revolving Credit Exposure or Revolving Commitment held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Committed Lenders.
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“Required Lenders” means, as of the date of determination thereof, (i) in the event there are two (2) unaffiliated Lenders, 100%, and (ii) in the event there are more than two (2) unaffiliated Lenders, Lenders whose outstanding Revolving Credit Exposure and unused Revolving Commitments and Uncommitted Amounts constitute more than 50% of the sum of (A) the total outstanding Revolving Credit Exposure of the Lenders, (B) the aggregate unused Revolving Commitments and (C) the aggregate unused Uncommitted Amounts; provided that the portion of any Revolving Credit Exposure, Revolving Commitment or Uncommitted Amount held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Uncommitted Lenders” means, as of the date of determination thereof, (i) in the event there are two (2) unaffiliated Lenders with Uncommitted Amounts (or, if the Uncommitted Amounts have been reduced or terminated, Revolving Credit Exposure under the Uncommitted Facility), 100%, and (ii) otherwise, Lenders whose outstanding Revolving Credit Exposure under the Uncommitted Facility and unused Uncommitted Amounts constitute more than 50% of the sum of (A) the total outstanding Revolving Credit Exposure of the Lenders under the Uncommitted Facility and (B) the aggregate unused Uncommitted Amounts; provided that the portion of any Revolving Credit Exposure or Uncommitted Amount held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Uncommitted Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller of the Borrower.
“Restricted Subsidiary” means any Borrower Subsidiary other than an Unrestricted Subsidiary.
“Revolver Percentage” means, for each Lender under an Applicable Facility, (a) with respect to the Committed Facility, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment or, if the Revolving Commitments have been terminated, the percentage held by such Lender of the aggregate principal amount of all Committed Revolving Loans, L/C Obligations and Swingline Exposure under the Committed Facility then outstanding, and (b) with respect to the Uncommitted Facility, the percentage of the aggregate Uncommitted Amounts represented by such Lender’s Uncommitted Amount or, if any Lender has become a Declining Lender or the Uncommitted Amounts have been reduced or terminated, such adjusted percentage as the Administrative Agent determines in accordance with Section 1.14 based on the Uncommitted Amounts and outstanding Uncommitted Revolving Loans, L/C Obligations and Swingline Exposure under the Uncommitted Facility then held by the Lenders.
“Revolving Commitment” means, as to any Lender, the obligation of such Lender to make Committed Revolving Loans and to participate in Swingline Loans and Letters of Credit under the Committed Facility, in an aggregate principal or face amount at any one time
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outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Revolving Commitment,” as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The aggregate Revolving Commitments of the Lenders as of the Closing Date are equal to $200,000,000.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its L/C Obligations and Swingline Exposure at such time, in each case under the applicable Facility.
“Revolving Facility Amount” means, as to any Lender, such Lender’s Revolving Commitment and/or Uncommitted Amount, as the context requires. The aggregate Revolving Facility Amounts of the Lenders as of the Closing Date are equal to $325,000,000, consisting of $200,000,000 of Revolving Commitments and $125,000,000 of Uncommitted Amounts.
“Revolving Loan” is defined in Section 1.1(a) and, as so defined, includes a Committed Revolving Loan, an Uncommitted Revolving Loan, a Base Rate Loan or a SOFR Loan, each of which is a “type” of Revolving Loan hereunder.
“Right Corp” means Right Company LLC, a Colorado limited liability company (f/k/a Right Corporation, a Colorado corporation) acquired in connection with the Right Corp Acquisition.
“Right Corp Acquisition” means the Borrower’s acquisition of all of the equity interests of Right Corp following the Second Amendment Effective Date in an amount not to exceed $11,750,000.
“S&P” means Standard & Poor’s Ratings Services Group, a division of The McGraw-Hill Companies, Inc.
“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions (including, without limitation, Crimea, so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, any Person owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a Sanctioned Country.
“Sanctions” means any sanctions administered by or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Hong Kong Monetary Authority, the Netherlands, or other relevant sanctions authority.
“Second Amendment” means that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, Holdings, the Lenders party thereto and the Administrative Agent.
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“Second Amendment Effective Date” means July 29, 2025.
“Second Lien Bridge Facility” means a customary bridge facility entered into by Holdings and its Subsidiaries, together with any Second Lien Debt or second lien term loans or other Second Lien Debt into which such bridge facility may be converted, in each case on customary terms for transactions of this type.
“Second Lien Debt” means (a) second priority senior secured notes to be issued by Holdings and/or (b) any indebtedness under a Second Lien Bridge Facility.
“Second Lien Debt Agreements” means, collectively (i) the indenture dated as of March 1, 2024, by and among Holdings, the Guarantors (as defined therein) and The Bank of New York Mellon, as Trustee and Collateral Agent, as the same may be amended from time to time and (ii) the indenture dated as of July 8, 2025, by and among Holdings, the Guarantors (as defined therein) and The Bank of New York Mellon, as Trustee and Collateral Agent, as the same may be amended from time to time.
“Secured Obligations” means the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or any Guarantor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Loan Party in any such proceeding); provided, however, that, with respect to any Guarantor, Secured Obligations guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.
“Security Agreement” means that certain Third Amended and Restated Security Agreement dated as of July 29, 2026 between the Borrower and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than, in each case, pursuant to clause (c) of the definition of “Base Rate”.
“StoneX BOA Facility” means that certain Amended and Restated Credit Agreement, dated as of June 3, 2025, among Holdings, as borrower, the Guarantors (as defined therein), the
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Lenders (as defined therein) and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, as the same may be amended from time to time.
“StoneX Mexico” means StoneX de Mexico, S. de R.L. de C.V., an entity organized under the laws of Mexico.
“Subject Commodities” has the meaning given to such term in Section 8.5(a)
“Subordinated Debt” means Indebtedness for Borrowed Money which is subordinated in right of payment to the prior payment of the Secured Obligations pursuant to subordination provisions approved in writing by the Administrative Agent and is otherwise pursuant to documentation that is, which is in an amount that is, and which contains interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms that are in form and substance, in each case satisfactory to the Administrative Agent.
“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless specified otherwise, any reference in this Agreement to a Subsidiary of the Borrower shall mean a Restricted Subsidiary of the Borrower.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its applicable Revolver Percentage of the total Swingline Exposure under the Applicable Facility at such time.
“Swingline Lender” means (i) Coöperatieve Rabobank U.A., New York Branch, in its capacity as lender of Swingline Loans hereunder and (ii) any other Lender that shall agree with Administrative Agent to act as Swingline Lender, to the extent approved in writing by the Administrative Agent, such Lender and the Borrower. The term “Swingline Lender” shall be deemed to refer to a Swingline Lender, or to all Swingline Lenders, as the context may require.
“Swingline Loan” means a Loan made pursuant to Section 1.1(b) under the Committed Facility or, if made on an uncommitted and absolutely discretionary basis, under the Uncommitted Facility.
“Swingline Loan Maturity Date” has the meaning set forth in Section 1.1(b)(ii).
“Tangible Net Worth” means, at any time the same is to be determined, an amount equal to (a) the excess of the Borrower’s and any Borrower Subsidiary’s assets over all their liabilities and reserves as determined in accordance with GAAP, plus (b) the principal amount of the
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Holdings Subordinated Debt at such time. For purposes hereof, assets shall exclude (i) goodwill and other intangible items and (ii) advances and loans to and investments in Holdings, the Borrower Subsidiaries and Affiliates of the Borrower, including advances and loans to Holdings permitted pursuant to Section 8.9(h) hereof and investments in and loans to joint ventures permitted by Section 8.9(j) hereof.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, (i) that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor,
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then Term SOFR shall be deemed to be the Floor and (ii) in the case of a 2 week Interest Period, the calculation of Term SOFR shall be based on a tenor of one month.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” means the date that is one (1) year after the Closing Date, or such earlier date on which the Revolving Commitments are terminated and the Uncommitted Amounts are reduced to zero in whole pursuant to Section 1.10, 9.2 or 9.3 hereof.
“Total Adjusted Liabilities” means, at any time the same is to be determined, an amount equal to (i) the aggregate of all indebtedness, obligations, liabilities, reserves and any other items which would be listed as a liability on a balance sheet of the Borrower and any Borrower Subsidiary determined in accordance with GAAP, plus, to the extent not included in clause (i) above, all Repo Obligations of the Borrower and the Borrower Subsidiaries (whether or not set forth on the balance sheet of the applicable Person (or the Borrower and the Borrower Subsidiaries)) of a type arising from Repo Transactions described in clauses (i) or (iii) of the definition of “Repo Transaction”, less (ii) the aggregate principal amount of Subordinated Debt, less (iii) the unrealized losses (determined on a netting basis) relating to the Borrower’s and any Borrower Subsidiary’s Hedging Agreements for financial and physically settled commodities.
“Total Revolving Credit Exposure” means, at any time, the aggregate Revolving Credit Exposure of all Lenders under both Facilities.
“Trust Receipt” means a trust receipt in form and substance satisfactory to the Administrative Agent relating to tangible negotiable documents of title covering Qualified Commodities delivered by the Administrative Agent to the Borrower or any other Person for the purpose of (a) the ultimate sale or exchange of such Qualified Commodity, or (b) the loading, unloading, storing, shipping, transshipping, manufacturing, or otherwise dealing with such Qualified Commodities in a manner preliminary to their sale or exchange.
“UCC” means Uniform Commercial Code of the State of New York as in effect from time to time.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
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“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Uncommitted Amount” means, as to any Lender, the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Uncommitted Amount,” as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof; provided that each Uncommitted Amount is made available on an uncommitted and absolutely discretionary basis and shall not constitute a commitment or obligation to make or participate in any Credit Extension except to the extent expressly provided herein after such Lender affirmatively commits or is deemed to have committed to such Credit Extension. The aggregate Uncommitted Amounts of the Lenders as of the Closing Date are equal to $125,000,000.
“Uncommitted Facility” means the credit facility provided under this Agreement pursuant to which Uncommitted Revolving Loans and Swingline Loans may be made, and Letters of Credit may be issued, in each case on an uncommitted and absolutely discretionary basis under the Uncommitted Amounts in an initial aggregate principal amount of $125,000,000, as such amount may be reduced or increased pursuant to the terms hereof.
“Uncommitted Lender” means each Lender with an Uncommitted Amount or, if the Uncommitted Amounts have been reduced or terminated, each Lender with any exposure under any Uncommitted Revolving Loan, Swingline Loan or Letter of Credit under the Uncommitted Facility then outstanding.
“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 8.27 that has not subsequently been designated as a Restricted Subsidiary pursuant to Section 8.27, (b) any Subsidiary of such Person and (c) Right Corp.
“Unused Commitments” means, at any time with respect to the Committed Facility, the difference between the aggregate Revolving Commitments then in effect and the aggregate outstanding principal amount of Committed Revolving Loans (excluding, for the avoidance of doubt, the Swingline Loans) and L/C Obligations under the Committed Facility.
“U.S. Dollars” and “$” each means the lawful currency of the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in subsection (f) of Section 13.1.
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“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.
“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.
“Wholly-owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.
“Withholding Agent” means the Borrower, any Guarantor and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 5.2Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to New York, New York, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in
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accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.
Section 5.3Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of Holdings, the Borrower and the Borrower Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.
Section 5.4Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
Section 5.5German terms. In this Agreement, where it relates to German law governed security, a security interest includes any mortgage (Grundschuld, Hypothek), pledge (Pfandrecht), retention of title arrangement (Eigentumsvorbehalt), right of retention (Zurückbehaltungsrecht), right to reclaim goods (Herausgabeansprüche) and any other right in rem created for the purpose of granting security.
SECTION 6.REPRESENTATIONS AND WARRANTIES.
The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:
Section 6.1Organization and Qualification. The Borrower is duly organized, validly existing, and in good standing as a limited liability company under the laws of the State of Delaware, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.
Section 6.2Holdings and Borrower Subsidiaries. Holdings and each Borrower Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. Schedule 6.2 hereto identifies the Borrower and each Borrower Subsidiary, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by Holdings, the Borrower and the Borrower Subsidiaries (for Holdings, solely with respect to the Borrower
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and Borrower Subsidiaries) and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of the Borrower and each Borrower Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by Holdings, the Borrower or the Borrower Subsidiaries are owned, beneficially and of record, by Holdings, the Borrower or the applicable Borrower Subsidiary free and clear of all Liens other than Liens permitted by Section 8.8 hereof. There are no outstanding commitments or other obligations of the Borrower or any Borrower Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Borrower or any Borrower Subsidiary.
Section 6.3Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to grant to the Administrative Agent the Liens described in the Collateral Documents executed by the Borrower, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Holdings and each Borrower Subsidiary has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations and Funds Transfer and Deposit Account Liability, to grant to the Administrative Agent the Liens described in the Collateral Documents executed by such Person (if any), and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by Holdings, the Borrower and the Borrower Subsidiaries have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of Holdings, the Borrower and the Borrower Subsidiaries enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by Holdings, the Borrower or any Borrower Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon Holdings, the Borrower or any Borrower Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of Holdings, the Borrower or any Borrower Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting Holdings, the Borrower or any Borrower Subsidiary or any of their Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of Holdings, the Borrower or any Borrower Subsidiary other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents.
Section 6.4Use of Proceeds; Margin Stock. The Borrower shall use the proceeds from any Credit Event (i) to refinance existing indebtedness of the Borrower, (ii) to pay fees and expenses relating to this Agreement, and (iii) for working capital and general corporate purposes (which, for the avoidance of doubt, shall include the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit that is Cash Collateralized to backstop an obligation of the Borrower, including a letter of indemnity issued by a Lender in its individual capacity for the Borrower’s account). None of Holdings, the Borrower or any Borrower Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of Holdings, the Borrower and the
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Borrower Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.
Section 6.5Financial Reports. (i) The unaudited balance sheet of the Borrower as at September 30, 2025, and the related income statement of the Borrower for the fiscal year then ended, and the unaudited interim balance sheet of the Borrower as at May 31, 2026, and the related income statement of the Borrower and for the six months then ended, heretofore furnished to the Administrative Agent and the Lenders fairly present the financial condition of the Borrower as at said dates and the results of its operations for the periods then ended in conformity with GAAP applied on a consistent basis (except that interim statements omit any footnotes to the information contained therein and do not reflect certain adjustments which would be reflected on the annual certified financial statements). Except as disclosed on Schedule 6.5 hereto, the Borrower has no contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.
(i)The Annual Report on Form 10-K for the fiscal year ended September 30, 2025 has been prepared in accordance with GAAP on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year or period and fairly reflect the financial position of Holdings as of the dates thereof, and the results of operations for the periods covered thereby. Except as disclosed on Schedule 6.5 hereto, Holdings does not have contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.
Section 6.6No Material Adverse Change. Since September 30, 2025, there has been no change in the condition (financial or otherwise) or business prospects of Holdings, the Borrower or any Borrower Subsidiary except those occurring in the ordinary course of business or disclosed in the financial reports identified in Section 6.5(ii) hereof or another form of written disclosure to the Lenders prior to the date of this Agreement, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
Section 6.7Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Borrower only represents that the same were prepared on the basis of information and estimates the Borrower believed to be reasonable. The information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 6.8Trademarks, Franchises, and Licenses. Holdings, the Borrower and the Borrower Subsidiaries own, possess, or have the right to use all material patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information necessary to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.
Section 6.9Governmental Authority and Licensing. Holdings, the Borrower and the Borrower Subsidiaries have received all licenses, permits, and approvals of all foreign, federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of the Borrower, threatened.
Section 6.10Good Title. Holdings, the Borrower and the Borrower Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most
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recent consolidated balance sheet of Holdings, the Borrower and the Borrower Subsidiaries furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.8 hereof.
Section 6.11Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against Holdings, the Borrower or any Borrower Subsidiary or any of their Property which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Items disclosed in the financial reports identified in Section 6.5(ii) and in Holdings’ Annual Report on Form 10-K for the fiscal year ended September 30, 2025 are not reasonably expected to have a Material Adverse Effect.
Section 6.12Taxes. All material tax returns required to be filed by Holdings, the Borrower or any Borrower Subsidiary in any jurisdiction have, in fact, been filed, and all material taxes, assessments, fees, and other governmental charges upon Holdings, the Borrower or any Borrower Subsidiary or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. Neither Holdings nor the Borrower knows of any proposed additional tax assessment against Holdings, the Borrower or the Borrower Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of Holdings, the Borrower and each Borrower Subsidiary have been made for all open years, and for its current fiscal period.
Section 6.13Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by Holdings, the Borrower or any Borrower Subsidiary of any Loan Document, except for (i) such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect and (ii) the filing of all financing statements, mortgages, and other documents necessary to perfect the Administrative Agent’s Lien in the Collateral.
Section 6.14Affiliate Transactions. None of Holdings, the Borrower or any Borrower Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than with Wholly-owned Subsidiaries) on terms and conditions which are less favorable to Holdings, the Borrower or such Borrower Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.
Section 6.15Investment Company. None of Holdings, the Borrower or any Borrower Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 6.16ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a material liability to Holdings, the Borrower, any Borrower Subsidiary or any Unrestricted Subsidiary. Each of Holdings, the Borrower and each other member of its respective Controlled Group has complied with the Funding Rules with respect to each Plan, and no waiver of the minimum funding requirements under the Funding Rules has been applied for or obtained. None of Holdings, the Borrower or any Borrower Subsidiary (including any Unrestricted Subsidiary) has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.
Section 6.17Compliance with Laws. Holdings, the Borrower and the Borrower Subsidiaries are in compliance with the requirements of all foreign, federal, state and local laws, rules and regulations applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards
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for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Holdings, the Borrower and the Borrower Subsidiaries will maintain in effect policies and procedures reasonably designed to promote compliance by Holdings, the Borrower, the Borrower Subsidiaries and the Unrestricted Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Terrorism Laws and Anti-Corruption Laws. None of Holdings, the Borrower, any Borrower Subsidiary or any Unrestricted Subsidiary has received written notice to the effect that its operations are not in compliance with any of the requirements of applicable foreign, federal, state or local environmental, health, and safety statutes and regulations or is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, where any such non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 6.18Anti-Corruption Laws and Sanctions. None of (a) Holdings, the Borrower, any Borrower Subsidiary or any Unrestricted Subsidiary or, to the knowledge of Holdings or the Borrower, any of their respective directors, officers, employees or affiliates, or (b) to the knowledge of Holdings or the Borrower, any agent or representative of Holdings, the Borrower or any Borrower Subsidiary or any Unrestricted Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person or currently the subject or target of any Sanctions. Holdings, the Borrower, any Borrower Subsidiary or any Unrestricted Subsidiary and, to the knowledge of Holdings or the Borrower, any of their respective directors, officers, employees or affiliates, are in compliance (in all material respects) with all applicable (i) Anti-Corruption Laws, (ii) Sanctions and (iii) Anti-Terrorism Laws.
Section 6.19Other Agreements. None of Holdings, the Borrower or any Borrower Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect.
Section 6.20Solvency. Holdings, Borrower and the Borrower Subsidiaries are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.
Section 6.21No Default. No Default or Event of Default has occurred and is continuing.
Section 6.22No Broker Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and the Borrower hereby agrees to indemnify the Administrative Agent and the Lenders against, and agree that they will hold the Administrative Agent and the Lenders harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.
Section 6.23Material Contracts. Each of the Borrower and each Borrower Subsidiary has entered into and is performing its duties under each Material Contract in accordance with the Credit and Collection Policies.
Section 6.24Collateral Locations. The Qualified Commodities are stored at locations that follow industry best practices for the terms of storage for such Qualified Commodities.
Section 6.25Collateral Documents. The provisions of the Collateral Documents is or upon execution will be effective to create in favor of the Administrative Agent a legal, valid and enforceable first-priority Lien on all right, title and interest of each Loan Party in the Collateral described therein. Except for filings completed on or prior to the Closings Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Lien.
Section 6.26No Burdensome Restriction. No Loan Party nor any of its Subsidiaries is a party to or bound by any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its
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property is bound, or subject to any restriction in its organizational documents or any applicable law or regulation of any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.
Section 6.27Outbound Investment Rules. No Loan Party nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. No Loan Party nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Loan Party or such Subsidiary were a U.S. Person, or (c) any other activity that would cause any secured party to be in violation of the Outbound Investment Rules or cause any secured party to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
SECTION 7.CONDITIONS PRECEDENT.
Section 7.1All Credit Events. The obligation of any Lender or L/C Issuer in connection with a Credit Event hereunder and the agreement (including any Credit Event on the Closing Date), is subject to the satisfaction of the following conditions:
(a)each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date;
(b)no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;
(c)in the case of a Borrowing the Administrative Agent shall have received the notice required by Section 1.4 hereof, or in the case of a Borrowing of Swingline Loans, the Swingline Lender shall have received the notice required by Section 1.1(b)(ii);
(d)after giving effect to such Credit Event, (i) the Total Revolving Credit Exposure does not exceed the lesser of (A) the Maximum Amount and (B) the Borrowing Base, (ii) the Revolving Credit Exposure under the Applicable Facility does not exceed the aggregate Revolving Commitments or Uncommitted Amounts, as applicable, under such Applicable Facility, and (iii) the Borrower shall have delivered to the Administrative Agent a certificate in the form attached hereto as Exhibit A in evidence thereof;
(e)such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent, the L/C Issuer, or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.
Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (e), both inclusive, of this Section and, in the case of any Credit Event under the Uncommitted Facility, shall be subject to the applicable Lender’s discretionary approval or deemed approval as provided herein.
Section 7.2Conditions to the Effectiveness of this Agreement. The obligations of the Lenders to make Loans and of L/C Issuer to issue Letters of Credit hereunder shall not become effective until the date on which Administrative Agent shall have received each of the following,
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in each case reasonably satisfactory to Administrative Agent (and to the extent specified below, to each Lender) in form and substance:
(a)Executed Counterparts. From each party thereto, a counterpart of this Agreement and the other Loan Documents to be executed and delivered as of the Closing Date, signed and delivered on behalf of such party;
(b)Notes. If requested by any Lender, duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.8 hereof;
(c)Security Documents. (i) results, dated as of a recent date prior to the Closing Date, of searches conducted in the UCC filing records in each of the governmental offices in each jurisdiction in which any Obligor is located and the applicable governmental office in each jurisdiction in which any personal property and fixture Collateral is located, which shall have revealed no Liens with respect to any of the Collateral except Liens permitted by Section 8.8 or Liens as to which Administrative Agent shall have received (and is authorized to file) termination statements or documents (Form UCC-3 or such other termination statements or documents as shall be required by applicable law) fully executed or in appropriate form for filing, and (ii) evidence that all filings, registrations and recordings, including UCC financing statements, have been made in the appropriate governmental offices, and all other action has been taken, that the Administrative Agent deems necessary or desirable in order to create, in favor of the Administrative Agent on behalf of the Lenders, a perfected first-priority Lien on the Collateral described in the Security Agreement, subject to no other Liens except for Liens permitted by Section 8.8, including the receipt of fully executed Control Agreements as required hereby, and collateral access agreements to the extent required to be delivered pursuant to the Security Agreement, in each case to the extent not already in place.
(d)Insurance. Evidence that all insurance (including flood insurance to the extent applicable) required to be maintained under this Agreement and the Security Documents has been obtained and is in effect, together with the certificates of insurance, naming Administrative Agent, on behalf of the Lenders and L/C Issuer, as an additional insured and a lender’s loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Obligors that constitute Collateral and all endorsements thereto required under this Agreement and the Security Documents.
(e)Organizational Documents. Copies of the Borrower’s and each Guarantor’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;
(f)Corporate Documents. Copies of resolutions of the Borrower’s and each Guarantor’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on the Borrower’s and each Guarantor’s behalf, all certified in each instance by its Secretary or Assistant Secretary;
(g)Good Standing. Copies of the certificates of good standing for the Borrower and each Guarantor (dated no earlier than thirty (30) days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization;
(h)Authorized Representatives. A list of the Borrower’s Authorized Representatives;
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(i)Financial Condition. Such evaluations and certifications as any Lender and L/C Issuer may reasonably require in order to satisfy itself as to the value of the Collateral, the financial condition of the Borrower and the Guarantors, and the lack of material contingent liabilities of the Borrower and the Guarantors;
(j)Opinions of Counsel. Favorable written opinions (addressed to Administrative Agent, the Lenders, Swingline Lender and L/C Issuer and dated the Closing Date) of counsel to each Loan Party (including New York and counsel for each other state in which a Lona Party is organized) in form and substance satisfactory to the Administrative Agent;
(k)Material Adverse Effect. Evidence that no change in the business, condition (financial or otherwise), operations, performance, or Properties of the Borrower or any Guarantor has occurred since September 30, 2025, that has caused or could reasonably be expected to cause a Material Adverse Effect;
(l)Credit and Collection Policy; Market Risk Policy. Copies of the Credit and Collection Policy and the Market Risk Policy;
(m)Fees. Evidence that Borrowers shall have paid all accrued fees and expenses of Administrative Agent and the Lenders as required to be paid on the Closing Date under the terms of the Fee Letter between Borrower and Administrative Agent, including (unless waived by Administrative Agent) the fees, charges and disbursements of Mayer Brown LLP, special New York counsel to Administrative Agent, in connection with the negotiation, preparation, execution, and delivery of the Loan Documents (directly to such counsel if requested by Administrative Agent) to the extent invoiced prior to or on the Closing Date;
(n)Closing Certificate. A certificate signed by a Responsible Officer of the Borrower and dated as of the Closing Date certifying that (i) the conditions set forth in Section 7.1(a) and (b) have been satisfied, regardless of the occurrence of a Credit Event on the Closing Date and (ii) the conditions set forth in Section 7.2(k) have been satisfied.
(o)Borrowing Base Certificate. A Borrowing Base Certificate, dated no more than five (5) Business Days prior to the Closing Date, showing the computation of the Borrowing Base in reasonable detail, giving pro forma effect to the Loans and Letters of Credit to be outstanding on the Effective Date;
(p)Know Your Customer Requirements. At least five (5) days prior to the Closing Date (i) all documents, certificates, and other information requested by each Lender required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering regulations, including the Act, and (ii) a Beneficial Ownership Certification;
(q)Absence of Additional Information. Administrative Agent shall not have become aware of any information or other matter affecting any Loan Party or the transactions contemplated hereby, which in the Administrative Agent’s judgment is inconsistent, in a material adverse manner, with any such information or other matter disclosed to or reviewed by the Administrative Agent prior to the Closing Date, which could reasonably be expected to have had a materially adverse effect on the interests and credit decision of the Administrative Agent;
(r)Due Diligence. Evidence of completion to the satisfaction of Administrative Agent of such investigations, asset appraisals, collateral inspections, reviews, and audits with respect to the Loan Parties and their respective operations and the Collateral as Administrative Agent may deem appropriate. The ownership, capital, corporate, tax, organizational and legal structure of the Loan Parties on the Closing Date shall be reasonably satisfactory to Administrative Agent; and
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(s)Other Documents. Such other assurances, certificates, documents consents, or opinions as Administrative Agent or any Lender (through Administrative Agent) may reasonably request.
Administrative Agent shall notify Borrower, L/C Issuer, and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 8.COVENANTS.
The Borrower agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 13.13 hereof:
Section 8.1Maintenance of Business. Holdings and the Borrower shall, and shall cause each Borrower Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 8.10(c) hereof. Holdings and the Borrower shall, and shall cause each Borrower Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect.
Section 8.2Maintenance of Properties. Holdings and the Borrower shall, and shall cause each Borrower Subsidiary to, maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except (i) to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person or (ii) where failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 8.3Taxes and Assessments. Each of Holdings and the Borrower shall file, and shall cause each Borrower Subsidiary to file all tax returns required to be filed in any jurisdiction and shall duly pay and discharge, and shall cause each Borrower Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor in accordance with GAAP, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 8.4Insurance. Each of Holdings and the Borrower shall insure and keep insured, and shall cause each Borrower Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and each of Holdings and the Borrower shall insure, and shall cause each Borrower Subsidiary to insure, such other hazards and risks (including, without limitation, business interruption, employers’ and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall in any event maintain, and cause each Subsidiary to maintain, insurance on the Collateral to the extent required by the Collateral Documents. The Borrower shall, upon the request of the Administrative Agent, furnish to the
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Administrative Agent and the Lenders a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.
Section 8.5Financial Reports. Holdings and the Borrower shall, and shall cause each Borrower Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender, and each of their duly authorized representatives such information respecting the business and financial condition of Holdings, the Borrower and each Borrower Subsidiary as the Administrative Agent or such Lender may reasonably request; and without any request, shall furnish to the Administrative Agent and the Lenders:
(a)(i) not less than weekly, calculated as of the last Business Day of the prior week and delivered no later than five (5) days after the end of such week, (ii) at the time of any Credit Event hereunder or upon the release of any Collateral, in the event that a Borrowing Base deficiency would result based on the most recently delivered Borrowing Base Certificate or based on decreases in the Borrowing Base since the most recently delivered Borrowing Base Certificate and (iii) upon the request by the Administrative Agent (on behalf of any Lender), a Borrowing Base Certificate showing the computation of the Borrowing Base in reasonable detail, together with related supporting documents, including a list of (A) counterparties indicating the amount of any outstanding transactions, including a summary of unhedged commodity positions, which shall in any event be consistent with the Credit and Collection Policy and the Market Risk Policy (B) any prepayments, including the amount thereof, made on commodities contracts permitted pursuant to Section 8.9(n), (C) Eligible Receivables indicating the amount (which, for foreign Eligible Receivables, shall be reported at the U.S. Dollar equivalent of such Eligible Receivables as reasonably determined by the Borrower) of such Eligible Receivables, the credit rating of the account debtor, the aging of such Eligible Receivables and whether any such Eligible Receivable has been discounted, in each case prepared by the Borrower and certified to by a Responsible Officer of the Borrower and (D) a schedule of all Repo Transactions for which the Loan Parties have the obligation or an unexpired option to repurchase, or the applicable Repo Provider has an unexpired option to require repurchase, the commodities or other Inventory subject thereto (the “Subject Commodities”) including, without limitation, the following details for each Repo Transaction: (i) type of Subject Commodities; (ii) quantity of Subject Commodities; (iii) purchase price paid by Repo Provider for the Subject Commodities; and (iv) whether under such transaction, (a) such Obligor has the obligation to repurchase, or Repo Provider has option to require the repurchase by such Obligor of, Subject Commodities of the same type and quantity or (b) such Obligor has only the option but not the obligation to repurchase Subject Commodities of the same type and quantity;
(b)as soon as available, and in any event no later than thirty (30) days after the last day of each calendar month, a copy of the year-to-date consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of such calendar month and the consolidated statement of income of the Borrower and its Subsidiaries for the calendar month then ended, together with the corresponding consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower acceptable to the Administrative Agent;
(c)as soon as available, and in any event no later than forty-five (45) days after the last day of each fiscal quarter of each fiscal year of Holdings, a copy of the consolidated balance sheet of Holdings and its Subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings, and cash flows of Holdings and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, together with the corresponding consolidating financial statements reflecting the adjustments necessary to
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eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by Holdings in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of Holdings acceptable to the Administrative Agent;
(d)as soon as available, and in any event no later than ninety (90) days after the last day of each fiscal year of Holdings, a copy of the consolidated balance sheet of Holdings and its Subsidiaries as of the last day of the fiscal year then ended and the consolidated statements of income, retained earnings, and cash flows of Holdings and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, together with the corresponding consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion (other than qualifications resulting from (x) the impending maturity of any Indebtedness and (y) any actual default under any financial covenant) of a firm of independent public accountants of recognized national standing and selected by Holdings, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of Holdings and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;
(e)promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them given to it by its independent public accountants;
(f)if requested by the Administrative Agent or any Lender, promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by Holdings, the Borrower or any Borrower Subsidiary to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10-K, Form 10-Q and Form 8-K reports) filed by Holdings, the Borrower or any Borrower Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;
(g)promptly after receipt thereof, a copy of each audit made by any regulatory agency of the books and records of Holdings, the Borrower or any Borrower Subsidiary or of notice of any material noncompliance with any applicable law, regulation or guideline relating to the Borrower or any Borrower Subsidiary or its business;
(h)at the end of each Business Day during which any Obligations are outstanding hereunder, the Borrower shall, and shall cause its Affiliates, to deliver to the Administrative Agent daily mark-to-market reports of the Net Hedging Value of all Hedging Agreements in the Eligible Hedging Accounts;
(i)notice of any Change of Control;
(j)promptly after knowledge thereof shall have come to the attention of any responsible officer of Holdings, or the Borrower, written notice of (i) any threatened or pending
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litigation or governmental or arbitration proceeding or labor controversy against Holdings, the Borrower or any Borrower Subsidiary or any of their Property which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (ii) the occurrence of any Default or Event of Default hereunder; or (iii) the occurrence of any event or the existence of any condition that could reasonably be expected to have a Material Adverse Effect;
(k)notice of the opening of any and all futures accounts in the name of or for the benefit of the Borrower or any Borrower Subsidiary and such notice shall include the name of the applicable broker and account number;
(l)as soon as available, and in any event no later than sixty (60) days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating business plan for the Borrower and the Borrower Subsidiaries for the subsequent fiscal year, such business plan to show the projected consolidated and consolidating revenues, expenses and balance sheet of the Borrower and the Borrower Subsidiaries on a quarter-by-quarter basis, such business plan to be in reasonable detail prepared by the Borrower and in form satisfactory to the Administrative Agent (which shall include a summary of all assumptions made in preparing such business plan);
(m)as soon as available, the Borrower shall deliver an inspection report for each location that stores Qualified Commodities with a Market Value in excess of $5,000,000 at any time, provided, (i) each such location shall be inspected (and a report thereof shall be provided) at least once during any twelve month period, and (ii) each such inspection report shall be prepared by an independent third party acceptable to the Administrative Agent (including an inspection report provided the United States Department of Agriculture or any agriculture department of any State);
(n)as soon as available, and in any event not later than thirty (30) days after the end of each month, a written certificate in the form attached hereto as Exhibit D signed by the chief financial officer of the Borrower or another officer of the Borrower acceptable to the Administrative Agent to the effect that to the best of such officer’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by Holdings, the Borrower or any Borrower Subsidiary to remedy the same. Such certificate shall also set forth (i) the calculations supporting such statements in respect of Section 8.22 hereof and (ii) a list of all Unrestricted Subsidiaries, if any, or a certification as to any changes to such list since the delivery of the last such certificate;
(o)promptly upon the occurrence thereof, written notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification; and
(p)promptly after receipt thereof, any notices received under the Food Security Act.
(q)Notwithstanding anything to the contrary in this Section 8.5, each of Holdings and the Borrower shall have no obligation to disclose any information (i) that is subject to attorney-client or similar privilege or constitutes attorney work product or (ii) in respect of which disclosure is prohibited by applicable law or any confidentiality agreement.
Section 8.6Inspection; Field Audits. Each of Holdings and the Borrower shall, and shall cause each Borrower Subsidiary to, permit the Administrative Agent, each Lender, and
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each of their duly authorized representatives and agents to visit and inspect any of Borrower’s or such Borrower Subsidiary’s Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision Holdings and the Borrower hereby authorize such accountants to discuss with the Administrative Agent and such Lenders the finances and affairs of Holdings, the Borrower and the Borrower Subsidiaries) at such reasonable times and intervals as the Administrative Agent or any such Lender may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to the Borrower. The Borrower shall pay to the Administrative Agent charges for field audits of the Collateral, inspections and visits to Property, inspections of corporate books and financial records, examinations and copies of books of accounts and financial record and other activities permitted in this Section performed by the Administrative Agent or its agents or third party firms, in such amounts as the Administrative Agent may from time to time request (the Administrative Agent acknowledging and agreeing that any internal charges for such audits and inspections shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, that in the absence of an Event of Default, the Borrower shall not be obligated to reimburse the Administrative Agent for more than two such collateral audits per fiscal year, pursuant to Section 2.1(d) of this Agreement.
Section 8.7Borrowings and Guaranties. The Borrower shall not, nor shall it permit any Borrower Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money, or incur liabilities for interest rate, currency, or commodity cap, collar, swap, or similar hedging arrangements, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not restrict nor operate to prevent:
(a)the Obligations and Funds Transfer and Deposit Account Liability of the Borrower and the Borrower Subsidiaries owing to the Administrative Agent and the Lenders (and their Affiliates);
(b)purchase money indebtedness and Capitalized Lease Obligations of the Borrower and the Borrower Subsidiaries in an amount not to exceed $1,000,000 in the aggregate at any one time outstanding;
(c)obligations of the Borrower or any Borrower Subsidiary arising out of Hedging Agreements in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;
(d)endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;
(e)intercompany advances from time to time owing (i) by any Borrower Subsidiary to the Borrower or another Borrower Subsidiary or by the Borrower to a Borrower Subsidiary and (ii) from the Borrower to Holdings or owing by the Borrower to Holdings, in each under this clause (e) in the ordinary course of business to finance working capital needs; provided that any such intercompany advance owing to any Person that is not a Loan Party shall not be permitted under this clause (e) unless such advance is subordinated to the Secured Obligations pursuant to a subordination agreement (in form and substance satisfactory to the Administrative Agent in its sole discretion);
(f)Holdings Subordinated Debt;
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(g)the guaranty by the Borrower and the Borrower Subsidiaries of the obligations of Holdings and its Subsidiaries under (i) the StoneX BOA Facility and any document refinancing, extending or replacing the Indebtedness thereunder, and (ii) the Indebtedness for Borrowed Money evidenced by each of the Second Lien Debt Agreements and any document refinancing, extending or replacing the Indebtedness thereunder; provided that the provisions of the documentation evidencing such Indebtedness shall (x) not shorten the maturity date or weighted average life to maturity of such Indebtedness pursuant to any such refinancing or replacement and (y) be no more restrictive on the Borrower and its subsidiaries than the provisions of the StoneX BOA Facility (as in effect on the Closing Date) or any Second Lien Debt Agreement (as in effect on the Closing Date), as applicable;
(h)indebtedness under Permitted Repo Transactions; provided that after giving effect to such Repo Transaction, the aggregate purchase price paid by all Repo Providers for all Subject Commodities under all Repo Transactions with respect to which an Obligor has the obligation or an unexpired option to repurchase, or the applicable Repo Provider has an unexpired option to require repurchase of, such Subject Commodities, together with the aggregate amount of indebtedness outstanding under clause (j) below, does not exceed $30,000,000 at any one time;
(i)unsecured indebtedness of the Borrower and the Borrower Subsidiaries not otherwise permitted by this Section in an amount not to exceed $100,000 in the aggregate at any one time outstanding;
(j)indebtedness arising under bilateral lines of credit, including in respect of letters of credit or letters of indemnity, in an aggregate amount that, together with indebtedness arising under Repo Transactions described in clause (h) above, does not exceed at any one time $30,000,000; and
(k)unsecured Subordinated Debt arising under risk participation agreements (which may be funded or unfunded), in an aggregate amount not to exceed at any one time $30,000,000.
Section 8.8Liens. The Borrower shall not, nor shall it permit any Borrower Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:
(a)Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any Borrower Subsidiary is a party or other cash deposits required to be made in the ordinary course of business; provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;
(b)mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;
(c)judgment liens and judicial attachment liens not constituting an Event of Default under Section 9.1(g) hereof and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding; provided that the aggregate amount of such judgment liens and attachments and liabilities of the Borrower and the Borrower
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Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $100,000 at any one time outstanding;
(d)Liens on the interest of lessors under Capital Leases, created solely for the purpose of securing indebtedness permitted by Section 8.7(b) hereof, or operating leases;
(e)Liens on equipment of the Borrower or any Borrower Subsidiary created solely for the purpose of securing indebtedness permitted by Section 8.7(b) hereof, representing or incurred to finance the purchase price of such Property, provided that no such Lien shall extend to or cover other Property of the Borrower or such Borrower Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon;
(f)Liens on Hedging Accounts in favor of an intermediary to secure payment of customary fees and commissions and for payment or delivery of Hedging Agreements purchased or sold from such Hedging Accounts;
(g)Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents;
(h)Liens securing the guaranty permitted by Section 8.7(g) hereof; provided, such Liens are limited to the Borrower’s equity interests in the Borrower Subsidiaries;
(i)subject to the terms of the applicable Repo Intercreditor Agreement, precautionary Liens in favor of Permitted Repo Providers under Permitted Repo Transactions over all Subject Commodities sold or delivered (including, without limitation, by replacement or exchange) to such Permitted Repo Providers under such Permitted Repo Transactions, all warehouse receipts and other documents reflecting or representing such Subject Commodities, all proceeds of and amounts payable under insurance on such Subject Commodities, all rights, claims and amounts due related to the purchase, sale, storage and shipment of such Subject Commodities, and all proceeds;
(j)Liens in favor of any purchaser under a Permitted Accounts Receivables Sale made pursuant to Section 8.10(h) so long as such Lien attaches only to (i) the Receivables purchased by such purchaser pursuant to such Permitted Accounts Receivables Sale and any proceeds of and collections on such accounts receivable, (ii) in the case of a Permitted Accounts Receivables Sale pursuant to which less than 100% of a Receivable is purchased, the remaining unsold portion of such Receivable, (iii) any Permitted Accounts Receivables Sales Account (other than any such account subject to a Control Agreement) and (iv) related assets consisting of inventory, goods, contracts, insurance policies and books and records in each case solely to the extent relating to the Receivables purchased by such purchaser pursuant to such Permitted Accounts Receivables Sale, provided in the case of such inventory that at the time of creation of such Lien such inventory is not included in the Borrowing Base and no Borrowing Base deficiency exists or would result therefrom;
(k)Liens in favor of the purchaser of Qualified Commodities sold pursuant to a Purchase Agreement under which the Borrower has the option to repurchase such Qualified Commodities so long as such Lien attaches only to Qualified Commodities of such Purchase Agreement and no other property of the Borrower; and
(l)Liens securing indebtedness permitted by Section 8.7(j) hereof so long as such Liens (i) are subject to an intercreditor agreement on terms and conditions acceptable to the Administrative Agent and (ii) do not attach to any assets included in the Borrowing Base.
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Section 8.9Investments, Acquisitions, Loans and Advances. The Borrower shall not, nor shall it permit any Borrower Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to (other than for travel advances and other similar cash advances made to employees in the ordinary course of business), any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:
(a)investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America; provided that any such obligations shall mature within one year of the date of issuance thereof;
(b)investments in commercial paper rated at least P-1 by Moody’s and at least A-1 by S&P maturing within one year of the date of issuance thereof;
(c)investments in certificates of deposit issued by any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;
(d)investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above; provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;
(e)investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above;
(f)the Borrower’s investments in Obligors;
(g)the Borrower’s loans and advances to Purchasers pursuant to Purchase Agreements;
(h)the Borrower’s or any Borrower Subsidiary’s loans and advances to Holdings so long as (i) no Default or Event of Default has occurred and is continuing or would result from such loan or advance and (ii) the Borrower is in compliance with Section 8.22 hereof on a pro forma basis after giving effect to any such loan or advance;
(i)intercompany loans and advances from Holdings to the Borrower or to a Borrower Subsidiary in the ordinary course of business to finance working capital needs and consisting of Holdings Subordinated Debt;
(j)investments in and loans to a joint venture, partnership or other such Person in connection with Borrower’s business activities so long as (i) no Default or Event of Default has occurred and is continuing immediately before and after giving effect to such investment or loan, (ii) the Borrower is in compliance on a pro forma basis with the financial covenants set forth in Section 8.22 hereof, and (iii) the aggregate amount of such investments in and loans to such joint venture, partnership or other Person shall not exceed $2,500,000 in the aggregate at any one time;
(k)secured loans to the Borrower’s customers to prevent or limit customer losses so long as (i) no Default or Event of Default has occurred and is continuing immediately before and after giving effect to such loan, (ii) the Borrower is in compliance on a pro forma
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basis with the financial covenants set forth in Section 8.22 hereof, and (iii) the aggregate amount of such loans shall not exceed $2,000,000 in the aggregate at any one time;
(l)investments or acquisitions (whether of equity interests or assets) not otherwise permitted by this Section so long as (i) no Default or Event of Default has occurred and is continuing immediately before and after giving effect to such investment or acquisition, (ii) the aggregate amount of such investments or acquisitions shall not exceed (x) $11,750,000 in the aggregate, in the case of the Borrower’s investment in Right Corp and (y) $15,000,000 in the aggregate in the case of all other investments and acquisitions (including in Unrestricted Subsidiaries) after the Closing Date, and (iii) the Borrower shall give the Administrative Agent thirty (30) days’ advance written notice of any such investment or acquisition;
(m)investments in risk participation agreements (which may be funded or unfunded), in an aggregate amount not to exceed at any one time $20,000,000; and
(n)prepayments on commodities contracts in an aggregate amount not to exceed $15,000,000; provided that (i) a report of any such prepayments shall be delivered concurrently with each Borrowing Base Certificate in accordance with Section 8.5(a) so long as such commodities contracts remain outstanding and (ii) the tenor of such commodities contracts shall not exceed twelve (12) months from the date of prepayment provided, further, that, for the avoidance of doubt, any such prepayment (or portion thereof) in respect of which the Borrower has transferred its rights under the prepaid commodity contract to a third party on a non-recourse basis, on terms reasonably satisfactory to the Administrative Agent, shall be excluded from the $15,000,000 cap set forth in this clause (n).
In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.
Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, following the Closing Date, the only transfers (including, without limitation, Investments, sales or other dispositions or Restricted Payments) by the Borrower and the Borrower Subsidiaries permitted to be made to Unrestricted Subsidiaries shall be such transfers made in reliance on Section 8.9(l).
Section 8.10Mergers, Consolidations and Sales. The Borrower shall not, nor shall it permit any Borrower Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:
(a)the sale of inventory (i) in the ordinary course of business or (ii) the sale of Subject Commodities to a Repo Provider under Permitted Repo Transactions;
(b)the sale, transfer, lease or other disposition of Property of the Borrower and the Borrower Subsidiaries to one another in the ordinary course of its business; provided that any such sale, transfer, lease or other disposition to or from a Borrower Subsidiary that is not a Loan Party shall be subject to compliance with Section 8.15;
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(c)the merger of any Borrower Subsidiary with and into the Borrower or any other Borrower Subsidiary; provided that, in the case of any merger involving the Borrower, the Borrower is the entity surviving the merger;
(d)the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);
(e)the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the Borrower or the Borrower Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business;
(f)[reserved];
(g)the sale, transfer, lease or other disposition of Property of the Borrower or any Borrower Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating for the Borrower and the Borrower Subsidiaries not more than $100,000 during any fiscal year of the Borrower; and
(h)Permitted Accounts Receivables Sales so long as the aggregate amount of Receivables subject to such Permitted Accounts Receivables Sales, together with the amount of indebtedness outstanding pursuant to Section 8.7(j), shall not exceed $125,000,000 in the aggregate at any one time.
Section 8.11Maintenance of Borrower Subsidiaries. Holdings or the Borrower shall not assign, sell or transfer, nor shall they permit any Borrower Subsidiary to issue, assign, sell or transfer, any shares of capital stock or other equity interests of the Borrower or a Borrower Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) the issuance, sale, and transfer to any person of any shares of capital stock of the Borrower or a Borrower Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Borrower Subsidiary, (b) any transaction permitted by Section 8.8(h) or Section 8.10(c) above or (c) in connection with the formation of a Borrower Subsidiary in accordance with Section 8.17.
Section 8.12Dividends and Certain Other Restricted Payments. The Borrower shall not, nor shall it permit any Borrower Subsidiary to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends or distributions payable solely in its capital stock or other equity interests), (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same, (c) repay, repurchase, redeem or otherwise retire any indebtedness or (d) directly or indirectly pay Management Fees (collectively referred to herein as “Restricted Payments”); provided, however, that the foregoing shall not operate to prevent (A) the making of dividends or distributions by any Borrower Subsidiary to the Borrower and (B) the Borrower may make dividends and distributions, and repay, repurchase and refinance indebtedness, so long as (i) no Default or Event of Default has occurred and is continuing or would result from such dividend or other distribution, (ii) the Borrower is in compliance with Section 8.22 hereof after giving effect to any such dividend or other distribution, (iii) in the case of any repayment, repurchase or refinancing of indebtedness, such repayment, repurchase or refinancing would not contravene any subordination terms applicable thereto, (iv) the aggregate common equity and retained earnings of the Borrower shall not be less than $40,000,000 and (v) the aggregate amount of any such dividends and other distributions made after the Closing Date shall not exceed 75% of the consolidated net income for the Borrower and its Subsidiaries for each full fiscal year then ended after the Closing Date.
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Section 8.13ERISA. Each of Holdings and the Borrower shall, and shall cause each Borrower Subsidiary and Unrestricted Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. With respect to any Plan and Multiemployer Plan, neither Holdings nor the Borrower shall, and neither shall permit any Borrower Subsidiary, Unrestricted Subsidiary or member of the Controlled Group to, allow an ERISA Event to occur which could reasonably be expected to result in material liability to Holdings, Borrower, any Borrower Subsidiary or any Unrestricted Subsidiary. Each of Holdings and the Borrower shall, and shall cause each Borrower Subsidiary to, promptly notify the Administrative Agent and each Lender of (a) any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in material liability to Holdings, the Borrower, any Borrower Subsidiary or any Unrestricted Subsidiary, or (b) any material increase in the contingent liability of Holdings, the Borrower, any Borrower Subsidiary or any Unrestricted Subsidiary with respect to any post-retirement Welfare Plan benefit.
Section 8.14Compliance with Laws. Each of Holdings and the Borrower shall, and shall cause each Borrower Subsidiary and Unrestricted Subsidiary to, comply in all respects with the requirements of all foreign, federal, state, and local laws, rules, regulations, ordinances and orders (including but not limited to all Environmental Laws) applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 8.15Burdensome Contracts with Affiliates. The Borrower shall not, nor shall it permit any Borrower Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with Obligors) on terms and conditions which are less favorable to the Borrower or such Borrower Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other; provided that in no event shall the Borrower or any Borrower Subsidiary repurchase commodities or other assets previously sold to any Affiliate thereof (other than the Borrower or another Borrower Subsidiary).
Section 8.16No Changes in Fiscal Year. The fiscal year of Holdings, the Borrower and the Borrower Subsidiaries ends on September 30 of each year; and neither Holdings nor the Borrower shall, nor shall they permit any Borrower Subsidiary to, change its fiscal year from its present basis.
Section 8.17Formation of Borrower Subsidiaries. Promptly upon the formation or acquisition of any Domestic Borrower Subsidiary (for the avoidance of doubt, any redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary shall be deemed to constitute the acquisition of a Subsidiary for purposes of this Section 8.17), the Borrower shall provide the Administrative Agent and the Lenders notice thereof and timely comply with the requirements of Section 4 hereof (at which time Schedule 6.2 shall be deemed amended to include reference to such Borrower Subsidiary); provided that the Borrower shall not permit the formation or acquisition of any direct or indirect Borrower Subsidiary except for Borrower Subsidiaries that are approved in writing by the Administrative Agent and so long as such Borrower Subsidiaries shall become a Guarantor as provided for in Section 4 of this Agreement and execute and deliver such documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect Liens on the Collateral as provided for in Section 4 of this Agreement, in each case (i) concurrently with the formation of any such Borrower Subsidiary and (ii) within 30 days after the acquisition of any such Borrower Subsidiary (or such later date as the Administrative Agent may agree in its sole discretion).
Section 8.18Change in the Nature of Business. Neither Holdings nor the Borrower shall, nor shall they permit any Borrower Subsidiary to, engage in any business or activity if as a result the general nature of the business of Holdings, the Borrower or any Borrower Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.
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Section 8.19Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof. The Borrower will not request any Borrowing, and the Borrower shall not directly or, to the Borrower’s knowledge indirectly, use the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto, or (iv) in any manner that would result in the violation of any Anti-Terrorism Laws.
Section 8.20No Restrictions. Except as disclosed to the Lenders or as otherwise provided herein, neither Holdings nor the Borrower shall, nor shall they permit any Borrower Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower or any Borrower Subsidiary to (or solely in the case of Holdings, Holdings’ ability to take the actions specified in the following clauses (b), (c) or (e)): (a) pay dividends or make any other distribution on the Borrower’s or any Borrower Subsidiary’s capital stock or other equity interests owned (directly or indirectly) by Holdings, the Borrower or any other Borrower Subsidiary, (b) pay any indebtedness owed to Holdings, the Borrower or any other Borrower Subsidiary, (c) make loans or advances to Holdings, the Borrower or any other Borrower Subsidiary, (d) transfer any of its Property to Holdings, the Borrower or any other Borrower Subsidiary, or (e) guarantee the Obligations and Funds Transfer and Deposit Account Liability and/or grant Liens on its assets to the Administrative Agent as required by the Loan Documents.
Section 8.21Performance of Duties; Amendment of Material Contracts. (a) Each of Holdings and the Borrower shall, and shall cause each Borrower Subsidiary to, (i) fully and timely perform in all material respects all agreements required to be observed by it in connection with each Material Contract, (ii) comply in all material respects with the Credit and Collection Policy and the Market Risk Policy, (iii) maintain credit ratings in respect of all Purchasers and Account Debtors in respect of Qualified Commodities, Eligible Receivables included in the Borrowing Base and (iv) refrain from taking any action (including waiving any default or event of default under a Material Contract) that may materially impair the rights of the Administrative Agent or the Lenders in any Material Contract or any Collateral.
(a)Neither Holdings nor the Borrower shall, nor shall they permit any Borrower Subsidiary to, make any change to the Credit and Collection Policy, the Market Risk Policy or their method for computing internal risk ratings for the Purchasers if such change would have a material adverse effect on any Material Contract (and the Borrower will deliver copies of any amendment or other such change to the Administrative Agent within five days of the effectiveness thereof).
Section 8.22Financial Covenants.
(a)Tangible Net Worth. The Borrower shall at all times maintain a Tangible Net Worth of no less than (a) $59,040,704, plus (b) an amount equal to 25% of consolidated net income of the Borrower and its Subsidiaries (to the extent positive) for the fiscal year ending September 30, 2026, and each fiscal year thereafter on a cumulative basis.
(b)Leverage Ratio. The Borrower shall not permit the Leverage Ratio to exceed, at any time, 6.50:1.00.
Section 8.23Compliance with Sanctions. (a) Holdings and the Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Holdings, the Borrower, the Borrower Subsidiaries, the Unrestricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(a)If any of Holdings or the Borrower obtains actual knowledge or receives any written notice that any of Holdings or the Borrower, any Affiliate of the Borrower, any
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Borrower Subsidiary or any Unrestricted Subsidiary is a Sanctioned Person (“OFAC Event”), the Borrower shall promptly (i) give written notice to the Administrative Agent and the Lenders of such OFAC Event, and (ii) comply with all applicable laws with respect to such OFAC Event (regardless of whether the party included as a Sanctioned Person is located within the jurisdiction of the United States of America), and Holdings and the Borrower hereby authorize and consent to the Administrative Agent and the Lenders taking any and all steps the Administrative Agent or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such OFAC Event, including the requirements of the Sanctions (including the freezing and/or blocking of assets and reporting such action to OFAC).
Section 8.24Deposit Accounts. The Borrower shall, and shall cause each other Obligor and each Borrower Subsidiary (other than StoneX Supply & Trading Colombia S.A.S. and any other Borrower Subsidiary expressly agreed to by the Administrative Agent) to, (i) maintain all deposit accounts with the Administrative Agent or with other financial institutions selected by the Borrower and reasonably acceptable to the Administrative Agent (which financial institutions have entered into, no later than 60 days following such account opening (or such later date as the Administrative Agent may agree to in its sole discretion), Control Agreements and (ii) cause all Account Debtors and other obligors in respect of Receivables to make all payments in respect thereof directly to an account subject to a Control Agreement; provided that no such Control Agreement or payment instruction shall be required to the extent agreed by the Administrative Agent in its sole discretion solely in the case of a Permitted Accounts Receivables Sales Account.
Section 8.25Material Contracts. Promptly upon request by the Administrative Agent or the Required Lenders, the Borrower shall deliver to the Administrative Agent a copy of each Material Contract.
Section 8.26Most Favored Lenders. In the event that the Borrower or any of the Borrower Subsidiaries shall, directly or indirectly, be a party to or enter into or otherwise consent to any agreement or instrument (or any amendment, supplement or modification thereto) under which, directly or indirectly, any Person or Persons undertakes to make or provide credit or loans to the Borrower or any of the Borrower Subsidiaries (including, without limitation, any instrument, document or indenture relating to any Indebtedness for Borrowed Money and any Material Contract), which agreement (or amendment thereto) provides such Person with more restrictive covenants or borrowing base provisions than are provided to the Administrative Agent and/or the Lenders in this Agreement, the Borrower shall provide the Administrative Agent and the Lenders with a copy of each such agreement (or amendment thereto) and such more restrictive covenants or borrowing base provisions shall automatically be deemed to be incorporated into this Agreement, and the Administrative Agent and the Lenders shall have the benefits of such more restrictive covenants or borrowing base provisions as if specifically set forth herein and applied for the benefit of the holders of the Obligations and the interest of the Administrative Agent and/or the Lenders in the Collateral (and no amendment, modification, or waiver of any such more restrictive covenants or borrowing base provisions incorporated herein by reference shall be effective against the Administrative Agent or the Lenders unless consented to by the Required Lenders). Upon the written request of the Administrative Agent or the Required Lenders, the Borrower shall promptly enter into an amendment to this Agreement to include such more restrictive covenants or borrowing base provisions (provided that the Administrative Agent and the Lenders shall maintain the benefit of such more restrictive covenants or borrowing base provisions even if the Administrative Agent or Required Lenders fail to make such request or the Borrower fails to provide such amendment).
Section 8.27Unrestricted Subsidiary Designation. The Borrower may, at any time, with prior written notice to the Administrative Agent, designate any Restricted Subsidiary as an Unrestricted Subsidiary; provided that (i) immediately before and after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in pro forma compliance with the covenants set forth in Section 8.22 (whether or not such covenant is
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applicable at such time in accordance with its terms), (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Indebtedness for borrowed money permitted under Section 8.7, (iv) no Unrestricted Subsidiary may be redesignated a Restricted Subsidiary without the consent of the Required Lenders (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary.
The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness and Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in such Subsidiary pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s Investment in such Subsidiary. As of the Closing Date, there are no Unrestricted Subsidiaries other than Right Corp. Neither the Borrower nor any Subsidiary existing as of the Closing Date shall be permitted to be an Unrestricted Subsidiary.
Section 8.28Repo Agreements. The Borrower shall not, and shall not permit any of its Subsidiaries to, be party to any Repo Transaction or any other substantially similar transaction whereby a bank or other financing source purchases commodities or other Inventory from, or at the discretion of, the Borrower or such Subsidiary, other than a Permitted Repo Transaction.
Section 8.29Outbound Investment Rules. No Loan Party will, nor will it permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Loan Party or such Subsidiary were a U.S. Person, or (iii) any other activity that would cause a secured party to be in violation of the Outbound Investment Rules or cause a secured party to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
Section 8.30Post-Closing Requirements. Not later than the dates set forth in Schedule 8.30 (or such later dates as the Administrative Agent shall agree in its sole discretion) or as otherwise required thereunder, the Loan Parties shall take the actions set forth on Schedule 8.30.
SECTION 9.EVENTS OF DEFAULT AND REMEDIES.
Section 9.1Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:
(a)default in the payment when due of all or any part of the principal of or interest on any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation, or default for a period of three (3) days in the payment when due any interest, fee or other Obligation payable hereunder or under any other Loan Document;
(b)default in the observance or performance of any covenant set forth in Sections 8.1, 8.5, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.15, 8.16, 8.18, 8.19, 8.20, 8.21, 8.22, 8.23, 8.24, 8.27, 8.28, 8.29 or 8.30 hereof or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;
(c)default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i)
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the date on which such failure shall first become known to any officer of Holdings or the Borrower or (ii) written notice thereof is given to the Borrower by the Administrative Agent;
(d)any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;
(e)(i) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or (ii) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or (iii) any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof, or (iv) the Borrower or any Guarantor takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder; or (v) the Borrower or any Guarantor makes any payment on account of any Subordinated Debt which is prohibited under the terms of any instrument subordinating such Subordinated Debt to any Secured Obligations, or any subordination provision in any document or instrument (including, without limitation, any intercreditor or subordination agreement) relating to any Subordinated Debt shall cease to be in full force and effect, or any Person (including the holder of any Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision;
(f)(i)    default shall occur under any Indebtedness for Borrowed Money issued, assumed or guaranteed by the Borrower or any Borrower Subsidiary aggregating in excess of $500,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);
(i)default shall occur under any Indebtedness for Borrowed Money issued, assumed or guaranteed by Holdings aggregating in excess of $10,000,000 (including any default under the StoneX BOA Facility or any Second Lien Debt Agreement), or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);
(ii)default shall occur by the Borrower under any Material Contract, except to the extent that no Borrowing Base deficiency would result upon removal of such Material Contract and any related assets from the Borrowing Base;
(g)any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against Holdings, the Borrower or any Borrower Subsidiary, or against any of its Property, in an aggregate amount in excess of $500,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days;
(h)An ERISA Event shall occur that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings,
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the Borrower or any Borrower Subsidiary or Unrestricted Subsidiary, or any member of its Controlled Group, in an amount or amounts aggregating in excess of $500,000;
(i)any Change of Control shall occur;
(j)Holdings, the Borrower or any Borrower Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k) hereof; or
(k)a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any of Holdings, the Borrower or any Borrower Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against Holdings, the Borrower or any Borrower Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.
Section 9.2Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsection (j) or (k) of Section 9.1 hereof with respect to the Borrower) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrower immediately deliver to the Administrative Agent Cash Collateral in the Minimum Collateral Amount of the aggregate amount of each Letter of Credit then outstanding, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.
Section 9.3Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 9.1 hereof with respect to the Borrower has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind and the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately deliver to the Administrative Agent Cash Collateral in the Minimum Collateral Amount of the aggregate amount of each Letter of Credit then outstanding, the Borrower acknowledging and agreeing that the Lenders
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would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.
Section 9.4Collateral for Undrawn Letters of Credit. (a) If the Cash Collateralization of any Letters of Credit is required under Section 1.13, Section 9.2 or Section 9.3 above, the Borrower shall forthwith transfer to the Administrative Agent the amount required to be so Cash Collateralized to be held by the Administrative Agent as provided in subsection (b) below.
(a)All amounts transferred to the Administrative Agent pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and to the payment of the unpaid balance of all other Obligations and Funds Transfer and Deposit Account Liability. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer. If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the L/C Issuer, the Administrative Agent or the Lenders. If the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 1.13 hereof, at the request of the Borrower the Administrative Agent shall release to the Borrower amounts held in the Collateral Account so long as at the time of the release and after giving effect thereto no Default or Event of Default exists. If the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 9.2 or 9.3 hereof, so long as no Letters of Credit, Commitments, Loans or other Obligations and Funds Transfer and Deposit Account Liability remain outstanding, at the request of the Borrower the Administrative Agent shall release to the Borrower any remaining amounts held in the Collateral Account.
(b)At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 1.12(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(i)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the L/C Issuers, and agree to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
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(ii)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 9.4 or Section 1.12 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iii)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 9.4(c) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 1.12 the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
Section 9.5Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 9.1(c) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.
SECTION 10.CHANGE IN CIRCUMSTANCES.
Section 10.1Change of Law. If any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, or fund Loans whose interest is determined by reference to SOFR, Term SOFR or the Terms SOFR Reference Rate, or otherwise to determine or charge interest rates based upon SOFR, Term SOFR or the Term SOFR Reference Rate, then, upon notice thereof by such Lender to Borrower (through Administrative Agent), (i) any obligation of such Lender to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (ii) the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case, until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans and (y) Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to Term SOFR component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, Term SOFR or the Term SOFR Reference Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so converted and any additional amounts required pursuant to Section 1.9.
Section 10.2Increased Cost and Reduced Return. (a) Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with
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or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii)    impose on any Lender or any L/C Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any SOFR Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, the Borrower will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(a)Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Facility Amount of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
(b)Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(c)Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
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Section 10.3Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified in its Administrative Questionnaire (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. If any Lender requests compensation under Section 10.2, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.1, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 10.2 or 13.1, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
SECTION 11.THE ADMINISTRATIVE AGENT.
Section 11.1Appointment and Authorization of Administrative Agent. Each of the Lenders and the L/C Issuers hereby irrevocably appoints the Administrative Agent to act on its behalf hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 11 are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Without limitations of the foregoing, each of the Lenders and the L/C Issuers hereby irrevocably further appoints the Administrative Agent to act on its behalf with respect to the Belgian Collateral Documents, as its representative (vertegenwoordiger/représentant) pursuant to, as applicable:
(a)article 5 of the Belgian financial collateral law of 15 December 2004, as amended from time to time, or any other relevant Belgian law; and
(b)article 3 of Title XVII of Book III of the Belgian Civil Code, as introduced by the law of 11 July 2013 on in rem security interests over movable assets, as amended from time to time (and its implementing Royal Decree of 14 September 2017).
Section 11.2Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Loan Documents. The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender (if applicable).
Section 11.3Action by the Administrative Agent. If the Administrative Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 8.5 hereof, the Administrative Agent shall promptly give each of the Lenders and the L/C Issuer written notice
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thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 and 9.5. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders and the L/C Issuer. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender, the L/C Issuer or the Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.
Section 11.4Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
Section 11.5Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of Holdings, the Borrower or any Borrower Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Collateral; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the L/C Issuer, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Obligation as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender and L/C Issuer acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender or L/C Issuer, and based upon such
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information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender and L/C Issuer to keep itself informed as to the creditworthiness of Holdings, the Borrower and the Borrower Subsidiaries, and the Administrative Agent shall have no liability to any Lender or L/C Issuer with respect thereto.
Section 11.6Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified as determined by a court of competent jurisdiction by final and nonappealable judgment. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent or any L/C Issuer hereunder (whether as fundings of participations, indemnities or otherwise, and with any amounts offset for the benefit of the Administrative Agent to be held by it for its own account and with any amounts offset for the benefit of a L/C Issuer to be remitted by the Administrative Agent to of for the account of such L/C Issuer), but shall not be entitled to offset against amounts owed to the Administrative Agent or any L/C Issuer by any Lender arising outside of this Agreement and the other Loan Documents.
Section 11.7Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the L/C Issuer and the Borrower. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which may be any Lender hereunder or any commercial bank, or an Affiliate of a commercial bank, having an office in the United States of America and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and (i) the Borrower shall be directed to make all payments due each Lender and L/C Issuer hereunder directly to such Lender or L/C Issuer and (ii) the Administrative Agent’s rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders and L/C Issuer as their interests may appear.
To the extent that a retirement or resignation of the Administrative Agent causes any claim (schuldvordering / créance) under the Loan Documents to be novated pursuant to Belgian law, for the purposes of article 5.247 of the Belgian Civil Code, the Collateral, the Belgian Collateral Documents and Guaranties under this Agreement and the other Loan Documents will continue to secure or guarantee (as applicable) the novated claim, and none of the Borrower or the Guarantors shall be discharged by that novation.
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Section 11.8Hedging Liability; Funds Transfer and Deposit Account Liability Arrangements. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 13.10, as the case may be, any Affiliate of such Lender with whom the Borrower or any Guarantor has entered into an agreement creating Hedging Liability or Funds Transfer and Deposit Account Liability shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranty Agreements as more fully set forth in Section 3.1. In connection with any such distribution of payments and collections, or any request for the release of the Guaranty Agreements and the Administrative Agent’s Liens in connection with the termination of the Revolving Commitments and the Uncommitted Amounts and the payment in full of the Obligations, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Funds Transfer and Deposit Account Liability unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Guaranty Agreements and Liens.
Section 11.9Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.
Section 11.10Authorization to Release or Subordinate or Limit Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders and L/C Issuer to (a) release any Lien covering any Collateral that is sold, transferred, or otherwise disposed of in accordance with the terms and conditions of this Agreement and the relevant Collateral Documents (including a sale, transfer, or disposition permitted by the terms of Section 8.10 hereof or which has otherwise been consented to in accordance with Section 13.13 hereof), (b) release or subordinate any Lien on Collateral consisting of goods financed with purchase money indebtedness or under a Capital Lease to the extent such purchase money indebtedness or Capitalized Lease Obligation, and the Lien securing the same, are permitted by Sections 8.7(b) and 8.8(d) hereof, (c) release or subordinate any Lien on Collateral pledged to secure indebtedness permitted by Section 8.7(j) hereof to the extent the Liens are permitted pursuant to Section 8.8(l) hereof, (d) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax, and (e) release Liens on the Collateral following termination or expiration of the Revolving Commitments and the Uncommitted Amounts and payment in full in cash of the Obligations and, if then due, Funds Transfer and Deposit Account Liability and Hedging Liability.
Section 11.11Authorization to Enter into, and Enforcement of, the Collateral Documents. The Administrative Agent is hereby irrevocably authorized by each of the Lenders and the L/C Issuer to execute and deliver the Collateral Documents on behalf of each of the Lenders and their Affiliates and the L/C Issuer, and to take such action and exercise such powers under the Collateral Documents as the Administrative Agent considers appropriate, provided the Administrative Agent shall not amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders. Each Lender and L/C Issuer acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Administrative Agent. The Lenders and L/C Issuer(s) hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by the Administrative Agent (or any security trustee therefore) under the provisions of the Uniform Commercial Code, including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code, at any sale
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thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 of the United States Bankruptcy Code, or at any sale or foreclosure conducted by the Administrative Agent or any security trustee therefore (whether by judicial action or otherwise) in accordance with applicable law. Except as otherwise specifically provided for herein, no Lender (or its Affiliates) or L/C Issuer, other than the Administrative Agent, shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders (or their Affiliates) or L/C Issuer shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders, the L/C Issuer, and their Affiliates. Each Lender and L/C Issuer is hereby appointed agent for the purpose of perfecting the Administrative Agent’s security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code or other applicable law can be perfected only by possession. Should any Lender or L/C Issuer (other than the Administrative Agent) obtain possession of any Collateral, such Lender or L/C Issuer shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.
Section 11.12Authorization of Administrative Agent to File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law described in subsection (j) or (k) of Section 9.1 or any other judicial proceeding relative to the Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer(s) and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer(s) and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer(s) and the Administrative Agent under including, but not limited to, Sections 1.9, 2.1, 10.3, and 13.15 hereof) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer(s), to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.1 and 13.15 hereof. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.
Section 11.13L/C Issuer. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The L/C Issuer shall
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have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 11, included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.
Section 11.14Erroneous Payments.
(a)If Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 11.14(b).
(c)Each Lender hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Lender from any source,
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against any amount due to Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Revolving Facility Amount) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loans (but not Revolving Facility Amounts) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, (ii) Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Facility Amount which shall survive as to such assigning Lender and (iv) Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender or L/C Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolving Facility Amounts of any Lender and such Revolving Facility Amounts shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether Administrative Agent may be equitably subrogated, Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine or defense.
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(g)Each party’s obligations, agreements and waivers under this Section 11.14 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Revolving Commitments and the Uncommitted Amounts and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 11.15ERISA.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the
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reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
Section 11.16German Collateral Matters. In connection with the German Security Agreements and any other Collateral Document governed by German law, the following additional provisions shall apply: The Administrative Agent, with respect to the part of the Collateral secured pursuant to the German Security Agreements or any other Collateral created under German law (“German Security”), shall:
(i)hold, administer and realize such German Security that is transferred or assigned by way of security (Sicherungseigentum/Sicherungsabtretung) or otherwise granted to it and is creating or evidencing a non-accessory security right (nicht akzessorische Sicherheit) in its own name as trustee (Treuhänder) for the benefit of the Lenders;
(ii)hold, administer, and realize any such German Security that is pledged (verpfändet) or otherwise transferred to the Administrative Agent and is creating or evidencing an accessory security right (akzessorische Sicherheit) as agent.
(a)With respect to the German Security, each Lender hereby authorizes and grants a power of attorney, and each future Lender by becoming a party to this Agreement in accordance with Section 13.10 hereof authorizes, and grants a power of attorney (Vollmacht) to the Administrative Agent (whether or not by or through employees or agents) to:
(i)accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of such secured party in connection with the German Security Agreements and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments and/or alterations to any German Security Agreements or any other agreement related to such German Security which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such security;
(ii)execute on behalf of itself and the Lenders where relevant and without the need for any further referral to, or authority from, the Lenders or any other person all releases of any such German Security secured under the German Security Agreements which are necessary or otherwise in compliance with the Loan Documents or any other agreement related to such German Security;
(iii)realize such Collateral in accordance with the German Security Agreements or any other agreement securing such German Security; and (iv)    make, receive all declarations and statements and undertake all other necessary actions and measures which are necessary or desirable in connection with such German Security or the German Security Agreements or any other agreement securing the German Security;
(iv)take such action on its behalf as may from time to time be authorized under or in accordance with the German Security Agreements; and (vi)    exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Lenders under the German Security Agreements together with such powers and discretions as are reasonably incidental thereto.
(b)Each Lender agrees that, if the courts of Germany do not recognize or give effect to the trust expressed to be created by this Agreement or any German Security Agreement, the relationship of the Lenders to the Administrative Agent shall be construed as one of principal and agent but, to the extent permissible under the laws of Germany, all the other provisions of this Agreement shall have full force and effect between the parties hereto.
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(c)Each Lender hereby ratifies and approves, and each future Lender by becoming a party to this Agreement in accordance with Section 13.10 hereof ratifies and approves, all acts and declarations previously done by the Administrative Agent on such person’s behalf (including for the avoidance of doubt the declarations made by the Administrative Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of each Lender as future pledgee or otherwise).
(d)For the purpose of performing its rights and obligations as Administrative Agent and to make use of any authorization granted under the German Security Agreements, each Lender hereby authorizes, and each future Lender by becoming a party to this Agreement in accordance with Section 13.10 hereof authorizes, the Administrative Agent to act as its agent (Stellvertreter), and, to the extent possible, releases the Administrative Agent from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch). The Administrative Agent has the power to grant sub-power of attorney, including the release from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch).
Section 11.17Intercreditor Agreements. Each Lender (in its capacity as such) hereby authorizes Administrative Agent to enter into each Repo Intercreditor Agreement to which a Permitted Repo Provider is a party, on its behalf, agrees to be bound by the terms thereof and agrees that Administrative Agent may exercise its rights and remedies thereunder (including, without limitation, any right of termination thereunder) without the consent or approval of the Lenders.
SECTION 12.THE GUARANTEES.
Section 12.1The Guarantees. To induce the Lenders and L/C Issuer to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, Holdings and each Borrower Subsidiary party hereto (including any Borrower Subsidiary executing an Additional Guarantor Supplement in the form attached hereto as Exhibit E or such other form acceptable to the Administrative Agent) and the Borrower (as to the Secured Obligations of a Guarantor) hereby unconditionally and irrevocably, as a primary obligor and not merely as a surety, guarantees jointly and severally to the Administrative Agent, the Lenders, and the L/C Issuer and their Affiliates the due and punctual payment of all present and future Secured Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under the Loan Documents and the due and punctual payment of all Hedging Liability and Funds Transfer and Deposit Account Liability, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding); provided, however, that, with respect to any Guarantor, Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations. In case of failure by the Borrower or other obligor punctually to pay any Secured Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.
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Section 12.2Guarantee Unconditional. The obligations of each Guarantor under this Section 12 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:
(a)any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Loan Party or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Secured Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Secured Obligations;
(b)any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability;
(c)any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the Borrower or any Guarantor or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any the Borrower or any Guarantor or other obligor or of any other guarantor contained in any Loan Document;
(d)the existence of any claim, set-off, or other rights which the Borrower, any Guarantor or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, the L/C Issuer or any other Person, whether or not arising in connection herewith;
(e)any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower, any Guarantor or other obligor, any other guarantor, or any other Person or Property;
(f)any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower, any Guarantor or other obligor, regardless of what obligations of the Borrower, any Guarantor or other obligor remain unpaid;
(g)any invalidity or unenforceability relating to or against the Borrower, any Guarantor or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, any Guarantor or other obligor or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability; or
(h)any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, the L/C Issuer, or any other Person or any other circumstance whatsoever that might, but for the provisions of this subsection, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 12.
Section 12.3Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Section 12 shall remain in full force and effect until the Revolving Commitments are terminated and the Uncommitted Amounts are reduced to zero, all Letters of Credit have expired, and the principal of and interest on the Loans and all other amounts payable by the Borrower and the Guarantors under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Funds Transfer and Deposit Account Liability shall have been paid in full. If at any time any payment
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of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable by the Borrower, any Guarantor or other obligor or any guarantor under the Loan Documents or any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower, such Guarantor or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 12 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.
Section 12.4Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Secured Obligations shall have been paid in full subsequent to the termination of all the Revolving Commitments and the Uncommitted Amounts and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Secured Obligations and all other amounts payable by the Borrower and the Guarantors hereunder and the other Loan Documents and (y) the termination of the Revolving Commitments and the Uncommitted Amounts and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders and L/C Issuer (and their Affiliates) or be credited and applied upon the Secured Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.
Section 12.5Subordination. Each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all indebtedness, obligations, and liabilities of the Borrower or another Guarantor owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Secured Obligations. During the existence of any Event of Default, subject to Section 12.4, any such indebtedness, obligation, or liability of the Borrower or another Guarantor owing to such Subordinated Creditor shall be enforced and performance received by such Subordinated Creditor as trustee for the benefit of the holders of the Secured Obligations and the proceeds thereof shall be paid over to the Administrative Agent for application to the Secured Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 12.
Section 12.6Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, the L/C Issuer, or any other Person against the Borrower or any Guarantor or other obligor, another guarantor, or any other Person.
Section 12.7Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 12 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 12 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.
Section 12.8Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower, any Guarantor or other obligor under this Agreement or any other Loan Document, or under any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or Guarantor or obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request or otherwise with the consent of the Required Lenders.
Section 12.9Benefit to Guarantors. The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower and the Guarantors has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit
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hereunder, and each Guarantor acknowledges that this guarantee is necessary or convenient to the conduct, promotion and attainment of its business.
Section 12.10Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each the Borrower and other Guarantors to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 12.3. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of the Borrower and each Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 13.MISCELLANEOUS.
Section 13.1Withholding Taxes.
(a)Certain Defined Terms. For purposes of this Section, the term “Lender” includes any L/C Issuer and the term “applicable law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or the applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Borrower and the Guarantors. The Borrower and the Guarantors shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by the Borrower and the Guarantors. The Borrower and the Guarantors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower or any Guarantor has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower and the Guarantors to do so),
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(ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.11 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any Guarantor to a Governmental Authority pursuant to this Section, the Borrower or such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 13.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)(ii)    Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
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(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)executed originals of IRS Form W-8ECI;
(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or (iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate in the form acceptable to the Administrative Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in the form acceptable to the Administrative Agent on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and
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the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the Uncommitted Amounts and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 13.2No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
Section 13.3Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.
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Section 13.4Intentionally Omitted.
Section 13.5Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.
Section 13.6Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders and L/C Issuer of amounts sufficient to protect the yield of the Lenders and L/C Issuer with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.9, 10.3, and 13.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.
Section 13.7Sharing of Set-Off. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(a)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(b)the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
Section 13.8Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its address or telecopier number set forth on its Administrative Questionnaire; and notices under the Loan Documents to the Borrower, any Guarantor, the Administrative Agent or L/C Issuer shall be addressed to its respective address or telecopier number set forth below:
to the Borrower or any Guarantor (other than Holdings):
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StoneX Commodity Solutions LLC
1251 NW Briarcliff Parkway, Suite 800
Kansas City, MO 64116
Attention: Brent Grecian
Telephone: 816-410-7123
Telecopy: 816-741-2904
to Holdings:
StoneX Group Inc.
230 Park Avenue – 10th Floor
New York, NY 10169
Attention: Kevin Murphy
Telephone: (212) 403-7296
with a copy to:
1251 NW Briarcliff Parkway, Suite 800
Kansas City, MO 64116
Attention: Bill Dunaway
Telephone: (816) 410-7129
Fax: (816) 410-7450
if to Administrative Agent in connection with any Borrowing Request,
Interest Election Request, or any payment or prepayment of
the Obligations, or if to Swingline Lender:
to it, at c/o Rabobank Corporate Banking Services,
151 West 42nd Street, 8th Floor
New York, NY 10036
Telephone No. + 353 1 659 9710
Attention: Niamh Mulready
Email: fm.am.syndicatedloans@rabobank.com and
Niamh.Mulready@rabobank.com
if to Rabobank as L/C Issuer,
to it, at c/o Rabobank Diversified Services LLC,
at Rabobank Corporate Banking Services
151 West 42nd Street, 8th Floor
New York, NY 10036
Attention: Mario Cortinhal
Telecopy No. (914) 304-9330
Telephone No. (212) 808-6988
Email:  Mario.Cortnhal@rabobank.com;
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with a copy to
fm.us.newyork.RaboNYSBLC@rabobank.com,
GSCNAWTrade@rabobank.com,
if to Administrative Agent in connection with any other matter
(including deliveries under Section 5.1,
Incremental Facility Notices and other matters),
to it, at Rabobank Loan Syndications,
151 West 42nd Street, 8th Floor
New York, NY 10036
Attention: Loan Syndications
Telephone No. (212) 916-7989
Email: syndications.ny@rabobank.com
with a copy to
Attention: Andrés Muñoz
Telephone No. (212) 309-5142
Email: Andres.Munoz@rabobank.com
with a copy to
Attention:  General Counsel
Email:  fm.am.Legal@rabobank.com;
with a copy to
Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Adam Wolk
Telephone No. (212) 506-2257
Email: awolk@mayerbrown.com
Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or in the relevant Administrative Questionnaire and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.
Section 13.9Counterparts; Integration; Effectiveness. (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto
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in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. For purposes of determining compliance with the conditions specified in Section 7.2 hereof, each Lender and L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender and L/C Issuer unless the Administrative Agent shall have received notice from such Lender and L/C Issuer prior to the Closing Date specifying its objection thereto.
(a)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois State Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 13.10Successors and Assigns. This Agreement shall be binding upon the Borrower and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent, the L/C Issuer, and each of the Lenders, and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrower and the Guarantors may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders and, with respect to any Letter of Credit or the Application therefor, the L/C Issuer (and any other attempted assignment or transfer by any party hereto shall be null and void).
Section 13.11Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Lender at any time and from time to time to one or more other Persons (other than a natural Person, the Borrower or any Guarantor or any Affiliate or Subsidiary or Unrestricted Subsidiary of the Borrower or any Guarantor); provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 1.9 and Section 10.2 hereof; provided that such participant agrees to be subject to Section 13.1 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal
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amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
Section 13.12Assignments. (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitments or Uncommitted Amount, as appliable, and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans and participation interest in L/C Obligations and Swingline Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and participation interest in L/C Obligations and Swingline Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and participation interest in L/C Obligations and Swingline Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Effective Date” is specified in the Assignment and Acceptance, as of such Effective Date) shall be in integral multiples of $500,00 and shall not be less than $2,500,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by Section 13.12(a)(i)(B) and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
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(C)the consent of the L/C Issuer and the Swingline Lender shall be required for any assignment.
(iv)Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Holdings, Borrower or Borrower Subsidiary. No such assignment shall be made to Holdings, the Borrower or any of their Affiliates or Borrower Subsidiaries or Unrestricted Subsidiaries.
(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 13.12(b) hereof, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 13.6 and 13.15 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.11 hereof.
(a)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York, New York, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Facility Amounts of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(b)Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank or any such central bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.
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Section 13.13Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent, the L/C Issuer, are affected thereby, the Administrative Agent, the L/C Issuer; provided that:
(i)no amendment or waiver pursuant to this Section 13.13 shall (A) increase any Commitment or Uncommitted Amount of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan hereunder;
(ii)no amendment or waiver pursuant to this Section 13.13 shall, unless signed by each Lender, change the definition of Required Lenders, change the provisions of this Section 13.13, change Section 13.7 in a manner that would affect the ratable sharing of setoffs required thereby, change the application of payments contained in Section 13.2, release any material guarantor or all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document;
(iii)no amendment or waiver pursuant to this Section 13.13 shall, unless signed by each Lender affected thereby, extend the Termination Date, or extend the stated expiration date of any Letter of Credit beyond the Termination Date;
(iv)no amendment to Section 12 hereof shall be made without the consent of the Guarantor(s) affected thereby;
(v)no amendment or waiver pursuant to this Section 13.13 shall increase the advance rates set forth in the definition of “Borrowing Base”, amend any definition used in the definition of “Borrowing Base” if the effect of such amendment would be to increase the amount of available credit or add a new category of eligible assets to the Borrowing Base without the written consent of all the Lenders; or
(vi)except as permitted by Section 11.10, contractually subordinate the payment of all the Obligations to any other Indebtedness for Borrowed Money or contractually subordinate the priority of all Liens in favor of Administrative Agent to the Liens securing any other Indebtedness for Borrowed Money, without the written consent of each Lender.
Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender; (2) this Agreement and all Collateral Documents, if any, executed in connection with this Agreement may be in a form reasonably determined by the Agent and may be amended and waived with the consent of the Agent and Borrower without the need to obtain the consent of any other Lenders if
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such amendment or waiver is delivered in order (i) to add additional Collateral, (ii) to comply with local law or advice of local counsel, or (iii) to cause such Collateral Document to be consistent with this Agreement and the other Loan Documents; (3) technical and conforming modifications to this Agreement, or any other Loan Document, may be made by the Agent, solely with the consent of the Borrower, to the extent necessary to cure any ambiguity, omission, defect or inconsistency; (4) the Fee Letter may be amended, restated, supplemented or otherwise modified, or any rights or privileges thereunder waived, in a writing executed only by the parties thereto and (5) a Declining Lender shall not have any right to consent to or approve any amendment, modification or waiver, or to direct or consent to any direction to the Administrative Agent to take or refrain from taking any action hereunder, in each case that does not directly affect such Declining Lender or any Loan made by it or any Letter of Credit or Swingline Loan in which it has participated prior to the effectiveness of its Declining Lender Notice; provided that the foregoing shall not limit such Declining Lender's right to consent to or approve any matter requiring the consent of all Lenders or each affected Lender under this Section 13.13, solely to the extent relating to Obligations of such Declining Lender outstanding as of the effectiveness of its Declining Lender Notice.
Notwithstanding the foregoing, (a) any amendment, supplement, modification or waiver that by its terms affects solely the Committed Facility and the rights or obligations of the Committed Lenders in their capacities as such shall require only the consent of the Required Committed Lenders (or, where such action would otherwise require the consent of all Lenders or each affected Lender under this Section 13.13, all of the Committed Lenders or each affected Committed Lender, as applicable), and shall not require the consent of any Uncommitted Lender in its capacity as such; (b) any amendment, supplement, modification or waiver that by its terms affects solely the Uncommitted Facility and the rights or obligations of the Uncommitted Lenders in their capacities as such shall require only the consent of the Required Uncommitted Lenders (or, where such action would otherwise require the consent of all Lenders or each affected Lender under this Section 13.13, all of the Uncommitted Lenders or each affected Uncommitted Lender, as applicable), and shall not require the consent of any Committed Lender in its capacity as such; (c) notwithstanding clause (b) above and the consent requirements otherwise set forth in this Section 13.13, no amendment, supplement, modification or waiver that amends, modifies or waives Section 1.14 (Election of Approving Lenders to Continue Funding Under the Uncommitted Facility), any other provision of this Agreement governing the Uncommitted Facility, or the definitions of “Approving Lenders,” “Declining Lender,” “Declining Lender Notice,” “New Lender,” “Uncommitted Amount,” “Uncommitted Facility” or “Uncommitted Lender,” or that otherwise directly affects the rights or obligations of the Uncommitted Lenders in their capacities as such, shall be effective without the written consent of the Required Uncommitted Lenders (in addition to any other consent required under this Section 13.13), and the consent of the Required Lenders alone shall not be sufficient to effect any such amendment, supplement, modification or waiver; (d) no amendment to the definition of “Required Committed Lenders” shall be effective without the written consent of all of the Committed Lenders; and (e) no amendment to the definition of “Required Uncommitted Lenders” shall be effective without the written consent of all of the Uncommitted Lenders. For the avoidance of doubt, any amendment, supplement, modification or waiver that affects both
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Facilities shall continue to require the consent of the Required Lenders (and, to the extent otherwise required by this Section 13.13, all Lenders or each affected Lender).
Section 13.14Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
Section 13.15Costs and Expenses; Indemnification. The Borrower agrees to pay all out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, and administration of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated, together with any fees and charges suffered or incurred by the Administrative Agent in connection with collateral filing fees and lien searches. The Borrower agrees to pay to the Administrative Agent, the L/C Issuer, the Swingline Lender and each Lender, and any other holder of any Obligations outstanding hereunder, all out-of-pocket costs and expenses reasonably incurred or paid by the Administrative Agent, the L/C Issuer, the Swingline Lender such Lender, or any such holder, including reasonable attorneys’ fees and disbursements and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents or the protection of its rights and interests thereunder (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any Guarantor as a debtor thereunder). The Borrower further agrees to indemnify the Administrative Agent, the (and any sub-agent thereof), each Lender, the Swingline Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable fees and disbursements of counsel for any such Indemnitee and all reasonable expenses of litigation or preparation therefor, whether or not the Indemnitee is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit or any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries or Unrestricted Subsidiaries, or any Environmental Liability related in any way to Holdings, the Borrower or any of their respective Subsidiaries or Unrestricted Subsidiaries, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification as determined by a court of competent jurisdiction by final and nonappealable judgment. The Borrower, upon demand by the Administrative Agent, the L/C Issuer, the Swingline Lender, or a Lender at any time, shall reimburse the Administrative Agent, the L/C Issuer, the Swingline Lender, or such Lender and their Related Parties for any legal or other expenses (including, without limitation, all reasonable fees and disbursements of counsel for any such Indemnitee) incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified as determined by a court of competent jurisdiction by final and nonappealable judgment. To the extent permitted by applicable law, neither the Borrower nor any Guarantor shall assert, and each such Person hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. The obligations of the Borrower under this Section shall survive the termination of this Agreement.
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Section 13.16Set-off. In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender, the L/C Issuer, Swingline Lender, each subsequent holder of any Obligation, and each of their respective affiliates, is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower, any Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated, but not including trust accounts) and any other indebtedness at any time held or owing by that Lender, the L/C Issuer, the Swingline Lender, subsequent holder, or affiliate, to or for the credit or the account of the Borrower or such Guarantor, whether or not matured, against and on account of the Obligations of the Borrower or such Guarantor to that Lender, L/C Issuer, Swingline Lender, or subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender, L/C Issuer, Swingline Lender, or subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured.
Section 13.17Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.
Section 13.18Governing Law. This Agreement and the other Loan Documents (other than those containing a contrary express choice of law provision) shall be construed in accordance with, and this Agreement, such other Loan Documents, and all matters arising out of or relating in any way whatsoever to this Agreement and such other Loan Documents (whether in contract, tort, or otherwise) shall be governed by, the law of the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligation Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.
Section 13.19Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.
Section 13.20Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the
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foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.
Section 13.21Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Borrower Subsidiaries shall only apply during such times as the Borrower has one or more Borrower Subsidiaries. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION WHICH IS PROHIBITED BY THE TERMS OF ANY COLLATERAL DOCUMENT, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE COLLATERAL DOCUMENTS.
Section 13.22Lender’s and L/C Issuer’s Obligations Several. The obligations of the Lenders and L/C Issuer hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders and L/C Issuer a partnership, association, joint venture or other entity.
Section 13.23Submission to Jurisdiction; Waiver of Jury Trial. The Borrower and the Guarantors hereby submit to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.
Section 13.24USA Patriot Act. Each Lender and L/C Issuer that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower and other information that will allow Administrative Agent, L/C Issuer, and such Lender to identify the Borrower in accordance with the USA Patriot Act. The Borrower hereby agrees to provide such information promptly upon the request of Administrative Agent or any Lender. Each Lender subject to the Act acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Borrower, its Affiliates or its agents, this
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Agreement, the Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any record-keeping, (c) comparisons with government lists, (d) customer notices, or (e) other procedures required under the CIP Regulations or such other law.
Section 13.25Confidentiality. Each of the Administrative Agent, the Lenders, and the L/C Issuer agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential),; (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto,; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to any rating agency in connection with rating any Loan Party or the Borrower Subsidiaries or the Loans and Commitments hereunder; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from a Loan Party or any of the Borrower Subsidiaries relating to a Loan Party or any of the Borrower Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by a Loan Party or any of the Borrower Subsidiaries; provided that, in the case of information received from a Loan Party or any of the Borrower Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 13.26Amendment and Restatement. This Agreement amends and restates the Existing Credit Agreement and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Credit Agreement or the indebtedness, obligations and liabilities of the Borrower and the Guarantors evidenced or provided for thereunder. Without limiting the generality of the foregoing, the Borrower and each Guarantor agrees that notwithstanding the execution and delivery of this Agreement and the Collateral, the Liens previously granted to the Administrative Agent pursuant to the Collateral Documents shall be and remain in full force and effect and that any rights and remedies of the Administrative Agent thereunder and obligations of the Loan Parties thereunder shall be and remain in full force and effect, shall not be affected, impaired or discharged thereby and shall secure all of the Loan Parties’ indebtedness, obligations and liabilities to the Administrative Agent and the Lenders under the Existing Credit Agreement as amended and restated hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect hereto.
Section 13.27Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto
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acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 13.28Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States of America or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States of America or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States of America or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 13.28, the following terms have the following meanings:
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“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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This Amendment is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
“Borrower”

STONEX COMMODITY SOLUTIONS LLC

By: /s/ Brent Grecian
Name: Brent Grecian
Title: CEO

“Guarantor”

STONEX GROUP INC.

By: /s/ William J. Dunaway
Name: William J. Dunaway
Title: CFO

[Signature Page to Fourth Amended and Restated Credit Agreement]
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“Administrative Agent And Lenders”

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent, L/C Issuer, and a Lender

By: /s/ Naoko Kojima
Name: Naoko Kojima
Title: Managing Director

By: /s/ Andres Munoz
Name: Andres Munoz
Title: Executive Director

[Signature Page to Fourth Amended and Restated Credit Agreement]
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BANK OF MONTREAL, CHICAGO BRANCH, as a Lender

By: /s/ Matthew Witt
Name: Matthew Witt
Title: Director

[Signature Page to Fourth Amended and Restated Credit Agreement]
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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Blanca Izaguirre
Name: Blanca Izaguirre
Title: Executive Director

[Signature Page to Fourth Amended and Restated Credit Agreement]
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COBANK, ACB, as a Lender

By: /s/ Landon Hayes
Name: Landon Hayes
Title: Senior Relationship Manager

[Signature Page to Fourth Amended and Restated Credit Agreement]
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ING CAPITAL LLC, as a Lender

By: /s/ Grace Garcia
Name: Grace Garcia
Title: Director

By: /s/ Bram Aalbers
Name: Bram Aalbers
Title: Directors

[Signature Page to Fourth Amended and Restated Credit Agreement]
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THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/ Martin H. McGinty
Name: Martin H. McGinty
Title: Director

[Signature Page to Fourth Amended and Restated Credit Agreement]
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HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Michael Covetti
Name: Michael Covetti
Title: SVP

[Signature Page to Fourth Amended and Restated Credit Agreement]
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COMPEER FINANCIAL, PCA, as a Lender

By: /s/ Rick Harbarth
Name: Rick Harbarth
Title: VP Commercial Financing

[Signature Page to Fourth Amended and Restated Credit Agreement]
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HIGH PLAINS FARM CREDIT, FLCA, as a Lender

By: /s/ Alan Robinson
Name: Alan Robinson
Title: Director

[Signature Page to Fourth Amended and Restated Credit Agreement]
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ARVEST BANK, as a Lender

By: /s/ Kevin J. Rooney
Name: Kevin J. Rooney
Title: SVP

[Signature Page to Fourth Amended and Restated Credit Agreement]
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